Exhibit 4.12

                                                                EXECUTION COPY

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                          FIRST AMENDED AND RESTATED
                      REIMBURSEMENT AND CREDIT AGREEMENT

                                     among

                             CEMEX, S.A. de C.V.,

                                   as Issuer

                          CEMEX MEXICO, S.A. de C.V.,

                                 as Guarantor

                   EMPRESAS TOLTECA DE MEXICO, S.A. de C.V.,

                                 as Guarantor

                              BARCLAYS BANK PLC,
                               NEW YORK BRANCH,
                   as Issuing Bank, Documentation Agent and
                             Administrative Agent

                                      and

                       The Several Lenders Party Hereto,

                                      and

                               BARCLAYS CAPITAL,
                        THE INVESTMENT BANKING DIVISION
                             OF BARCLAYS BANK PLC,
                               as Joint Arranger

                                      and

                        BANC OF AMERICA SECURITIES LLC
                    as Joint Arranger and Syndication Agent

                                US$400,000,000

                          Dated as of August 8, 2003


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                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..........................................................................8

         1.01 Certain Definitions..............................................................8
         1.02 Other Definitional Provisions...................................................25
         1.03 Accounting Terms and Determinations.............................................26

ARTICLE II THE LETTER OF CREDIT FACILITY......................................................26

         2.01 Issuance of the Letter of Credit................................................26
         2.02 Reimbursement Obligations.......................................................26
         2.03 Obligations Absolute............................................................27
         2.04 Participating Interests.........................................................28
         2.05 Limited Liability of the Issuing Bank...........................................31
         2.06 Defaulting Lenders..............................................................31
         2.07 Non-Default Disruption Event....................................................33
         2.08 Maximum Interest Rate...........................................................34

ARTICLE III THE LOAN FACILITY.................................................................35

         3.01 Commitments to Lend.............................................................35
         3.02 Notice of Borrowing.............................................................36
         3.03 Notice to Lenders; Funding of Loans.............................................37
         3.04 Notes 38
         3.05 Conversion and Continuation of Loans............................................39
         3.06 Maturity of Loans...............................................................40
         3.07 Interest Rates..................................................................40
         3.08 Computation of Interest.........................................................40
         3.09 Optional Prepayments............................................................41
         3.10 Mandatory Prepayments...........................................................41
         3.11 Maximum Interest Rate...........................................................42

ARTICLE IV THE STANDBY L/C FACILITY...........................................................42

         4.01 Issuance of the Standby L/C.....................................................42
         4.02 Reimbursement Obligations.......................................................43
         4.03 Obligations to reimburse Standby L/C Drawing Absolute...........................43
         4.04 Participating Interests.........................................................45
         4.05 Limited Liability of the Issuing Bank...........................................47

ARTICLE V TERMINATION AND REDUCTION OF COMMITMENTS; FEES, TAXES, PAYMENT PROVISIONS...........48

         5.01 Termination or Reduction of Commitments.........................................48
                    (a) Mandatory Termination.................................................48
                    (b) Voluntary Termination.................................................48
                    (c) Reduction of Letter of Credit Facility................................48
         5.02 Extension of Stated Termination Date............................................49
                    (b) Requests for Extension................................................49
                    (c) Additional Commitment Lenders.........................................49
                    (d) Minimum Extension Requirement.........................................49
         5.03 Fees  50
                    (a) Participation Fee.....................................................50
                    (b) Letter of Credit Fees.................................................50
                    (c) Standby L/C Fees......................................................50
                    (d) Agency Fees...........................................................50
                    (e) Arrangement Fees......................................................50
                    (f) Depositary Fees.......................................................50
                    (g) Up-Front Fee..........................................................51
         5.04 Computation of Fees.............................................................51
         5.05 Taxes 51
         5.06 General Provisions as to Payments...............................................53
         5.07 Funding Losses..................................................................54
         5.08 Basis for Determining Interest Rate Inadequate or Unfair........................54
         5.09 Illegality......................................................................54
         5.10 Increased Costs; Capital Adequacy...............................................54
         5.11 Substitute Lenders..............................................................56
         5.12 Sharing of Payments, Etc........................................................56

ARTICLE VI CONDITIONS PRECEDENT...............................................................57

         6.01 Conditions to Effectiveness.....................................................57
                    (a) Agreement.............................................................57
                    (b) Notes.................................................................57
                    (c) Depositary Agreement and Dealer Agreements............................57
                    (d) Opinions of Issuer's and each Guarantor's Counsel.....................57
                    (e) Opinion of Counsel to the Administrative Agent........................58
                    (f) Opinion of Counsel to the Issuing Bank................................58
                    (h) Governmental Approvals................................................58
                    (i) Organizational Documents of the Issuer and the Guarantors.............58
                    (j) Agent for Service of Process..........................................58
                    (k) Ratings...............................................................58
                    (l) Fees and Expenses.....................................................58
                    (m) No Default............................................................59
                    (n) Representations and Warranties........................................59
                    (o) No Material Adverse Effect............................................59
                    (p) Other Documents.......................................................59
                    (q) Fees, Costs and Expenses under the Prior Agreement....................59
                    (r) Prior Agreement.......................................................59
                    (s) Non-Extending Lenders.................................................59
                    (t) Additional Commitment Lenders and Lenders.............................59
         6.02 Conditions Precedent to the Issuance of Commercial Paper Notes..................59
         6.03 Conditions Precedent to Borrowings, Continuation or
                Conversion of the Loans and Issuances of Standby L/Cs.........................60
         6.04 Conditions Precedent to Effectiveness of Extensions Amendment
                and Restatement...............................................................61

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE ISSUER......................................62

         7.01 Corporate Existence and Power...................................................62
         7.02 Power and Authority; Enforceable Obligations....................................62
         7.03 Compliance with Law and Other Instruments.......................................62
         7.04 Governmental Approvals..........................................................63
         7.05 Financial Information...........................................................63
         7.06 Litigation......................................................................63
         7.07 No Immunity.....................................................................63
         7.08 Investment Company Act..........................................................64
         7.09 Direct Obligations; Pari Passu; Liens...........................................64
         7.10 Subsidiaries....................................................................64
         7.11 Ownership of Property...........................................................64
         7.12 No Recordation Necessary........................................................64
         7.13 Taxes 65
         7.14 Compliance with Laws............................................................65
         7.15 Absence of Default..............................................................65
         7.16 Full Disclosure.................................................................65
         7.17 Choice of Law; Submission to Jurisdiction and Waiver of Sovereign
                Immunity......................................................................65
         7.18 Aggregate Outstandings..........................................................65
         7.19 Standby L/C's...................................................................66

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.................................66

         8.01 Corporate Existence and Power...................................................66
         8.02 Power and Authority; Enforceable Obligations....................................66
         8.03 Compliance with Law and Other Instruments.......................................66
         8.04 Governmental Approvals..........................................................66
         8.05 No Immunity.....................................................................67
         8.06 Direct Obligations; Pari Passu..................................................67
         8.07 No Recordation Necessary........................................................67
         8.08 Choice of Law; Submission to Jurisdiction and Waiver of Sovereign
                Immunity......................................................................67

ARTICLE IX AFFIRMATIVE COVENANTS..............................................................68

         9.01 Financial Reports and Other Information.........................................68
         9.02 Notice of Default and Litigation................................................69
         9.03 Compliance with Laws and Contractual Obligations, Etc...........................69
         9.04 Payment of Obligations..........................................................69
         9.05 Maintenance of Insurance........................................................69
         9.06 Conduct of Business and Preservation of Corporate Existence.....................69
         9.07 Books and Records...............................................................70
         9.08 Maintenance of Properties, Etc..................................................70
         9.09 Use of Proceeds.................................................................70
         9.10 Pari Passu Ranking..............................................................70
         9.11 Transactions with Affiliates....................................................70
         9.12 Maintenance of Governmental Approvals...........................................71

ARTICLE X NEGATIVE COVENANTS..................................................................71

         10.01 The Commercial Paper Notes.....................................................71
         10.02 Securities Act.................................................................71
         10.03 Offering Statements............................................................71
         10.04 Depositary; Dealers; Depositary Agreement......................................72
         10.05 Financial Conditions...........................................................72
         10.06 Liens..........................................................................72
         10.07 Consolidations and Mergers.....................................................73
         10.08 Sales of Assets, Etc...........................................................74
         10.09 Change in Nature of Business...................................................75
         10.10 Margin Regulations.............................................................75

ARTICLE XI OBLIGATIONS OF GUARANTORS..........................................................75

         11.01 The Guaranty...................................................................75
         11.02 Nature of Liability............................................................75
         11.03 Unconditional Obligations......................................................75
         11.04 Independent Obligation.........................................................76
         11.05 Waiver of Notices..............................................................76
         11.06 Waiver of Defenses.............................................................76
         11.07 Bankruptcy and Related Matters.................................................77
         11.08 No Subrogation.................................................................78
         11.09 Right of Contribution..........................................................79
         11.10 General Limitation on Guaranty.................................................79
         11.11 Covenants of the Guarantors....................................................79

ARTICLE XII EVENTS OF DEFAULT.................................................................80

         12.01 Events of Default..............................................................80
                    (a) Payment Defaults......................................................80
                    (b) Representation and Warranties.........................................80
                    (c) Specific Defaults.....................................................80
                    (d) Other Defaults........................................................80
                    (e) Defaults under Other Agreements.......................................80
                    (f) Voluntary Bankruptcy..................................................80
                    (g) Involuntary Bankruptcy................................................81
                    (h) Monetary Judgment.....................................................81
                    (i) Pari Passu............................................................81
                    (j) Validity of Agreement.................................................81
                    (k) Governmental Authority................................................81
                    (l) Expropriation, Etc....................................................81
                    (m) Moratorium; Availability of Foreign Exchange..........................81
                    (n) Material Adverse Effect...............................................82
                    (o) Attachments of Accounts...............................................82
                    (p) Change of Ownership or Control........................................82
         12.02 Remedies.......................................................................82
         12.03 Notice of Default..............................................................84
         12.04 Default Interest...............................................................84

ARTICLE XIII THE ADMINISTRATIVE AGENT.........................................................84

         13.01 Appointment and Authorization..................................................84
         13.02 Delegation of Duties...........................................................84
         13.03 Liability of Administrative Agent..............................................85
         13.04 Reliance by Administrative Agent...............................................85
         13.05 Notice of Default..............................................................85
         13.06 Credit Decision................................................................86
         13.07 Indemnification................................................................86
         13.08 Administrative Agent in Individual Capacity....................................87
         13.09 Successor Administrative Agent.................................................87

ARTICLE XIV THE ISSUING BANK..................................................................88

         14.01 Appointment....................................................................88
         14.02 Liability of Issuing Bank......................................................88
         14.03 Reliance by Issuing Bank.......................................................88
         14.04 Credit Decision................................................................89
         14.05 Indemnification................................................................89
         14.06 Issuing Bank in Its Individual Capacity........................................90
         14.07 Notice of Default..............................................................90

ARTICLE XV THE ARRANGERS......................................................................90

         15.01 The Arrangers..................................................................90
         15.02 Liability of Arrangers.........................................................90
         15.03 Arrangers in their respective Individual Capacities............................91
         15.04 Credit Decision................................................................91

ARTICLE XVI MISCELLANEOUS.....................................................................91

         16.01 Notices........................................................................91
         16.02 Amendments and Waivers.........................................................92
         16.03 No Waiver; Cumulative Remedies.................................................93
         16.04 Payment of Expenses, Etc.......................................................93
         16.05 Indemnification................................................................94
         16.06 Successor and Assigns..........................................................94
         16.07 Right of Set-off...............................................................96
         16.08 Confidentiality................................................................97
         16.09 Use of English Language........................................................97
         16.10 GOVERNING LAW..................................................................97
         16.11 Submission to Jurisdiction.....................................................97
         16.12 Appointment of Agent for Service of Process....................................98
         16.13 Waiver of Sovereign Immunity...................................................99
         16.14 Judgment Currency..............................................................99
         16.15 Counterparts...................................................................99
         16.16 Effect of Termination of Commitments...........................................99
         16.17 Severability..................................................................100
         16.18 Survival of Agreements and Representations....................................100

SCHEDULES

Schedule 1.01(a) Commitments
Schedule 1.01(b) Lending Offices
Schedule 7.06 Litigation
Schedule 7.10 Subsidiaries
Schedule 7.19 Outstanding Standby L/Cs
Schedule 10.06 Liens

EXHIBITS

Exhibit A Form of Letter of Credit
Exhibit B Form of Note
Exhibit C Form of Depositary Agreement Borrowing
Exhibit E Form of Notice of Continuation/Conversion
Exhibit F Form of Assignment and Assumption Agreement
Exhibit G Form of Opinion of Special New York Counsel to the Issuer and the
          Guarantors
Exhibit H Form of Opinion of Mexican Counsel to the Issuer and the
          Guarantors
Exhibit I-1 Form of Standby Letter of Credit
Exhibit I-2 Form of Standby Letter of Credit

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                      REIMBURSEMENT AND CREDIT AGREEMENT

         FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, dated as of August 8, 2003 among CEMEX, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (the "Issuer"), CEMEX MEXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States, EMPRESAS TOLTECA DE MEXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (each a "Guarantor" and together, the "Guarantors"), BARCLAYS BANK PLC, NEW YORK BRANCH, as Issuing Bank, Documentation Agent and Administrative Agent, the several Lenders party hereto, and BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, as a Joint Arranger and BANC OF AMERICA SECURITIES LLC, as a Joint Arranger and Syndication Agent.

                                   RECITALS

         (1) Barclays Bank PLC, New York Branch issued its letter of credit in the maximum face amount of US$275,000,000 to provide for the repayment of outstanding promissory notes of the Issuer issued in the United States commercial paper market and issued certain standby letters of credit all in accordance with the provisions of (i) a Reimbursement and Credit Agreement, dated as of August 26, 2002 (the "Prior Agreement") among the Issuer, the Guarantors, Barclays Bank PLC, New York Branch, as issuing bank, documentation agent and administrative agent, the several lenders party thereto, and Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as a joint arranger and Banc of America Securities LLC, as a joint arranger and syndication agent, and (ii) an existing Depositary Agreement, dated as of August 26, 2002 upon the terms and subject to the conditions set forth therein.

         (2) The Issuer proposes (i) to issue and sell a new series of its promissory notes in the United States commercial paper market supported by a letter of credit issued by the Issuing Bank, (ii) to obtain from the Lenders commitments to make loans and (iii) to request the Issuing Bank to issue Standby L/Cs (as defined herein) for its account in an aggregate principal amount (together with any outstanding commercial paper notes and outstanding standby letters of credit pursuant to the Prior Agreement and unreimbursed drawings under the letters of credit issued hereunder) not in excess of U.S.$400,000,000 at any one time outstanding.

         (3) The Issuer has requested the Documentation Agent and Issuing Bank
(i) to amend and restate the Prior Agreement and the letter of credit issued in connection with the Prior Agreement; (ii) to extend the Stated Termination Date, to increase the amount of the Commitments to US$400,000,000; (iii) to increase the sublimit for issuance of Standby L/C's issued and to be issued to US$200,000,000; (iv) to permit a change in the Participation Percentages and in the amount of the Commitments of certain of the lenders party thereto; and
(v) to provide for the addition of certain lenders as Lenders party hereto.

         (4) Upon the terms and subject to the conditions set forth below, (a) the Issuing Bank is willing to issue an amended and restated irrevocable direct-pay letter of credit in the stated amount of US$400,000,000; (b) the Administrative Agent, the Joint Arrangers, the Lenders and the Issuing Bank are willing to amend and restate the Prior Agreement in its entirety to extend the Stated Termination Date and to incorporate other provisions as requested by the Issuer; and (c) the Lenders are willing to participate in (i) the new irrevocable direct-pay letter of credit, (ii) the standby letters of credit issued and outstanding under the Prior Agreement and deemed to be made pursuant to this Agreement as of the date hereof, (iii) any new Standby L/Cs to be issued hereunder, and (iv) to make loans to the Issuer upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the Issuer, the Issuing Bank, the Lenders, the Administrative Agent and the Joint Arrangers hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquired Subsidiary" means any Subsidiary acquired by the Issuer or any other Subsidiary after the date hereof in an Acquisition, and any Subsidiaries of such Acquired Subsidiary on the date of such Acquisition.

                  "Acquiring Subsidiary" means any Subsidiary formed by the Issuer or one of its Subsidiaries solely for the purpose of participating as the acquiring party in any Acquisition, and any Subsidiaries of such Acquiring Subsidiary acquired in such Acquisition.

                  "Acquisition" means any merger, consolidation, acquisition or lease of assets, acquisition of securities or business combination or acquisition, or any two or more of such transactions, if upon the completion of such transaction or transactions, the Issuer or any Subsidiary thereof has acquired an interest in any Person who is deemed to be a Subsidiary under this Agreement and was not a Subsidiary prior thereto.

                  "Additional Commitment Lender" has the meaning specified in
         Section 5.02(c).

                  "Adjusted Consolidated Net Tangible Assets" means, with respect to any Person, the total assets of such Person and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), including any write-ups or restatements required under Mexican GAAP (other than with respect to items referred to in clause (ii) below), after deducting therefrom (i) all current liabilities of such Person and its Subsidiaries (excluding the current portion of long-term debt) and (ii) all goodwill, trade names, trademarks, licenses, concessions, patents, unamortized debt discount and expense and other intangibles, all as determined on a consolidated basis in accordance with Mexican GAAP.

                  "Administrative Agent" means Barclays Bank PLC, New York Branch, in its capacity as administrative agent for the Issuing Bank and the Lenders, and its successors in such capacity.

                  "Administrative Agent's Payment Office" means the Administrative Agent's address for payments set forth on the signature pages hereof or such other address as the Administrative Agent may from time to time specify to the other parties hereto pursuant to the terms of this Agreement.

                  "Affected Lender" has the meaning specified in Section
         5.10(a).

                  "Affiliate" of any specified Person means any other Person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Reported Proceeds" means the aggregate net sales price of any Commercial Paper Notes, i.e., the Face Amount thereof less discount for interest and fees.

                  "Aggregate Outstandings" means the sum of (i) Face Amount of Commercial Paper Notes issued and unpaid; (ii) the amount of any Standby L/C issued and outstanding; (iii) the principal amount of any Loans outstanding; and (iv) the amount of any unreimbursed Drawing or Standby L/C Drawing.

                  "Agreement" means this Reimbursement and Credit Agreement, as from time to time amended, supplemented or otherwise modified.

                  "Applicable Base Rate" has the meaning specified in Section 3.07(a).

                  "Applicable Eurodollar Rate" has the meaning specified in
         Section 3.07(b).

                  "Arrangers" or "Joint Arrangers" means Barclays Capital, the Investment Banking Division of Barclays Bank PLC, and Banc of America Securities LLC, in their capacity as joint arrangers hereunder, and each of their successors in such capacity.

                  "Assignee" has the meaning specified in Section 16.06(b).

                  "Assignment and Assumption Agreement" means an assignment and assumption agreement in substantially the form of Exhibit F.

                  "Available Commitments" has the meaning specified in Section 3.01(f).

                  "Available Standby L/C Sublimit" means, at any time, the lesser of (a)(i) Standby L/C Sublimit minus (ii) the Standby L/C Exposure at such time, and (b) the Available Commitments.

                  "Base Rate" means, for any day, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2% per annum, in each case as in effect for such day. Any change in the Prime Rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Loan made or maintained at a rate of interest calculated with reference to the Base Rate.

                  "Borrowing" means the aggregate amount of Loans hereunder to be made to the Issuer pursuant to Article III on a particular date by the Lenders pro rata in accordance with their respective
         Participation Percentages.

                  "Business Day" means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other similar Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of the Issuing Bank or any Lender.

                  "Capital Lease" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Mexican GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with Mexican GAAP.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designed) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Commercial Paper Account" means a special purpose account established by the Depositary for the benefit of the Issuing Bank pursuant to the Depositary Agreement.

                  "Commercial Paper Notes" means, collectively, the promissory notes of the Issuer in book-entry form represented by the master note in the form of Annex A to the Depositary Agreement, in each case issued in accordance with the terms of the Depositary Agreement.

                  "Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender in Schedule 1.01(a) or in any Assignment and Assumption Agreement, as such amount may be reduced from time to time pursuant to Section 5.01 or 16.06 or increased pursuant to Section 5.02, 5.11 or 16.06. The aggregate amount of the Commitments of all the Lenders is referred to as the "Commitments".

                  "Confidential Information" means information that the Issuer or a Guarantor furnishes to the Administrative Agent or the Arrangers or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or the Arrangers or such Lender from a source other than the Issuer or a Guarantor that is not, to the best of the Administrative Agent's, the Arrangers' or such Lender's knowledge, acting in violation of a confidentiality agreement with the Issuer or Guarantor or any other Person.

                  "Consolidated" refers to the consolidation of accounts in accordance with Mexican GAAP.

                  "Consolidated EBITDA" means, for any period, the sum for the Issuer and its Subsidiaries, determined on a consolidated basis of
         (a) operating income (utilidad de operacion), (b) cash interest income and (c) depreciation and amortization expense, in each case determined in accordance with Mexican GAAP consistently applied for such period. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio (but not Consolidated Fixed Charge Coverage Ratio), (i) if at any time during such Reference Period the Issuers or any of its Subsidiaries shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period and (ii) if at any time during such Reference Period the Issuer or any of its Subsidiaries shall have made any Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such Reference Period. Additionally, if since the beginning of such Reference Period any Person that subsequently shall have become a Subsidiary or was merged or consolidated with the Issuer or any of its Subsidiaries as a result of a Material Acquisition occurring during such Reference Period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Issuer or any of its Subsidiaries during such Reference Period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such period.

                  "Consolidated Fixed Charges" means, for any period, means the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) mandatory dividend payments during such period in respect of preferred Capital Stock of the Issuer or any of its Subsidiaries and (c) to the extent not included in (a) above, payments during such period in respect of the financing costs of financial derivatives in the form of equity swaps.

                  "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Interest Expense" means, for any period, the total gross interest expense of the Issuer and its consolidated Subsidiaries allocable to such period in accordance with Mexican GAAP.

                  "Consolidated Leverage Ratio" means, at any time during any fiscal quarter, the ratio of (a) Consolidated Net Debt at such time to (b) Consolidated EBITDA for the four consecutive fiscal quarters immediately preceding such fiscal quarter.

                  "Consolidated Net Debt" means, at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of the Issuer and its Subsidiaries at such date, plus (b) to the extent not included in Debt the aggregate amount of all derivative financing in the form of equity swaps outstanding at such date plus (c) to the extent not included in Debt, all payment obligations of such Person under (i) the 9.66% Puttable Capital Securities issued by CEMEX International Capital LLC on May 14, 1998 or (ii) the Framework Agreement, dated November 6, 2000, relating to the financing of the subscription by New Sunward Holdings B.V. of the equivalent in euro of U.S.$1,500,000,000 for common stock of Cia. Valenciana de Cementos Portland, S.A. in connection with the acquisition of Southdown, Inc. (the "Framework Agreement"), the Facility Agreement (as such term is defined in the Framework Agreement) and the other documents and instruments executed in connection with the Framework Agreement, or under any transaction similar to (i) or (ii), minus (d) all Temporary Investments of the Issuer and its Subsidiaries at such date.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, loan agreement or other agreement to which such Person is a party or by which it or any of its property or assets is bound.

                  "CP Disruption Event" has the meaning specified in the definition of "Non-Default Disruption Event" in this Section 1.01.

                  "Dealer" means Banc of America Securities LLC., Banc One Capital Markets, Inc., Barclays Capital Inc. and any other dealer or placement agent of the Commercial Paper Notes appointed by the Issuer and approved by the Arrangers and the Issuing Bank.

                  "Dealer Agreement" means any agreement between the Issuer and any Dealer with respect to the issue and sale or placement of Commercial Paper Notes, as amended, modified or supplemented from time to time.

                  "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all Debt of others secured by a Lien on any asset of such Person, up to the value of such asset, as recorded in such Person's most recent balance sheet,
         (vi) all obligations of such Person with respect to product invoices incurred in connection with export financing, and (vii) all obligations of such Person under repurchase agreements for the stock issued by such Person or another Person.

                  "Default" means any condition, event or circumstance which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

                  "Defaulting Lender" has the meaning specified in Section 2.06(a).

                  "Depositary" means U.S. Bank Trust National Association, in its capacity as depositary, issuing agent and paying agent under the Depositary Agreement and any successor depositary appointed in accordance with the terms hereof and thereof.

                  "Depositary Agreement" means the First Amended and Restated Depositary Agreement among the Issuer, the Issuing Bank, the Administrative Agent and the Depositary in substantially the form of Exhibit C, as from time to time amended, supplemented or otherwise modified.

                  "Disbursement Date" means, with respect to a Drawing, the Business Day on which such Drawing is paid by the Issuing Bank, with respect to a Standby L/C Drawing, the Business Day on which such Standby L/C Drawing is paid by the Issuing Bank and, with respect to a Loan under Section 3.01(f), the date on which such Loan is made.

                  "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "U.S.$" each means the lawful currency of the United States.

                  "Dow Jones Page 3750" means the display designated as page "3750" on the Dow Jones Market Screen (formerly known as the Telerate Service) or such other page as may replace the "3750" page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits.

                  "Downgrading Event" has the meaning set forth in the definition of "Non-Default Disruption Event" in this Section 1.01.

                  "Drawing" means a drawing made by the Depositary under the Letter of Credit.

                  "Effective Date" has the meaning specified in Section 6.01.

                  "Environmental Action" means any audit procedure, action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, technical standard (norma tecnica or norma oficial Mexicana), code, order, judgment, decree or judicial agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "Eurocurrency Liabilities" means, with respect to the Issuing Bank or any Lender, the full reserve requirement percentage imposed in respect of "Eurocurrency liabilities", as such term is defined in Regulation D (or any successor provision) (including any marginal, emergency, supplemental, special or other reserves) of the Federal Reserve Board, applicable to the Issuing Bank or such Lender for any day during an Interest Period.

                  "Eurodollar Business Day" means any Business Day on which commercial banks are open in London for the transaction of international business, including dealings in Dollar deposits in the international interbank markets.

                  "Eurodollar Loan" means any Loan made or maintained at a rate of interest calculated with reference to LIBOR.

                  "Events of Default" has the meaning specified in Section
         12.01.

                  "Face Amount" of any Commercial Paper Note means the full amount thereof payable at maturity.

                  "Federal Funds Rate" means, for any relevant day, the overnight Federal funds rate as published for such day in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or, if such rate is not published for any day, the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotation for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation" for such day under the caption "Federal Funds Effective Rate"). If on any relevant day the appropriate rate for such previous day is not yet published in either
         H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of recognized standing of Federal funds transactions in New York City selected by the Administrative Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Fee Letter" means any written agreement as to the payment of fees referred to in Section 5.03.

                  "Foreign Financial Institution" means an institution registered as a foreign financial institution with the Ministry of Finance in the Mexican Banking and Financial Institutions, Pensions, Retirement and Foreign Investment Funds Registry for purposes of
         Article 154 of the Mexican Income Tax Law.

                  "Governmental Authority" means any branch of power or government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including any central bank or taxing authority), any entity or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantor" shall have the meaning specified in the preamble hereto.

                  "Hazardous Materials" means (a) radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

                  "Illegality Event" has the meaning set forth in the definition of "Non-Default Disruption Event" in this Section 1.01.

                  "Indemnified Party" has the meaning specified in Section
         16.05.

                  "Interest Period" means, with respect to each Borrowing of Eurodollar Loans, the period (i) commencing (A) on the date of such Borrowing or conversion of Base Rate Loans into Eurodollar Loans or
         (B) in the case of the continuation of Eurodollar Loans for a further Interest Period, on the last day of the immediately preceding Interest Period and (ii) ending one, two or three months thereafter as the Issuer may elect in the applicable Notice of Borrowing or Notice of Continuation/Conversion; provided, however, that:

                  (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall, subject to paragraph
         (c) below, be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraph (c) below, end on the last Eurodollar Business Day of a calendar month;

                  (c) any Interest Period which would otherwise end after the last day of the Loan Period shall end on the last day of the Loan Period; and

                  (d) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

                  "Issuer" has the meaning specified in the preamble hereto.

                  "Issuer Deposit Amount" has the meaning specified in Section 2.02(d).

                  "Issuing Bank" means Barclays Bank PLC, New York Branch, in its capacity as issuer of the Letter of Credit and of Standby L/Cs, and its successors in such capacity.

                  "Lender" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 5.02(c) or 16.06(b), each Substitute Lender and each of their respective successors or assigns.

                  "Lending Office" means, with respect to any Lender, (a) the office or offices of such Lender specified as its "Lending Office" or "Lending Offices" in Schedule 1.01(b) or (b) such other office or offices of such Lender as it may designate as its Lending Office by notice to the Issuer and the Administrative Agent and with the consent of the Issuing Bank (which shall not be unreasonably withheld).

                  "Letter of Credit" means the first amended and restated irrevocable direct-pay letter of credit of the Issuing Bank in substantially the form of Exhibit A, issued to the Depositary, as the Letter of Credit may be amended or replaced from time to time pursuant to the terms of this Agreement.

                  "Letter of Credit Account" has the meaning specified in the Depositary Agreement.

                  "Letter of Credit Exposure" means, at any time, the sum, without duplication, of (a) the Face Amount of all Outstanding Commercial Paper Notes plus (b) the aggregate unpaid amount at such time of all unreimbursed Drawings made under the Letter of Credit which have not been converted into Loans pursuant to Article III.

                  "Letter of Credit Facility" means the Letter of Credit, any drafts presented thereunder, any Drawings (including any unreimbursed Drawings), any obligations of the Issuer in respect of the foregoing and any payments received by the Issuing Bank in respect of any of the foregoing.

                  "Letter of Credit Fees" has the meaning specified in Section 5.03(b).

                  "LIBOR", applicable to any Interest Period, means the rate for deposits in Dollars for a period equal to such Interest Period quoted on the second Eurodollar Business Day prior to the first day of such Interest Period, as such rate appears on Dow Jones Page 3750 as of 11:00 a.m. (London time) on such date as determined by the Administrative Agent and notified to the Lenders and the Issuer on such second prior Eurodollar Business Day. If LIBOR cannot be determined based on the Dow Jones Page 3750, LIBOR means the arithmetic mean (rounded upwards to the nearest 1/16%) of the rates per annum, as supplied to the Administrative Agent, quoted by the Reference Banks to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. The Issuer or any Subsidiary of the Issuer shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

                  "Loan" has the meaning specified in Section 3.01(a).

                  "Loan Period" has the meaning specified in Section 3.01(a).

                  "Material Acquisition" any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary or any Person which becomes a Subsidiary or is merged or consolidated with the Issuer or any of its Subsidiaries, in each case, which involves the payment of consideration by the Issuer and its Subsidiaries in excess of U.S.$25,000,000 (or the equivalent in other currencies).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any Note or (c) the ability of the Issuer and/or the Guarantors to perform their Obligations under this Agreement or any other Transaction Document.

                  "Material Debt" means Debt (other than the Notes, the Letter of Credit Exposure and the Standby L/C Exposure) of the Issuer and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount outstanding exceeding U.S.$50,000,000 (or the equivalent thereof in other currencies).

                  "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Issuer or any of its Subsidiaries in excess of U.S.$25,000,000 (or the equivalent in other currencies).

                  "Material Subsidiary" means, at any date, (a) each Subsidiary of the Issuer (if any) (i) the assets of which, together with those of its Subsidiaries, on a consolidated basis, without duplication, constitute 5% or more of the consolidated assets of the Issuer and its Subsidiaries as of the end of the then most recently ended fiscal quarter or (ii) the operating profit of which, together with that of its Subsidiaries, on a consolidated basis, without duplication, constitutes 5% or more of the consolidated operating profit of the Issuer and its Subsidiaries for the then most recently ended fiscal quarter and (b) each Guarantor.

                  "Maturity Date" means, with respect to any Loan, the earlier of (a) the Termination Date and (b) the last day of the Loan Period.

                  "Mexican GAAP" means, generally accepted accounting principles in Mexico as in effect from time to time, except that for purposes of Section 10.05, Mexican GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 7.05. In the event that any change in Mexican GAAP shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Issuer and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such change in Mexican GAAP with the desired result that the criteria for evaluating the Issuer's financial condition shall be the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Issuer, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change in Mexican GAAP had not occurred.

                  "Mexico" means the United Mexican States.

                  "Ministry of Finance" means the Ministry of Finance and Public Credit of Mexico.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating business thereof.

                  "Non-Default Disruption Date" means the first date to occur which is both (a) a Disbursement Date and (b) a date on which a Non-Default Disruption Event has occurred or is continuing.

                  "Non-Default Disruption Event" means (a) that for any reason the cost of funds to the Issuer (which shall include all costs associated with a borrowing, including commitment fees, Letter of Credit Fees, Mexican withholding tax and all other out-of-pocket costs actually incurred by or supported by the Issuer directly related to the borrowing of funds which are customarily included in determining the all-in cost of funds) from the issuance of Commercial Paper Notes exceeds the cost to the Issuer of borrowing Loans or as a result of a disruption in the market for Commercial Paper Notes the Issuer is unable to sell new Commercial Paper Notes to repay maturing Commercial Paper Notes (a "CP Disruption Event") as notified in writing by the Issuer to the Issuing Bank, the Arrangers and the Administrative Agent in accordance with the terms and provisions of
         Section 2.07(a); or (b) (i) any introduction of, or change in, or change in the interpretation or application of, any Requirement of Law by any Governmental Authority that would make it unlawful for the Issuing Bank to issue or maintain the Letter of Credit or (ii) any declaration of a general banking moratorium by any of the United States, the State of New York or Mexican banking authority (an "Illegality Event"); or (c) a downgrading of the Issuing Bank's short-term credit rating below A-2 by S&P or below P-2 by Moody's, as notified by the Issuing Bank or the Administrative Agent to the Issuer and the Dealers (a "Downgrading Event"); provided, however, that so long as any Default or Event of Default has occurred and is continuing, no Non-Default Disruption Event shall be deemed to exist.

                  "Non-Extending Lender" means, in connection with extending the Stated Termination Date and the Commitments in accordance with
         Section 5.02, (a) any Lender that gives written notice to the Arrangers and Administrative Agent that it does not agree to extend its Commitment and (b) any Lender that fails to give any notice within five Business Days prior to the effective date of such extension, whether or not such Lender agrees to such extension, and shall, for purposes of the effectiveness of this Agreement, also include any lender under the Prior Agreement that elected not to extend its commitment under the Prior Agreement to be a Lender hereunder.

                  "Note" means a promissory note of the Issuer in substantially the form of Exhibit B, evidencing the obligation of the Issuer to repay the Loans made by a Lender.

                  "Notice of Acceleration" means a notice from the Administrative Agent to the Depositary pursuant to Section 12.02(b) in substantially the form of Annex F to the Letter of Credit.

                  "Notice of Borrowing" has the meaning specified in Section 3.02(a).

                  "Notice of Continuation/Conversion" has the meaning specified in Section 3.05(b).

                  "Notice of Default" means a notice from the Issuing Bank to the Issuer and the Depositary pursuant to Section 12.02(a) in substantially the form of Annex E-1 to the Letter of Credit.

                  "Notice of Default Reduction" means a notice from the Depositary to the Issuing Bank pursuant to Section 12.02(a) in substantially the form of Annex E-2 to the Letter of Credit.

                  "Notice of Reduction of Stated Amount" means a notice from the Issuing Bank to the Depositary pursuant to Section 2.06(d), 5.01(c) or 5.11 in substantially the form of Annex G to the Letter of Credit.

                  "Notice of Termination" means a notice from the Issuing Bank to the Issuer and the Depositary pursuant to Section 12.02(a) in substantially the form of Annex D to the Letter of Credit.

                  "Obligations" means, (a) as to the Issuer, all of the indebtedness, obligations and liabilities of the Issuer to the Lenders, the Issuing Bank, the Arrangers and the Administrative Agent now or in the future existing under or in connection with the Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due and (b) as to each Guarantor, all the indebtedness, obligations and liabilities of such Guarantor to the Lenders the Issuing Bank, the Arrangers and the Administration Agent now or in the future existing under or in connection with this Agreement, whether direct or indirect, absolute or contingent, due or to become due.

                  "Obligor" means the Issuer and each Guarantor.

                  "OECD Bank shall mean any bank organized under the laws of a member of the Organization for Economic Cooperation and Development.

                  "Offering Statements" means (a) the Commercial Paper Offering Memoranda of Barclays Capital Inc. and Banc of America Securities LLC., relating to the offering of the Commercial Paper Notes and any amendment or supplement thereto and (b) each other document used by a Dealer in offering Commercial Paper Notes for sale.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, imposts, duties, fees, or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, registration, performance or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document and which are imposed, levied, collected or withheld by any Governmental Authority.

                  "Outstanding" means all or any Commercial Paper Notes issued at any time under the Depositary Agreement, except Commercial Paper Notes (a) that have been paid through the Depositary or (b) that have matured but have not been presented for payment on the date of such maturity, but as to which funds for payment are available in the Letter of Credit Account or as to which the Presentment Deadline has passed. Funds which are subject to any writ, order, judgment, warrant of attachment, execution or similar process or which the Depositary determines were deposited in the Letter of Credit Account in error shall be deemed not to be available for payment in the Letter of Credit Account.

                  "Participant" has the meaning specified in Section 16.06(d).

                  "Participation Fee" has the meaning specified in Section 5.03(a).

                  "Participation Percentage" means, for any Lender, at any time of determination thereof, a fraction having (a) as its numerator the Total Exposure of such Lender as in effect at such time and (b) as its denominator the aggregate amount of the Total Exposures of all of the Lenders as in effect at such time.

                  "Participation Rate" has the meaning specified in Section 5.03(a).

                  "Permitted Liens" has the meaning specified in Section
         10.06.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or other business entity or Governmental Authority, whether or not having a separate legal personality.

                  "Presentment Deadline" means, as to any Commercial Paper Note, the date which is two Business Days after the maturity date thereof.

                  "Prior Agreement" has the meaning specified in the Recitals hereto.

                  "Prime Rate" means the rate of interest publicly announced by Bank of America N.A. from time to time as its Prime Rate in New York City, the Prime Rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Bank of America N.A. or any Lender in connection with extensions of credit to debtors of any class, or generally.

                  "Process Agent" has the meaning specified in Section
         16.12(a).

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Issuer or any Subsidiary pursuant to which the Issuer or any Subsidiary may sell, convey or otherwise transfer to a Special Purpose Vehicle (in the case of a transfer by the Issuer or any other Seller) and any other person (in the case of a transfer by a Special Purpose Vehicle), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                  (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Special Purpose Vehicle (i) is guaranteed by the Issuer or any other Seller or (ii) is recourse to or obligates the Issuer or any other Seller in any way such that the requirements for off balance sheet treatment under Financial Accounting Standards Bulletin 140 are not satisfied; and

                  (b) the Issuer and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

                  "Rating Agencies" means Moody's and S&P.

                  "Receivables" means all rights of the Issuer or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Issuer or such Seller as accounts receivable.

                  "Receivables Documents" means (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Issuer, another Seller and/or a Special Purpose Vehicle, and (b) each other instrument, agreement and other document entered into by the Issuer, any other Seller or a Special Purpose Vehicle relating to the transactions contemplated by the items referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

                  "Receivables Program Assets" means (a) all Receivables which are described as being transferred by the Issuer, another Seller or a Special Purpose Vehicle pursuant to the Receivables Documents, (b) all Receivables Related Assets in respect of such Receivables, and
         (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

                  "Receivables Program Obligations" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets and (b) related obligations of the Issuer, a Subsidiary of the Issuer or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield hedging obligations, breach of warranty claims and expense reimbursement and indemnity provisions).

                  "Receivables Related Assets" means with respect to any "Receivables" (i) any rights arising under the documentation governing or relating to such Receivables (including rights in respect of liens securing such Receivables), (ii) any proceeds of such Receivables, (iii) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Reference Banks" means Bank of America N.A. and Barclays Bank PLC.

                  "Required Lenders" means, at any time, Lenders (other than Defaulting Lenders) having more than 50% of the sum of the Total Exposures of all of the Lenders (other than Defaulting Lenders) at such time.

                  "Requirement of Law" means, as to any Person, any law, ordinance, rule, regulation or requirement of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" of any Person means the Chief Financial Officer, the Corporate Planning and Finance Director, the Finance Director or the Comptroller of such Person.

                  "Seller" means the Issuer and any Subsidiary or other affiliate of the Issuer (other than a Subsidiary or affiliate that is a Special Purpose Vehicle) which is a party to a Receivables Document.

                  "Settlement Limits" has the meaning specified in Section
         10.01.

                  "S&P" means Standard & Poor's Ratings Corporation or any successor to the rating agency business thereof.

                  "Special Purpose Vehicle" means a trust, partnership or other special purpose person established by the Issuer and/or its Subsidiaries to implement a Qualified Receivables Transaction.

                  "Standby L/C" means (i) a standby letter of credit of the Issuing Bank in substantially the form of Exhibit I-1 or Exhibit I-2 as may be amended or replaced from time to time pursuant to the terms of this Agreement, and (ii) a standby letter of credit of the Issuing Bank, issued and outstanding on the Effective Date pursuant to the terms of the Prior Agreement.

                  "Standby L/C Drawing" means a drawing made under a Standby
         L/C.

                  "Standby L/C Exposure" means, at any time, the sum of (a) the aggregate undrawn amount at such time of all outstanding Standby L/Cs plus (b) the aggregate unpaid amount at such time of all unreimbursed Standby L/C Drawings under all outstanding Standby L/Cs.

                  "Standby L/C Facility" means the Standby L/Cs, any Standby L/C Drawing (including any unreimbursed Standby L/C Drawing), any obligations of the Issuer in respect of the foregoing and the payments received by the Issuing Bank in respect of any of the foregoing.

                  "Standby L/C Sublimit" means initially US$200,000,000 as such amount as may be reduced or increased in connection with an extension of the Stated Termination Date and the Commitments in accordance with Section 5.02(d).

                  "Stated Amount" means the stated amount of the Letter of Credit, initially, US$400,000,000, as such amount may be reduced, increased or reinstated from time to time in accordance with the terms of the Letter of Credit.

                  "Stated Termination Date" means, at any time, the date specified in the Letter of Credit as the Stated Termination Date, initially August 5, 2005.

                  "Subsidiary" means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of
         (a) in the case of a corporation, the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by (X) such Person, (Y) such Person and one or more of its other Subsidiaries or (Z) one or more of such Person's other Subsidiaries. For purposes of determining whether a trust formed in connection with a Qualified Receivables Transaction is a Subsidiary, notes, trust certificates, undivided interests, partnership interests or other interests of the type described in clause (a) of the definition of Receivables Program Obligations shall be counted as beneficial interests in such trust.

                  "Substitute Lender" means a commercial bank or other financial institution, acceptable to the Issuer, the Issuing Bank and the Administrative Agent, each in its sole discretion, and approved by the Arrangers (including such a bank or financial institution which is already a Lender hereunder) which assumes all or a portion of the Commitment of a Lender pursuant to the terms of this Agreement.

                  "Taxes" means any and all present or future income, stamp, sales or other taxes, levies, imposts, duties, deductions, fees, charges or withholdings, and all liabilities with respect thereto collected, withheld or assessed by any Governmental Authority, excluding, (a) in the case of each Lender, the Issuing Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, the Issuing Bank or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or its principal office or performs its functions as Administrative Agent or as are imposed on the Lender, the Issuing Bank or the Administrative Agent (as the case may be) as a result of a present or former connection between the Lender, the Issuing Bank and the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender, the Issuing Bank or such Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, the Transaction Documents) and (b) any taxes, levies, imposts, deductions, charges or withholdings imposed by reason of any Lender's or Administrative Agent's failure to (i) register as a Foreign Financial Institution with the Ministry of Finance and (ii) be a resident (or have a principal office which is a resident, if such Lender lends through a branch or agency) for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation (but only in respect of those taxes payable in excess of taxes that would have been payable had such Lender complied with those conditions).

                  "Temporary Investments" means, at any date, all amounts that would, in conformity with Mexican GAAP consistently applied, be set forth opposite the caption "cash and cash equivalent" ("efectivo y equivalentes de efectivo") or "temporary investments" ("inversiones temporales") on a consolidated balance sheet of the Issuer at such date.

                  "Termination Date" means the date which is the earliest of
         (a) the date on which the Letter of Credit is surrendered by the Depositary to the Issuing Bank for cancellation, (b) the Stated Termination Date and (c) the date specified in a Notice of Termination or a Notice of Default delivered by the Issuing Bank in accordance with the terms of this Agreement.

                  "Total Exposure" means at any time, as to any Lender, the amount of its Commitment at such time, or, if the Commitments shall have terminated, its Total Outstandings at such time.

                  "Total Outstandings" means at any time, as to any Lender, the sum of the aggregate outstanding principal amount of such Lender's Loans, its share of the aggregate outstanding Letter of Credit Exposure and its share of the aggregate outstanding Standby L/C Exposure.

                  "Transaction Documents" means this Agreement, the Notes, the Letter of Credit, the Standby L/Cs, the Depositary Agreement, the Commercial Paper Notes and the Dealer Agreements.

                  "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  "Up-Front Fee" has the meaning specified in Section 5.03(g).

         1.02 Other Definitional Provisions.

                  (a) The terms "including" and "include" are not limiting and mean "including but not limited to" and "include but are not limited to".

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  (d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days or Eurodollar Business Days are expressly prescribed.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         1.03 Accounting Terms and Determinations. All accounting and financing terms not specifically defined herein shall be construed in accordance with Mexican GAAP.


                                  ARTICLE II
                         THE LETTER OF CREDIT FACILITY

         2.01 Issuance of the Letter of Credit.

         (a) Upon at least one Business Day's prior notice from the Issuer to the Issuing Bank, the Issuing Bank agrees, on the terms and subject to the conditions hereinafter set forth, to issue and deliver the Letter of Credit to the Depositary (with a copy to the Administrative Agent and the Issuer) on the Effective Date, in the Stated Amount and expiring on or, subject to the terms and conditions thereof, before the Stated Termination Date. The Letter of Credit No. SB00197 issued and outstanding pursuant to the Prior Agreement shall, upon effectiveness of this Agreement, be superceded and replaced by a First Amended and Restated Irrevocable Direct-Pay Letter of Credit in substantially the form as Exhibit A hereto.

         (b) Each Lender hereby irrevocably authorizes the Issuing Bank to issue the Letter of Credit under and in accordance with this Agreement, to pay the amount of any draft presented under the Letter of Credit in accordance with the terms and conditions thereof, to receive from the Issuer reimbursement for Drawings and to take such action on its behalf under the provisions of this Agreement and the Depositary Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Issuing Bank by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

         2.02 Reimbursement Obligations.

         (a) The Issuer agrees to reimburse the Issuing Bank for the full amount of any Drawing paid by the Issuing Bank on the Disbursement Date; provided, however, that in no event shall such reimbursement be made prior to the time such Drawing is paid by the Issuing Bank. The Issuer may cause the Issuing Bank to be reimbursed as provided in accordance with paragraph (d) of this Section 2.02.

         (b) If a Non-Default Disruption Event occurs or continues to exist on a Disbursement Date, the unreimbursed amount of the Drawing honored on such date may, during the Loan Period and subject to the conditions of Section 6.03, be converted into Loans in accordance with Section 3.01, and, at the time such conversion becomes effective, the obligation of the Issuer to reimburse the Issuing Bank under paragraph (a) above shall be discharged in an amount equal to the aggregate principal amount paid by the Lenders to the Administrative Agent for the account of the Issuing Bank pursuant to Section 3.03(b) and retained by the Issuing Bank. Any Drawing not converted into Loans in accordance with Section 3.01 shall remain an unconditional and immediate payment obligation of the Issuer.

         (c) If the amount of any Drawing is not reimbursed in full on the Disbursement Date (or as of the Disbursement Date as provided in Section 3.03(e)), then the amount thereof which is not so reimbursed shall bear interest from the Disbursement Date until the date of actual payment thereof or the date of conversion into Loans pursuant to Section 3.01 at a rate per annum equal to the Base Rate plus 2.00%, payable on demand.

         (d) Except as otherwise provided in Sections 2.02(b) and 3.01, the Issuer agrees that it will meet its obligations under paragraph (a) above by causing to be deposited on each maturity date of any Commercial Paper Note in the Commercial Paper Account in immediately available funds an amount equal to the aggregate Face Amount of all Commercial Paper Notes scheduled to mature on such day less the Aggregate Reported Proceeds payable on or before 4:30 p.m. (New York City time) on account of the purchase price of Commercial Paper Notes duly issued and delivered on such day in accordance with the provisions of this Agreement and the Depositary Agreement and to be deposited in the Commercial Paper Account (the amount to be so deposited by the Issuer in the Commercial Paper Account being the "Issuer Deposit Amount").

         (e) Except for the first issuance of Commercial Paper Notes under the Depositary Agreement after the Effective Date, each issuance of Commercial Paper Notes pursuant to the provisions of the Depositary Agreement shall be deemed (i) an unconditional, irrevocable and absolute assignment by the Issuer to the Issuing Bank of the proceeds of the sale of such Commercial Paper Notes in an amount not to exceed the amount required to reimburse the Issuing Bank in respect of any Drawing made on the same day under the Letter of Credit and otherwise not reimbursed by the Issuer and (ii) an irrevocable and absolute assignment by the Issuer to the Administrative Agent of any remaining proceeds of the sale of such Commercial Paper Notes; provided, however, that, the Administrative Agent shall remit or instruct the Depositary to remit to the Issuer a portion of such remaining proceeds in an amount equal to the excess of such remaining proceeds over such amount as the Administrative Agent may instruct the Depositary to apply to payment of principal and interest due and payable with respect to the Loans or any other amounts due and payable under this Agreement (including any amounts due under Section 12.02(c)).

         2.03 Obligations Absolute.

         (a) The obligations of the Issuer to reimburse the Issuing Bank for any Drawing shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

                  (i) any lack of validity or enforceability of any Transaction Document;

                  (ii) any amendment to or waiver of or any consent to departure from the terms of any Transaction Document;

                  (iii) the existence of any claim, set-off, defense or other right which the Issuer may have at any time against the Depositary or any transferee of the Letter of Credit (or any Person for whom the Depositary or any such transferee may be acting), any Dealer, the Administrative Agent, the Issuing Bank or any Lender or any other Person, whether in connection with this Agreement, any other Transaction Document or any unrelated transaction;

                  (iv) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                  (v) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or document which does not comply with the terms of the Letter of Credit.

         (b) The Issuing Bank shall not be responsible to any Person:

                  (i) for the validity, genuineness or legal effect of any document submitted to the Issuing Bank by any Person in connection with the issuance of, or any Drawing under, the Letter of Credit; provided, however, that nothing in this clause (i) shall relieve the Issuing Bank from its obligations to honor a Drawing under the Letter of Credit that strictly complies with the terms of the Letter of Credit;

                  (ii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (iii) for any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under the Letter of Credit or of the proceeds thereof;

                  (iv) for the misapplication by the beneficiary of the Letter of Credit of the proceeds of any Drawing under the Letter of Credit; or

                  (v) for any consequences arising from causes beyond the control of the Issuing Bank (including, any acts of any Governmental Authority);

provided, however, that the provisions of this Section 2.03 shall not limit any right or claim the Issuer may have against the Issuing Bank to the extent of any direct, as opposed to consequential or special, damages suffered by the Issuer which the Issuer proves were caused by the Issuing Bank's gross negligence or willful misconduct, it being understood that the existence of any such right or claim shall not in any way affect the obligation of the Issuer to reimburse the Issuing Bank for all Drawings under the Letter of Credit.

         2.04 Participating Interests.

         (a) Each Lender, by its execution and delivery of this Agreement, severally purchases from the Issuing Bank, without recourse to the Issuing Bank, and the Issuing Bank hereby sells to each Lender, an undivided interest, to the extent of such Lender's Participation Percentage, in the Letter of Credit, all Drawings, all interest thereon and all other rights of the Issuing Bank hereunder and under the Letter of Credit with respect thereto.

         (b) The liability of each Lender to the Issuing Bank as described in
Section 2.04(a) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including:

                  (i) any set-off, counterclaim, defense or other right which such Lender or any other Person may have against the Administrative Agent, the Issuing Bank or any other Person for any reason whatsoever;

                  (ii) the occurrence or continuance of a Default or Event of Default or the termination of the Commitments or the expiration of the Letter of Credit;

                  (iii) any adverse change in the condition (financial or otherwise) of the Issuer;

                  (iv) any breach of any Transaction Document by any party thereto;

                  (v) the fact that any condition precedent to the issuance of Commercial Paper Notes was not in fact met;

                  (vi) any violation or asserted violation of law by any Lender or any affiliate thereof;

                  (vii) the failure of any Lender to perform its obligations hereunder; or

                  (viii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing;

provided, however, that no Lender shall be liable for any portion of such liability resulting from the Issuing Bank's gross negligence or willful misconduct.

         (c) As promptly as practicable upon becoming aware that the Issuer has not reimbursed or will not reimburse or cause the Issuing Bank to be reimbursed in full for any Drawing under the Letter of Credit in accordance with Section 2.02(a) or 2.02(b) on any Disbursement Date, the Issuing Bank shall notify the Administrative Agent which shall promptly notify each Lender to such effect and each Lender shall (i) not later than 4:30 p.m. (New York City time) on the Business Day such notice is received from the Administrative Agent (if such notice is received at or prior to 12:00 noon (New York City time)) or (ii) not later than 11:00 a.m. (New York City time) on the Business Day following receipt of such notice (if such notice is received after 12:00 noon (New York City time)) pay to the Administrative Agent, at the Administrative Agent's Payment Office, for the account of the Issuing Bank, an amount equal to such Lender's Participation Percentage of such unreimbursed Drawing. Notwithstanding clause (ii) of this paragraph (c), if a Lender does not make available to the Administrative Agent on the Disbursement Date such Lender's Participation Percentage of any unreimbursed Drawing, such Lender shall be required to pay interest to the Administrative Agent for the account of the Issuing Bank on its Participation Percentage of the amount of such unreimbursed Drawing at the Federal Funds Rate from such Disbursement Date until the date payment is received by the Administrative Agent; provided, however, that if the Federal Funds Rate does not cover the Issuing Bank's cost of funds, the applicable rate of interest shall be such rate as determined by the Issuing Bank, in good faith, to be equal to its cost of funds; and provided, further, that if any amount remains unpaid by any Lender for more than five Business Days after receipt of notice, such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Administrative Agent for the account of the Issuing Bank at a rate per annum equal to the Federal Funds Rate plus 2%. Upon receipt of any such funds, the Administrative Agent shall promptly pay such funds to the Issuing Bank.

         (d) If the Administrative Agent receives a Lender's Participation Percentage of any unreimbursed Drawing on the Disbursement Date therefor, or if the Administrative Agent receives such payment together with interest thereon in accordance with the provisions of the preceding paragraph (c), such Lender shall be entitled to receive interest on its Participation Percentage of such Drawing, as provided in paragraph (e)(ii) below, from the Disbursement Date.

         (e) The Issuing Bank agrees to pay promptly upon receipt to the Administrative Agent for the account of each Lender (i) such Lender's Participation Percentage of all amounts received from the Issuer directly or indirectly (from the Commercial Paper Account or otherwise) in payment, in whole or in part, of any unreimbursed Drawing, but only to the extent that such Lender has paid in full its Participation Percentage of such Drawing to the Administrative Agent for the account of the Issuing Bank pursuant to paragraph (c) above and (ii) such Lender's Participation Percentage of any interest received from the Issuer with respect to any such unreimbursed Drawing, but only to the extent such Lender has paid in full its Participation Percentage of such Drawing to the Administrative Agent for the account of the Issuing Bank pursuant to paragraph (c) above.

         (f) If, on account of the bankruptcy, insolvency, concurso mercantil or governmental intervention (or similar event) of the Issuer, the Issuing Bank or the Administrative Agent is required at any time (whether before or after the Termination Date) to return to the Issuer or to a trustee, receiver, liquidator, custodian or other similar official or any other Person, any portion of the payments made by (or on behalf of) the Issuer to the Administrative Agent for the account of the Issuing Bank (or directly to the Issuing Bank) in reimbursement of any unreimbursed Drawing and interest thereon, each Lender shall, on demand of the Issuing Bank or the Administrative Agent, forthwith return to the Issuing Bank or the Administrative Agent for the account of the Issuing Bank any amounts transferred to such Lender by the Issuing Bank or the Administrative Agent in respect thereof pursuant to the terms hereof plus such Lender's pro rata share of any interest on such payments required to be paid to the Person recovering such payments plus interest on all amounts so demanded from the day such amounts are returned by the Issuing Bank or the Administrative Agent, as the case may be, to the day such amounts are returned by such Lender to the Issuing Bank or the Administrative Agent at a rate per annum for each day equal to the Federal Funds Rate; provided, however, that if the Federal Funds Rate does not cover the Issuing Bank's or the Administrative Agent's cost of funds, the applicable rate of interest shall be such rate as determined by the Issuing Bank or the Administrative Agent, in good faith, to be equal to its cost of funds; and provided, further, that if any amount remains unpaid by any Lender for more than five Business Days after demand, such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Issuing Bank or the Administrative Agent, as the case may be, at a rate per annum equal to the Federal Funds Rate plus 2.00%. In any case when an amount is returned to any Person pursuant to this paragraph (f), the reimbursement obligation of the Issuer contained in Section 2.02(a) will be reinstated as of the original date such reimbursement obligation arose.

         (g) The Issuer hereby confirms and acknowledges that each Lender shall have a direct claim against the Issuer for the principal of and interest on each portion of any unreimbursed Drawing advanced by such Lender to the Issuing Bank and that each Lender shall to the extent applicable be entitled to all the rights of the Issuing Bank against the Issuer (to the extent not exercised by the Issuing Bank) as if such Lender had funded its Participation Percentage of the Drawing directly to the Depositary.

         (h) The Issuing Bank and each Lender, with respect to the amounts payable to it in respect of any unreimbursed Drawing, and the Administrative Agent, with respect to all amounts payable in respect of unreimbursed Drawings, shall maintain on its books in accordance with its usual practice, loan accounts, setting forth its Participation Percentage of each Drawing, the applicable interest rate and the amounts of principal and interest paid and payable by the Issuer from time to time hereunder with respect thereto; provided, however, that the failure by the Issuing Bank, any Lender or the Administrative Agent to record any such amount on its books or any error in such recordation shall not affect the obligations of the Issuer with respect thereto. In the case of any dispute, action or proceeding relating to any amount payable in respect of any unreimbursed Drawings, the entries in each such account shall be prima facie evidence of such amount. In case of any discrepancy between the entries in the Administrative Agent's books and a Lender's books, such Lender's books shall be considered correct in the absence of manifest error. In the case of any discrepancy between the entries in the Issuing Bank's books and any Lender's books or the Administrative Agent's books, the Issuing Bank's books shall be considered correct in the absence of manifest error.

         2.05 Limited Liability of the Issuing Bank. As between the Issuing Bank on the one hand, and the Issuer on the other, the Issuer assumes all risks of any acts or omissions of the Depositary with respect to its use of the Letter of Credit or the proceeds thereof. Neither the Issuing Bank nor any of its employees, officers, directors or agents shall be liable or responsible for any acts or omissions of the Depositary in connection therewith.

         2.06 Defaulting Lenders.

         (a) If any Lender (i) fails to reimburse the Issuing Bank as provided in Section 2.04(c) for any Drawing or Section 4.04(c) for any Standby L/C Drawing or to make available its Participation Percentage of any Borrowing as provided in Section 3.03(b) within five Business Days after the Disbursement Date, (ii) is in receivership or liquidation, (iii) advises the Issuing Bank or the Administrative Agent or the Issuer that it will be unable or unwilling to fund its Participation Percentage of any future unreimbursed Drawing or Standby L/C Drawing, as the case may be, or make available its Participation Percentage of any Borrowing or (iv) is prohibited by the central bank having jurisdiction over such Lender from performing its obligations hereunder (any such Lender, a "Defaulting Lender"), then the Issuing Bank may (but shall not be obligated to) acquire, in exchange for the sum or sums due to it from such Defaulting Lender, such Defaulting Lender's Participation Percentage of the defaulted amount, without, however, relieving such Defaulting Lender from any liability to the Issuing Bank as a result of its failure to make payment due the Issuing Bank or make funds available to the Issuing Bank. Subject to paragraph (b) below, the Issuing Bank, until repaid in full, shall be entitled to receive all subsequent payments which the Defaulting Lender would otherwise have received with respect to principal or interest on its Participation Percentage of any unreimbursed Drawing, Standby L/C Drawing or any Loan, as the case may be, or any fees or other amounts otherwise payable to it hereunder, in each case to the extent the Issuing Bank has acquired such participation. If a Lender shall fail, for any reason, to fund its participation in any Drawing or Standby L/C Drawing, as the case may be, or make available its Participation Percentage of any Borrowing, no other Lender shall be obligated to purchase such Defaulting Lender's Participation Percentage or make funds available for such Defaulting Lender's Participation Percentage of any Borrowing and no such failure shall release the Issuer from its obligation to reimburse the Issuing Bank.

         (b) Upon a Lender becoming a Defaulting Lender, the Arrangers, at the request of the Issuer, shall use their commercially reasonable efforts to find one or more Substitute Lenders willing to assume the Commitment of the Defaulting Lender and, if applicable, purchase such Defaulting Lender's Participation Percentage of any unreimbursed Drawings or Standby L/C Drawing, as the case may be, or any outstanding Loans hereunder and become an Assignee of such Defaulting Lender in accordance with the provisions of Section 16.06(b). Upon such assignment, the Defaulting Lender shall no longer be a party hereto or have any rights hereunder and the Substitute Lender or Substitute Lenders shall succeed to the rights and obligations of the Defaulting Lender hereunder, including the obligation to reimburse the Issuing Bank in accordance with Section 2.04(c) for any Drawing and 4.04(c) for any Standby L/C Drawing or to make Loans pursuant to Section 3.03(b) except that such Defaulting Lender shall continue (i) to have the rights of a Lender that survive assignment as provided in Section 16.18(b) and (ii) to be entitled to be paid for all amounts previously advanced by it not theretofore paid and not assigned to the Substitute Lender and to be paid interest thereon and any other amounts to which such Lender is entitled in accordance with this Agreement.

         (c) No Lender shall be deemed to be a Defaulting Lender solely as a result of its inability to fund its Participation Percentage of any unreimbursed Drawing or Standby L/C Drawing, as the case may be, or to make available its Participation Percentage of any Borrowing in a timely manner as a result of a difference in time zones or a breakdown or delay in the wire transfer of funds.

         (d) In the event a Lender has become a Defaulting Lender and the Arrangers have been unable to find a Substitute Lender within fifteen Business Days after payment was due to the Issuing Bank, the Arrangers shall so notify the Issuer and the Issuing Bank. At the request of the Issuing Bank, upon delivery of a Notice of Reduction of Stated Amount, the Commitments will be reduced by an amount equal to the Commitment of the Defaulting Lender with respect to the Letter of Credit Facility and Loans (but not with respect to the Standby L/C Facility) and the Participation Percentage of each other Lender shall be increased to equal the percentage equivalent of a fraction, the numerator of which is the Commitment of such other Lender and the denominator of which is the Commitments of the Lenders minus the Commitment of the Defaulting Lender. No such reduction in the Commitments shall in any way release any Defaulting Lender from any of its direct or indirect obligations under Section 2.04 in respect of any Commercial Paper Notes issued prior to the termination of its Commitment and under Section 4.04 in respect of Standby L/Cs issued prior to the termination of its Commitment. Upon the termination of the Commitment of the Defaulting Lender and the payment of all Commercial Paper Notes issued prior to such termination, the Issuing Bank shall cause the Stated Amount of the Letter of Credit to be reduced, each time Commercial Paper Notes mature until an amount equal to the Defaulting Lender's Commitment is reached, by submitting to the Depositary a Notice of Reduction of Stated Amount. Notwithstanding any reduction of the Commitments pursuant hereto, the Arrangers will continue to use their commercially reasonable efforts to find a Substitute Lender to replace the Defaulting Lender in the manner described in
Section 2.06(b). If a Substitute Lender is found, the Letter of Credit Facility and Loans (but not the Standby L/C Facility) shall be increased by an amount equal to the Commitment of the Substitute Lender, and the total Commitments will be increased by an amount equal to the Commitment of the Substitute Lender and the Participation Percentage of each other Lender shall be reduced to a fraction, the numerator of which is the Commitment of such other Lender and the denominator of which equals the Commitments of all the Lenders, including the Substitute Lender. Upon a subsequent increase in the Commitments as a result of a Substitute Lender becoming a party hereto, the Stated Amount of the Letter of Credit shall be increased by an amount equal to the Commitment of the Substitute Lender but in no event by more than the Commitment of the Defaulting Lender being replaced. The Issuing Bank may deliver a new Letter of Credit to the Depositary in the reduced or increased Stated Amount or deliver an amendment to the same effect.

         (e) In the event a Lender has become a Defaulting Lender and the Arrangers have been unable to find a Substitute Lender therefor within ten Business Days after such Lender became a Defaulting Lender, the Issuer shall pay to the Administrative Agent for the account of the Issuing Bank within five Business Days after demand from the Issuing Bank all amounts then owing by such Defaulting Lender to the Issuing Bank, together with interest thereon at the Federal Funds Rate from the date such amounts became due; provided, however, that if any amount remains unpaid by the Issuer for more than five Business Days after demand, the Issuer shall, commencing on the day next following such fifth Business Day, pay interest to the Issuing Bank at a rate per annum equal to the Federal Funds Rate plus 2%.

         2.07 Non-Default Disruption Event.

         (a) If, based upon information provided by the Dealers regarding prevailing interest rates in the United States commercial paper market, the Issuer shall determine on any Business Day that a CP Disruption Event shall have occurred, the Issuer shall cease issuing Commercial Paper Notes, and written notice of such determination shall be given to the Issuing Bank, the Arrangers and the Administrative Agent by the Issuer not later than 11:00 a.m., New York City time, on such Business Day. The Administrative Agent as promptly thereafter as is possible under the circumstances shall give notice of such determination to the Lenders. The Issuer shall also give notice to the Depositary pursuant to the Depositary Agreement not to issue and deliver any Commercial Paper Notes.

         (b) If the Issuing Bank shall determine on any Business Day that a Downgrading Event or an Illegality Event shall have occurred, then the Issuing Bank shall immediately give notice to the Depositary pursuant to the Depositary Agreement not to issue and deliver any Commercial Paper Notes. The Issuing Bank shall give notice of such determination to the Issuer, the Arrangers, the Administrative Agent and the Dealers as promptly thereafter as is possible under the circumstances. The Administrative Agent as promptly as is possible under the circumstances shall give notice of such determination to the Lenders.

         (c) In the event that the issuance of Commercial Paper Notes by the Issuer is suspended as a result of this Section 2.07, the Issuer may incur Loans in accordance with the terms and provisions of Sections 3.01 and 3.02 by submitting to the Administrative Agent a Notice of Borrowing.

         (d) If the Dealers shall have advised the Issuer that a CP Disruption Event has ceased to exist, then notice of such advice or determination shall be given to the Issuing Bank, the Arrangers and the Depositary and, if applicable, the Issuing Bank and the Administrative Agent as soon as practicable. If any Loans are then outstanding, the Issuer shall promptly either repay such Loans with its own funds or, if the Termination Date has not yet occurred, instruct the Depositary and the Dealers to recommence issuing Commercial Paper Notes and apply the Aggregate Reported Proceeds of such issuance to fully repay the Loans and so notify the Administrative Agent and the Administrative Agent shall in turn promptly notify the Lenders and the Issuing Bank; provided, however, that if such Loans are Eurodollar Loans, the Issuer shall not be required to repay such Loans prior to the end of the applicable Interest Period therefor.

         (e) If the Issuing Bank shall determine that a Downgrading Event or an Illegality Event, as the case may be, shall have ceased to exist, then the Issuing Bank shall immediately give written notice of such determination to the Depositary, the Arrangers, the Administrative Agent, the Dealers, the Lenders and the Issuer, whereupon the Issuer may recommence issuing Commercial Paper Notes and the Issuing Bank shall revoke forthwith any instructions to the Depositary not to issue and deliver Commercial Paper Notes. If any Loans are then outstanding, the Issuer shall promptly either repay such Loans with its own funds or, if the Termination Date has not yet occurred, instruct the Depositary and the Dealers to recommence issuing Commercial Paper Notes and apply the Aggregate Reported Proceeds of such issuance to fully repay the Loans and so notify the Administrative Agent and the Administrative Agent shall in turn promptly notify the Lenders and the Issuing Bank; provided, however, that if such Loans are Eurodollar Loans, the Issuer shall not be required to repay such Loans prior to the end of the applicable Interest Period therefor.

         (f) No suspension or termination of the issuance of Commercial Paper Notes pursuant to this Section 2.07 shall affect, terminate or reduce (i) the liability of the Issuing Bank under the Letter of Credit with respect to Commercial Paper Notes validly issued in accordance with the Depositary Agreement, (ii) the liability of the Issuer with respect to any Drawing under the Letter of Credit, any Standby L/C Drawing under a Standby L/C or any Loan hereunder or (iii) the liability of the Lenders to reimburse the Issuing Bank for any unreimbursed Drawings or any unreimbursed Standby L/C Drawing.

         2.08 Maximum Interest Rate. Anything in this Agreement or any other Transaction Document to the contrary notwithstanding, (a) the Issuer shall not issue any Commercial Paper Notes if the discount factor thereof would be in excess of the maximum permitted by applicable law and (b) if the interest rate provided for in Sections 2.02(c) or 4.04(c) would exceed the maximum rate permitted by applicable law, such interest rate shall be automatically reduced to the maximum rate legally allowable.


                                  ARTICLE III
                               THE LOAN FACILITY

         3.01 Commitments to Lend.

         (a) If at any time during the term of this Agreement there shall occur a Non-Default Disruption Event, then, on the terms and subject to the conditions of this Agreement, including the conditions precedent specified in
Section 6.03, each Drawing paid by the Issuing Bank on any Disbursement Date while such Non-Default Disruption Event is in existence in respect of Commercial Paper Notes issued and Outstanding on such Non-Default Disruption Date may be reimbursed by loans made pursuant to this Article III (such loans, together with any Loans made pursuant to Section 3.01(f), being referred to herein, collectively, as the "Loans"); provided, however, that no Loans may be made, based on such Non-Default Disruption Event, after the end of the period beginning on the Non-Default Disruption Date and ending on the date which is the earlier of (i) the Stated Termination Date, (ii) 90 days after the Non-Default Disruption Date and (iii) the date such Non-Default Disruption Event ceases to exist and; provided, further, that there may be only one Non-Default Disruption Event during the term of this Agreement (such period, the "Loan Period"). In the event that more than one Non-Default Disruption Event occurs, the parties hereto agree to negotiate in good faith the terms of any further Loans, provided, however, that the parties hereto agree that nothing herein shall be deemed to be a commitment on the part of (A) any Lender to agree to make or to make any further Loans, or (B) the Issuer to accept any terms offered by the Lenders with respect to Loans.

         (b) Each Lender severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make a Loan to the Issuer pursuant to this Section 3.01, on the Disbursement Date in respect of each Drawing made during the Loan Period, in an amount such that:

                  (i) the Total Outstandings of such Lender at any time will not exceed the amount of its Commitment at such time; and

                  (ii) the amount of any Borrowing will not exceed the amount of any Drawing being reimbursed with the proceeds of such Borrowing.

         (c) The proceeds of Loans made under Section 3.01(a) hereof shall be used solely to reimburse the Issuing Bank for payments made under the Letter of Credit during the Loan Period (i) to pay Commercial Paper Notes maturing on the Non-Default Disruption Date or (ii) during the continuance of the Non-Default Disruption Event existing on the Non-Default Disruption Date, to pay as they mature Commercial Paper Notes that were issued and Outstanding on the Non-Default Disruption Date.

         (d) The commitment of each Lender hereunder to make Loans is not revolving in nature and any amounts borrowed hereunder during a Loan Period and repaid or prepaid prior to the end of such Loan Period may not be reborrowed during such Loan Period.

         (e) Each Borrowing shall be made from the several Lenders ratably in accordance with their Participation Percentages.

         (f) During the existence of a Non-Default Disruption Event and prior to the earlier of (i) the Stated Termination Date, (ii) 90 days after the Non-Default Disruption Date and (iii) the date such Non-Default Disruption Event ceases to exist, on the terms and subject to the conditions set forth in this Agreement, including the conditions precedent specified in Section 6.03, the Issuer may borrow Loans other than under Section 3.01(a) above under the Available Commitments (as defined below) in a minimum amount of U.S.$5,000,000 or in integral multiples of U.S.$1,000,000 in excess thereof on any Business Day; provided that the Issuer shall give the Administrative Agent notice as provided in Section 3.02. As used in this paragraph (f), "Available Commitments" shall mean, as of any date, the total amount of the Commitments minus the sum of (A) the aggregate principal amount of Commercial Paper Notes Outstanding and unreimbursed Drawings, (B) the aggregate principal amount of any Loans made under this Section 3.01 (whether or not still outstanding) and
(C) the Standby L/C Exposure.

         3.02 Notice of Borrowing.

         (a) Upon the occurrence of a Non-Default Disruption Event, the Issuer may (but shall not be obligated to) request under Section 3.01(a) that an amount up to the amount of any Drawing or Drawings made during the Loan Period be converted into Loans by giving notice to the Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of any such Drawing. In addition, the Issuer may (but shall not be obligated to) request Loans under
Section 3.01(f) by giving notice to the Administrative Agent by 3:00 p.m. (New York City time) at least three Business Days prior to the date of Borrowing. Each such notice (a "Notice of Borrowing") may be made by telephone to the Administrative Agent, if promptly confirmed in writing in substantially the form of Exhibit D, and may be made by facsimile transmission to the Administrative Agent in substantially the form of Exhibit D.

         (b) The Notice of Borrowing shall specify (i) the aggregate amount of such Borrowing, which shall be in a minimum amount equal to U.S.$5,000,000 or multiples of U.S.$1,000,000 in excess thereof, or such lesser amount, if necessary, pursuant to Section 3.01(b), (ii) whether the Loans comprising such Borrowing shall bear interest based on the Base Rate or LIBOR (provided that, in the case of Loans made under Section 3.01(a), all such Loans will be Base Rate Loans during the initial period of at least three Eurodollar Business Days after the date of the Notice of Borrowing) and (iii) if such Loans are to be made as (in the case of Loans made under Section 3.01(f)) or converted into (in the case of any Loans made under Section 3.01(a)) Eurodollar Loans, the commencement date and the duration of the initial Interest Period applicable to such Loans. The Notice of Borrowing shall further certify that as of the date of such Notice of Borrowing:

                  (A) in the case of Loans made under Section 3.01(a), the amount of such Borrowing does not exceed the aggregate amount of the unreimbursed Drawing made on or prior to the date of such Notice of Borrowing and that the Issuer elects to make a Borrowing in order to reimburse the amount of such Drawing;

                  (B) no Default or Event of Default has occurred and is continuing on such date or will result from such Borrowing;

                  (C) the representations and warranties of the Issuer contained in this Agreement are true and correct in all material respects on and as of such date; and

                  (D) a Non-Default Disruption Event has occurred and is continuing.

         The Notice of Borrowing shall not be revocable by the Issuer after the Administrative Agent has notified any Lender thereof.

         3.03 Notice to Lenders; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Participation Percentage of such Borrowing.

         (b) On the date of each Borrowing, each Lender shall, to the extent such Lender has not already funded its Participation Percentage of the corresponding unreimbursed Drawing being converted into Loans pursuant to
Section 2.04(c), make available its Participation Percentage of such Borrowing, in immediately available funds, to the Administrative Agent at the Administrative Agent's Payment Office not later than 3:00 p.m. (New York City time) on the date notice is received from the Administrative Agent pursuant to paragraph (a) above (if such notice is received at or prior to 1:30 p.m. (New York City time)) or not later than 12:00 noon (New York City time) on the Business Day following such notice (if such notice is received after 1:30 p.m. (New York City time)). Unless the Administrative Agent determines that any applicable condition specified in Section 6.03 has not been satisfied, the funds so received from the Lenders shall be paid on the date of such Borrowing
(i) in the case of a Borrowing under Section 3.01(a), to the Issuing Bank on behalf of the Issuer of the then outstanding unreimbursed Drawing and (ii) in the case of a Borrowing under Section 3.01(f), to the Issuer by transfer to the Issuer's account with the Administrative Agent. Upon receipt of such funds, the Administrative Agent shall promptly pay such funds to the Issuing Bank or to the Issuer, as the case may be.

         (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Participation Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made its Participation Percentage available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above and the Administrative Agent may (but shall not be required to do so), in reliance upon such assumption, make available to the Issuing Bank or the Issuer, as the case may be, on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after the date on which the Administrative Agent pays the proceeds of the Borrowing to the Issuing Bank or the Issuer, as the case may be, such Lender shall pay to the Administrative Agent on demand interest on such amount at the Federal Funds Rate for the period from the date of such payment until such amount is made available to the Administrative Agent. If such amount is not made available to the Administrative Agent within five Business Days after the date of such payment, the Issuer agrees to pay such amount to the Administrative Agent together with interest thereon from the date of such payment at a rate per annum equal to the Federal Funds Rate plus 2.00%; provided, however, that in the case of a Borrowing under Section 3.01(a), if the Issuer fails to pay such amount to the Administrative Agent within five Business Days after demand, the Issuing Bank will return to the Administrative Agent the funds made available to it together with interest thereon at the Federal Funds Rate from the date of payment to it. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. Nothing contained in this paragraph (c) shall be construed to excuse any Lender from performing its obligations under this Agreement or to relieve any Lender from any liability it may have to the Issuing Bank or the Issuer for any default by such Lender in the performance of its obligations hereunder. Upon receipt of such funds, the Administrative Agent shall promptly pay such funds to the Issuing Bank or the Issuer, as the case may be.

         (d) If and to the extent that any Lender is a Defaulting Lender, the provisions of paragraphs (a), (b) and (e) of Section 2.06 shall apply and (i) the Issuing Bank shall be entitled to receive all payments which the Defaulting Lender would otherwise have received in respect of its unfunded Participation Percentage of the Loans, (ii) the Arrangers, at the request of the Issuer, may seek one or more Substitute Lenders willing to assume the Commitment of the Defaulting Lender and to become an Assignee of such Defaulting Lender in accordance with the provisions of Section 16.06(b) and
(iii) the Issuer shall reimburse the Issuing Bank as provided in paragraph (e) of Section 2.06 without releasing the Defaulting Lender from any liability to the Issuer for the default in the performance of its obligations hereunder.

         (e) All Loans made to the Issuer shall be deemed made as of the relevant Disbursement Date. If for any reason a Lender does not fund any Loan to be made by it under Section 3.01(a) on such Disbursement Date (because notice from the Administrative Agent was received after 1:30 p.m. (New York City time) on such date or for any other reason) and the Administrative Agent does not make the corresponding funds available to the Issuing Bank pursuant to paragraph (c), such Lender shall also pay interest to the Administrative Agent for the account of the Issuing Bank on its Participation Percentage of the unreimbursed Drawing accrued from the Disbursement Date to the date of payment by such Lender at the Federal Funds Rate; provided, however, that if the Federal Funds Rate does not cover the Issuing Bank's cost of funds, the applicable rate of interest shall be such rate as determined by the Issuing Bank, in good faith, to be equal to its cost of funds; and provided, further, however, that if any such amount remains unpaid by any Lender for more than five Business Days after the Disbursement Date, such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Administrative Agent for the account of the Issuing Bank at a rate per annum equal to the Federal Funds Rate plus 2%. Upon receipt of any such funds, the Administrative Agent shall promptly pay such funds to the Issuing Bank.

         3.04 Notes. The Loans made by each Lender shall be evidenced by a Note appropriately completed, representing the obligation of the Issuer to pay to such Lender the unpaid principal amount of all Loans made by such Lender pursuant to Section 3.01, plus interest thereon as provided in Section 3.07. The date, type, and principal amount of each Loan made by such Lender and the date and amount of each payment or prepayment of the principal amount of each such Loan, the date of each conversion and each continuation pursuant to
Section 3.05 and, in the case of Eurodollar Loans, the rate of interest with respect thereto, shall be recorded by such Lender on the Schedules annexed to its Note and such Schedules shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of any Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Issuer hereunder or under the Notes.

         3.05 Conversion and Continuation of Loans.

         (a) All Loans made under Section 3.01(a) shall initially be made as Base Rate Loans. If so specified in the applicable Notice of Borrowing, Loans made under Section 3.01(a) will be converted into Eurodollar Loans on or after the third Eurodollar Business Day after the date of such Borrowing as provided in the Notice of Borrowing.

         (b) (i) All Eurodollar Loans shall initially have the Interest Period specified by the Issuer in the applicable Notice of Borrowing. Subject to the conditions set forth in Section 6.03, on the last day of the Interest Period for such Loans, (A) provided such day is at least one month prior to the end of the Loan Period, the Issuer may from time to time elect to continue such Loans as Eurodollar Loans for an additional identical or different Interest Period or (B) the Issuer may elect to convert such Eurodollar Loans into Base Rate Loans.

                  (ii) Subject to the conditions set forth in Section
6.03, on any Eurodollar Business Day prior to the Maturity Date of any Base Rate Loans, provided such day is at least one month prior to the end of the Loan Period, the Issuer may elect to convert such Base Rate Loans into Eurodollar Loans with an Interest Period ending no later than the last day of the Loan Period.

                  (iii) Each election to convert or continue any Loans shall be made by giving the Administrative Agent irrevocable notice in substantially the form of Exhibit E (a "Notice of Continuation/Conversion") not later than 11:00 a.m. (New York City time) at least three Eurodollar Business Days before the date on which continuation or conversion selected in such notice is to be effective.

                  (iv) Each Notice of Continuation/Conversion shall specify:

                  (A) the Loans to which such notice applies;

                  (B) the date on which the continuation or conversion selected in such notice is to be effective; and

                  (C) the duration of the Interest Period to be applicable to the Loans to be continued as, or converted into, Eurodollar Loans (which must comply with the provisions of the definition of Interest Period); provided, however, that if the Issuer fails to select the duration of any Interest Period, it will be deemed to have selected an Interest Period of one month.

         (c) If the Issuer fails to deliver a Notice of Continuation/Conversion to the Administrative Agent for any Eurodollar Loans on or prior to the third Eurodollar Business Day before the end of the Interest Period therefor, the Issuer will be deemed to have elected to continue such Eurodollar Loans for a further Interest Period of one month or, if the last day of such Interest Period is less than one month prior to the end of the Loan Period, to convert such Eurodollar Loans to Base Rate Loans. If the conditions of Section 6.03 have not been satisfied, such Loans shall automatically become due and payable on the last day of the then current Interest Period.

         (d) Upon receipt of a Notice of Continuation/Conversion from the Issuer, the Administrative Agent shall promptly notify the Lenders thereof.

         3.06 Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

         3.07 Interest Rates.

         (a) Each Base Rate Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the sum of the Base Rate minus 0.50% plus the Participation Rate then in effect (the "Applicable Base Rate").

         (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of LIBOR plus 0.50% plus the Participation Rate then in effect (the "Applicable Eurodollar Rate").

         (c) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at maturity, by acceleration or otherwise), (i) all Eurodollar Loans then outstanding shall be converted to Base Rate Loans at the end of the then current Interest Period with respect thereto and until such conversion shall bear interest at a rate per annum equal to the sum of the Applicable Eurodollar Rate plus 2.00% and (ii) the principal amount of all Base Rate Loans (including any Eurodollar Loans converted to Base Rate Loans pursuant to this paragraph (c)) shall bear interest at a rate per annum equal to the sum of the Applicable Base Rate plus 2.00% from the date of non-payment (or the date of conversion) until paid in full (after as well as before judgment) and shall be payable on demand. If all or any portion of (A) any interest payable on the principal amount of any Loan or (B) any fee or other amount payable hereunder shall not be paid when due, such overdue amount shall bear interest at a rate per annum equal to the sum of the Base Rate plus 2.00% from the date of such non-payment until such amount is paid in full (after as well as before judgment) and shall be payable on demand.

         (d) Except as otherwise provided in paragraph (c) above, interest shall be payable in arrears on the Maturity Date of each Loan, on the last day of each Interest Period therefor, on the date of conversion of Base Rate Loans into Eurodollar Loans pursuant to Section 3.05(a) or 3.05(b) and on each date of prepayment or repayment of any Loans on the amount prepaid or repaid.

         3.08 Computation of Interest.

         (a) All computations of interest for Base Rate Loans when the Base Rate is determined by reference to the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof.

         (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Issuer and the Lenders in the absence of demonstrable error.

         3.09 Optional Prepayments.

         (a) The Issuer may, without premium or penalty, (i) upon at least three Business Days' prior notice to the Administrative Agent prepay Base Rate Loans in whole or in part and (ii) subject to the provisions of Section 5.07, upon at least three Eurodollar Business Days' prior notice to the Administrative Agent, prepay Eurodollar Loans, in whole or in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay the Loans to the Lenders ratably based on their Participation Percentages. Amounts so applied to the prepayment or repayment of Loans shall be applied first, if the payment date is the last day of an Interest Period for any Loans, to pay such Loans until paid in full; and second to pay such other Loans as the Issuer may, by notice to the Administrative Agent, elect (or if the Issuer fails to give timely notice of such election, as the Required Lenders at such time may select).

         (b) Upon receipt of a notice of prepayment pursuant to this Section 3.09, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Participation Percentage of such prepayment, and such notice of prepayment shall not thereafter be revocable by the Issuer.

         (c) Optional prepayments of Loans shall be in a minimum amount equal to U.S.$5,000,000 and in integral multiples of U.S.$1,000,000 in excess thereof or, if less, the aggregate principal amount of the Loans then outstanding.

         3.10 Mandatory Prepayments.

         (a) If at any time the aggregate Total Outstandings of the Lenders exceed the Commitments then in effect, the Issuer shall immediately prepay outstanding Loans, repay unreimbursed Drawings, if any, and repay unreimbursed Standby L/C Drawings, if any, to the extent of such excess, ratably among the Lenders.

         (b) Upon determination that a Non-Default Disruption Event has ceased to exist and any Loans are then outstanding, the Issuer shall, as provided in Sections 2.07(d) or (e), either repay such Loans with its own funds or, if the Termination Date has not already occurred, instruct the Depositary and the Dealers to recommence issuing Commercial Paper Notes as soon as practicable (provided, that, in the case of Eurodollar Loans, the Issuer shall recommence issuing Commercial Paper Notes not later than the last day of the then current Interest Period therefor) and apply the Aggregate Reported Proceeds of such issuance to repay such Loans. For so long as any Loans are outstanding hereunder, the Issuer shall prepay or repay, on each date that the Issuer issues Commercial Paper Notes, an aggregate principal amount of Loans equal to the Aggregate Reported Proceeds of issuance of such Commercial Paper Notes less the Face Amount of the Commercial Paper Notes, if any, maturing on that date. All such prepayments or repayments shall be made together with accrued and unpaid interest to the date of payment.

         (c) Amounts applied to the prepayment or repayment of Loans pursuant to this Section 3.10 shall be applied to prepay or repay the Loans of the Lenders ratably in accordance with their Participation Percentages. Amounts so applied to the prepayment or repayment of Loans shall be applied first, if the payment date is the last day of an Interest Period for any Loans, to pay such Loans until paid in full; and second to pay such other Loans as the Issuer may, by notice to the Administrative Agent, elect (or if the Issuer fails to give timely notice of such election, as the Required Lenders at such time may select).

         (d) Any prepayments of Eurodollar Loans pursuant to this Section 3.10 shall be subject to the provisions of Section 5.07.

         3.11 Maximum Interest Rate. Anything in this Agreement or any other Transaction Document to the contrary notwithstanding, (a) the interest rate on any Loan or other amount due hereunder shall in no event be in excess of the maximum permitted by applicable law and (b) if the interest rate provided for in this ARTICLE III would exceed the maximum rate permitted by applicable law, such interest rate shall be automatically reduced to the maximum rate legally allowable.


                                  ARTICLE IV
                           THE STANDBY L/C FACILITY

         4.01 Issuance of the Standby L/C.

         (a) Subject to the terms and conditions set forth herein, including but not limited to the conditions precedent specified in Section 6.03, and so long as no Default or Event of Default shall have occurred and be continuing, the Issuer may request the Issuing Bank to issue, in support of certain obligations of the Issuer and any of its Subsidiaries including, without limitation, contingent liabilities arising in connection with forward sales contracts, leases, insurance contracts and arrangements, service contracts, equipment contracts, financing transactions and other payment obligations, and the Issuing Bank agrees to issue at any time from time to time during the period from and including the Effective Date to but excluding the date that is five Business Days prior to the Termination Date, a Standby L/C denominated in Dollars for the Issuer's own account, and having a stated amount not exceeding the Available Standby L/C Sublimit at the time of issuance; provided, however, that the issuance of such requested Standby L/C shall not cause the Issuing Bank to violate any law or regulation to which it is subject. The Standby L/C shall be substantially in the form indicated in Exhibit I-1, I-2 or I-3, as determined by the Issuer.

         (b) There currently are outstanding Standby L/Cs issued pursuant to the Prior Agreement, the outstanding balance of each of which is set forth on Schedule [7.19] hereto. From and after the date hereof and upon fulfillment of the conditions specified in Section [6.04] hereof, each such existing letter of credit, as such may have been amended, shall be deemed and treated for all purposes hereof as a "Standby L/C" hereunder, and each Lender, without further act on its part, shall be deemed to have purchased a participation in each such Standby L/C as provided in Section 5 hereof in accordance with its Commitment.

         (c) To request the issuance of a Standby L/C, the Issuer shall deliver notice to the Issuing Bank requesting the issuance of a Standby L/C, specifying the date of issuance (which shall be a Business Day that is no earlier than either (i) the Business Day following the Business Day on which the Issuing Bank shall have received the request for the issuance of the Standby L/C, if such request is received by the Issuing Bank prior to 11:00 a.m. (New York City time), or (ii) the Business Day that is two (2) Business Days following the Business Day on which the Issuing Bank shall have received the request for the issuance of the Standby L/C, if such request is received is by the Issuing Bank after 11:00 a.m. (New York City time) but before 5:00 p.m. (New York City time); provided however, that the Issuing Bank, in its sole discretion and on a request by request basis, may elect to accept a request for issuance of a Standby L/C specifying an issuance date not complying with the terms of this parenthetical), the date on which such Standby L/C is to expire, the amount of such Standby L/C, the name and address of the beneficiary thereof and any such other information as shall be necessary to prepare such Standby L/C. On the requested date of issuance, the Issuing Bank shall, subject to the terms and conditions set forth herein and so long as no Default or Event of Default shall have occurred or be continuing, issue a Standby L/C in accordance with the Issuer's request pursuant to this clause (c).

         (d) Each Standby L/C shall have a minimum stated amount equal to U.S.$3,000,000 and shall expire at or prior to the close of business on the earlier of (a) the date that is 360 days after the date of issuance of such Standby L/C and (b) the date that is five Business Days prior to the Stated Termination Date.

         (e) Each Lender hereby irrevocably authorizes the Issuing Bank to issue Standby L/Cs under and in accordance with this Agreement, to pay the amount of any draft presented under any Standby L/C in accordance with the terms and conditions thereof, to receive from the Issuer reimbursement for Standby L/C Drawings and to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Issuing Bank by the terms hereof or thereof, together with such powers as are reasonably incidental thereto.

         4.02 Reimbursement Obligations.

         (a) The Issuer agrees to reimburse the Issuing Bank for the full amount of any Standby L/C Drawing paid by the Issuing Bank on the Disbursement Date; provided, however, that in no event shall such reimbursement be made prior to the time such Standby L/C Drawing is paid by the Issuing Bank.

         (b) If the amount of any Standby L/C Drawing is not reimbursed in full on the Disbursement Date, then the amount thereof which is not so reimbursed shall bear interest from the Disbursement Date until the date of actual payment thereof at a rate per annum equal to the Base Rate plus 2.00%, payable on demand.

         4.03 Obligations to reimburse Standby L/C Drawing Absolute.

         (a) The obligations of the Issuer to reimburse the Issuing Bank for any Standby L/C Drawing shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

                  (i) any lack of validity or enforceability of any Transaction Document;

                  (ii) any amendment to or waiver of or any consent to departure from the terms of any Transaction Document;

                  (iii) the existence of any claim, set-off, defense or other right which the Issuer may have at any time against the beneficiary of any Standby L/C or any transferee of any Standby L/C (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank or any Lender or any other Person, whether in connection with this Agreement, any other Transaction Document or any unrelated transaction;

                  (iv) any draft, statement or any other document presented under a Standby L/C proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                  (v) payment by the Issuing Bank under a Standby L/C against presentation of a draft or document which does not comply with the terms of such Standby L/C.

         (b) The Issuing Bank shall not be responsible to any Person:

                  (i) for the validity, genuineness or legal effect of any document submitted to the Issuing Bank by any Person in connection with the issuance of, or any Standby L/C Drawing under, any Standby L/C; provided, however, that nothing in this clause (i) shall relieve the Issuing Bank from its obligations to honor a Standby L/C Drawing under a Standby L/C that strictly complies with the terms of such Standby L/C;

                  (ii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (iii) for any loss or delay in the transmission or otherwise of any document required in order to make a Standby L/C Drawing under a Standby L/C or of the proceeds thereof;

                  (iv) for the misapplication by the beneficiary of a Standby L/C of the proceeds of a Standby L/C Drawing under such Standby L/C; or

                  (v) for any consequences arising from causes beyond the control of the Issuing Bank (including, any acts of any Governmental Authority);

provided, however, that the provisions of this Section 4.03 shall not limit any right or claim the Issuer may have against the Issuing Bank to the extent of any direct, as opposed to consequential or special, damages suffered by the Issuer which the Issuer proves were caused by the Issuing Bank's gross negligence or willful misconduct, it being understood that the existence of any such right or claim shall not in any way affect the obligation of the Issuer to reimburse the Issuing Bank for all Standby L/C Drawings under Standby L/Cs.

         4.04 Participating Interests.

         (a) Without further action on the part of the Issuing Bank and the Lenders, each Lender severally purchases from the Issuing Bank, without recourse to the Issuing Bank, and the Issuing Bank hereby sells to each such Lender, an undivided interest, to the extent of such Lender's Participation Percentage, in each Standby L/C issued or to be issued hereunder or issued pursuant to the Prior Agreement, all Standby L/C Drawings, all interest thereon and all other rights, costs and expenses of the Issuing Bank hereunder and under such Standby L/C with respect thereto.

         (b) As promptly as practicable upon becoming aware that the Issuer has not reimbursed or will not reimburse the Issuing Bank in full for a Standby L/C Drawing under any Standby L/C in accordance with Section 4.02(a) or 4.02(b) on applicable Disbursement Date, the Issuing Bank shall notify the Administrative Agent which shall promptly notify each Lender to such effect and each Lender shall (i) not later than 4:30 p.m. (New York City time) on the Business Day such notice is received from the Administrative Agent (if such notice is received at or prior to 12:00 noon (New York City time)) or (ii) not later than 11:00 a.m. (New York City time) on the Business Day following receipt of such notice (if such notice is received after 12:00 noon (New York City time)) pay to the Administrative Agent, at the Administrative Agent's Payment Office, for the account of the Issuing Bank, an amount equal to such Lender's Participation Percentage of such unreimbursed Standby L/C Drawing. Notwithstanding clause (ii) of this paragraph (c), if a Lender does not make available to the Administrative Agent on the applicable Disbursement Date such Lender's Participation Percentage of any unreimbursed Standby L/C Drawing, such Lender shall be required to pay interest to the Administrative Agent for the account of the Issuing Bank on its Participation Percentage of the amount of such unreimbursed Standby L/C Drawing at the Federal Funds Rate from such Disbursement Date until the date payment is received by the Administrative Agent; provided, however, that if the Federal Funds Rate does not cover the Issuing Bank's cost of funds, the applicable rate of interest shall be such rate as determined by the Issuing Bank, in good faith, to be equal to its cost of funds; and provided, further, that if any amount remains unpaid by any Lender for more than five Business Days after receipt of notice, such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Administrative Agent for the account of the Issuing Bank at a rate per annum equal to the Federal Funds Rate (or such other rate as may be determined by the Issuing Bank as set forth herein) plus 2%. Upon receipt of any such funds, the Administrative Agent shall promptly pay such funds to the Issuing Bank.

         (c) If the Administrative Agent receives a Lender's Participation Percentage of an unreimbursed Standby L/C Drawing on the corresponding Disbursement Date therefor, or if the Administrative Agent receives such payment together with interest thereon in accordance with the provisions of the preceding paragraph (c), such Lender shall be entitled to receive interest on its Participation Percentage of such Standby L/C Drawing, as provided in paragraph (e)(ii) below, from the applicable Disbursement Date.

         (d) The payment obligations of each Lender to the Issuing Bank as described in this Section 4.04 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including:

                  (i) any set-off, counterclaim, defense or other right which such Lender or any other Person may have against the Administrative Agent, the Issuing Bank or any other Person for any reason whatsoever;

                  (ii) the occurrence or continuance of a Default or Event of Default or the termination of the Commitments or the expiration the applicable Standby L/C;

                  (iii) any adverse change in the condition (financial or otherwise) of the Issuer;

                  (iv) any breach of any Transaction Document by any party thereto;

                  (v) any violation or asserted violation of law by any Lender or any affiliate thereof;

                  (vi) the failure of any Lender to perform its obligations hereunder;

                  (vii) any amendment to or extension of an issued and outstanding Standby L/C; or

                  (viii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing;

provided, however, that no Lender shall be liable for any portion of such liability resulting from the Issuing Bank's gross negligence or willful misconduct.

         (e) The Issuing Bank agrees to pay promptly upon receipt to the Administrative Agent for the account of each Lender (i) such Lender's Participation Percentage of all amounts received from the Issuer in payment, in whole or in part, of an unreimbursed Standby L/C Drawing, but only to the extent that such Lender has paid in full its Participation Percentage of such Standby L/C Drawing to the Administrative Agent for the account of the Issuing Bank pursuant to paragraph (c) above and (ii) such Lender's Participation Percentage of any interest received from the Issuer with respect to any such unreimbursed Standby L/C Drawing, but only to the extent such Lender has paid in full its Participation Percentage of such Standby L/C Drawing to the Administrative Agent for the account of the Issuing Bank pursuant to paragraph
(c) above.

         (f) If, on account of the bankruptcy, insolvency, concurso mercantil or governmental intervention (or similar event) of the Issuer, the Issuing Bank or the Administrative Agent is required at any time (whether before or after the Termination Date) to return to the Issuer or to a trustee, receiver, liquidator, custodian or other similar official or any other Person, any portion of the payments made by (or on behalf of) the Issuer to the Administrative Agent for the account of the Issuing Bank (or directly to the Issuing Bank) in reimbursement of any unreimbursed Standby L/C Drawing and interest thereon, each Lender shall, on demand of the Issuing Bank or the Administrative Agent, forthwith return to the Issuing Bank or the Administrative Agent for the account of the Issuing Bank any amounts transferred to such Lender by the Issuing Bank or the Administrative Agent in respect thereof pursuant to the terms hereof plus such Lender's pro rata share of any interest on such payments required to be paid to the Person recovering such payments plus interest on all amounts so demanded from the day such amounts are returned by the Issuing Bank or the Administrative Agent, as the case may be, to the day such amounts are returned by such Lender to the Issuing Bank or the Administrative Agent at a rate per annum for each day equal to the Federal Funds Rate; provided, however, that if the Federal Funds Rate does not cover the Issuing Bank's or the Administrative Agent's cost of funds, the applicable rate of interest shall be such rate as determined by the Issuing Bank or the Administrative Agent, in good faith, to be equal to its cost of funds; and provided, further, that if any amount remains unpaid by any Lender for more than five Business Days after demand, such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Issuing Bank or the Administrative Agent, as the case may be, at a rate per annum equal to the Federal Funds Rate plus 2.00%. In any case when an amount is returned to any Person pursuant to this paragraph (f), the reimbursement obligation of the Issuer contained in Section 4.02(a) will be reinstated as of the original date such reimbursement obligation arose.

         (g) The Issuer hereby confirms and acknowledges that each Lender shall have a direct claim against the Issuer for the principal of and interest on each portion of any unreimbursed Standby L/C Drawing advanced by such Lender to the Issuing Bank and that each Lender shall to the extent applicable be entitled to all the rights of the Issuing Bank against the Issuer (to the extent not exercised by the Issuing Bank) as if such Lender had funded its Participation Percentage of the Standby L/C Drawing directly to the beneficiary of the applicable Standby L/C.

         (h) The Issuing Bank and each Lender, with respect to the amounts payable to it in respect of any unreimbursed Standby L/C Drawing, and the Administrative Agent, with respect to all amounts payable in respect of unreimbursed Standby L/C Drawings, shall maintain on its books in accordance with its usual practice, loan accounts, setting forth its Participation Percentage of each Standby L/C Drawing, the applicable interest rate and the amounts of principal and interest paid and payable by the Issuer from time to time hereunder with respect thereto; provided, however, that the failure by the Issuing Bank, any Lender or the Administrative Agent to record any such amount on its books or any error in such recordation shall not affect the obligations of the Issuer with respect thereto. In the case of any dispute, action or proceeding relating to any amount payable in respect of any unreimbursed Standby L/C Drawings, the entries in each such account shall be prima facie evidence of such amount. In the case of any discrepancy between the entries in the Issuing Bank's books and any Lender's books or the Administrative Agent's books, the Issuing Bank's books shall be considered correct in the absence of manifest error.

         4.05 Limited Liability of the Issuing Bank. As between the Issuing Bank on the one hand, and the Issuer on the other, the Issuer assumes all risks of any acts or omissions of the beneficiaries of Standby L/Cs with respect to their use of the Standby L/Cs or the proceeds thereof. Neither the Issuing Bank nor any of its employees, officers, directors or agents shall be liable or responsible for any acts or omissions of the beneficiaries in connection therewith.


                                   ARTICLE V
                         TERMINATION AND REDUCTION OF
                 COMMITMENTS; FEES, TAXES, PAYMENT PROVISIONS

         5.01 Termination or Reduction of Commitments.

         (a) Mandatory Termination: Subject to Section 5.02, the Commitments shall terminate on the Stated Termination Date.

         (b) Voluntary Termination: Upon at least five Business Days' notice to the Administrative Agent, the Arrangers, the Issuing Bank and the Depositary (with a copy thereof to each Dealer and each of Moody's and S&P), but no sooner than six months after the Effective Date unless a Non-Default Disruption Event has occurred and is continuing, in which case such termination may occur at any time upon five Business Days' prior notice, the Issuer may terminate the existing Commitments by instructing the Depositary to surrender the Letter of Credit and each beneficiary of a Standby L/C to surrender such Standby L/C to the Issuing Bank for cancellation; provided, however, that in connection with an extension of the term of this Agreement pursuant to Section 5.02, the Issuer may terminate the existing Commitments upon one Business Day's prior notice; and provided, further, however, that the existing Commitments may not be terminated so long as (i) any Commercial Paper
Note is Outstanding or (ii) any Standby L/C is outstanding or (iii) any Loan is outstanding or (iv) any Drawing, Standby L/C Drawing, interest, fee or expenses remain unpaid. Upon at least five Business Days prior notice to the Administrative Agent and the Issuing Bank, the Issuer may terminate any Standby L/C, in accordance with its terms, by surrendering, or causing the beneficiary thereof to surrender, such Standby L/C to the Issuing Bank for cancellation.

         (c) Reduction of Letter of Credit Facility: Upon at least five Business Days' prior notice to the Administrative Agent, the Arrangers, the Issuing Bank and the Depositary (with a copy thereof to each Dealer and each of Moody's and S&P), but no sooner than six months after the Effective Date, the Issuer may permanently reduce the amount of the Letter of Credit Facility and, accordingly, the Stated Amount of the Letter of Credit by a minimum amount of U.S.$5,000,000 or any integral multiple of U.S.$1,000,000 in excess thereof provided, however, that if such reduction is to an amount below the Standby L/C Sublimit, then the Standby L/C Sublimit should also be reduced in an amount equal to such amount. To effect any such reduction, the Issuer shall cause the Issuing Bank to deliver a Notice of Reduction of Stated Amount and instruct the Depositary either (i) to surrender the Letter of Credit to the Issuing Bank for cancellation in exchange for a new Letter of Credit having the reduced Stated Amount or (ii) to obtain an amendment to the Letter of Credit to the same effect. Any reduction of the Stated Amount pursuant to this paragraph (c) shall be irrevocable. Upon at least five Business Days prior notice to the Administrative Agent and the Issuing Bank, the Issuer may reduce the stated amount of any Standby L/C to be reduced, in accordance with its terms, by surrendering, or causing the beneficiary thereof to surrender, such Standby L/C to the Issuing Bank for cancellation in exchange for a new Standby L/C having the reduced stated amount and otherwise having the same terms as the Standby L/C being cancelled; provided, however, that the stated amount of any Standby L/C shall not as a result of such reduction be reduced below U.S.$3,000,000. Without limitation of the foregoing, the Stated Amount of the Letter of Credit shall not, as a result of any reduction, be reduced below the Aggregate Outstandings.

         (d) (i) Any reduction in the Stated Amount pursuant to paragraph (c) above shall cause the aggregate amount of the Commitments to be reduced by the same amount.

                  (ii) Any reduction of the Commitments shall reduce the Commitment of each Lender pro rata except as otherwise specified in
         Section 5.02(c).

                  (iii) No reduction of the Stated Amount will be permitted if, after giving effect thereto, the aggregate amount of the Commitments would be less than the Aggregate Outstandings.

         (e) The Stated Amount shall be automatically reduced or reinstated, as the case may be, as specified in the Letter of Credit.

         (f) In accordance with the terms thereof, the Letter of Credit may be terminated as provided in Section 12.02(a) and the Stated Amount may also be reduced as provided in Section 2.06.

         (g) No reduction or termination of the Commitments shall in any event release any Lender from any of its direct or indirect obligations to the Issuing Bank in respect of (i) any Commercial Paper Notes, Loans or Standby L/Cs issued prior to such termination or reduction or (ii) any Drawing or
(iii) any Standby L/C Drawing.

         5.02 Extension of Stated Termination Date.

         (a) The Commitment of each Lender will expire on the Stated Termination Date except as otherwise provided herein.

         (b) Requests for Extension. The Issuer may, by notice to the Arrangers, Issuing Bank and Administrative Agent (which shall promptly notify the Lenders) not later than five (5) Business Days prior to the Stated Termination Date request that each Lender extend such Lender's Commitment for an additional period by an amendment and restatement of this Agreement, subject to the conditions of Section 6.04.

         (c) Additional Commitment Lenders. The Issuer shall have the right on or before the Stated Termination Date to request the Arrangers replace each Non-Extending Lender with, and add as Lenders under this Agreement in place thereof, one or more Assignees (each, an "Additional Commitment Lender") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), and the approval of the Issuing Bank in its sole discretion. Each Additional Commitment Lender shall enter into an agreement in form and substance satisfactory to the Arrangers, the Issuing Bank, and the Administrative Agent pursuant to which such Additional Commitment Lender shall, as of the effective date of the extension amendment and restatement, undertake a Commitment. If any such Additional Commitment Lender is already a Lender, its Commitment shall be increased by the amount of the Commitment of the Non-Extending Lender it is replacing.

         (d) Minimum Extension Requirement. If the total of the Commitments of the Lenders that have agreed to extend their Commitment and the additional Commitments of the Additional Commitment Lenders shall be more than the Aggregate Outstandings, then, effective as of the effective date of the extension amendment and restatement, the Stated Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the new Stated Termination Date specified in such amendment and restatement (except that, if such date is not a Business Day, such date as so extended shall be the next Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

         (e) If, in connection with an extension of the term of this Agreement, any Lender elects to be a Non-Extending Lender, such Non-Extending Lender agrees that such amendment and restatement will become effective without the signature of such Non-Extending Lender subject to the termination of its Commitment on the effective date of such extension, the payment of all amounts owed to such Non-Extending Lender by the Issuer and the payment by such Non-Extending Lender of all amounts owed by it to the Issuing Bank.

         5.03 Fees.

         (a) Participation Fee. The Issuer agrees to pay to the Administrative Agent for the account of the Lenders ratably in accordance with their Participation Percentages a participation fee (the "Participation Fee") at the rate of 0.70% per annum from the Effective Date until August 6, 2004, and at the rate of 0.90% per annum anytime after August 6, 2004 (each such rate being the "Participation Rate") on the amount of the Commitments as from time to time in effect less the aggregate amount of (i) any unreimbursed Drawings not converted into Loans (ii) any unreimbursed Standby L/C Drawing and (iii) any outstanding Loans. The Participation Fee shall accrue from August 8, 2003 to the Termination Date and shall be payable in arrears on the 8th day in each of November, February, May and August and on the Termination Date commencing on August 8, 2003, provided that if any day or the Termination Date is not a Business Day, then the Participation Fee shall be payable on the next preceding Business Day.

         (b) Letter of Credit Fees. The Issuer will pay to the Issuing Bank Letter of Credit administration fees (the "Letter of Credit Fees") in the amounts and at the times agreed to by the Issuing Bank and the Issuer in a separate fee letter among the Administrative Agent and the Issuer, dated August 8, 2003 (the "Fee Letter").

         (c) Standby L/C Fees. The Issuer will pay to the Issuing Bank Standby L/C administration fees (the "Standby L/C Fees") in the amounts and at the times agreed to by the Issuing Bank and the Issuer in the Fee Letter.

         (d) Agency Fees. The Issuer will pay to the Administrative Agent, for the sole account of the Administrative Agent, an agency fee (the "Agency Fees") in the amount and at the times agreed to by the Administrative Agent and the Issuer in the Fee Letter.

         (e) Arrangement Fees. The Issuer will pay to the Arrangers, for the sole account of the Arrangers, the arrangement fees (the "Arrangement Fees") and other fees in the amounts and at the times agreed to by the Arrangers and the Issuer in the Fee Letter.

         (f) Depositary Fees. The Issuer will pay to the Depositary, for the sole account of the Depositary, a depositary fee (the "Depositary Fees") in the amount and at the times agreed to by the Depositary and the Issuer in a separate fee letter (the "Depositary Fee Letter").

         (g) Up-Front Fee. The Issuer will pay to the Administrative Agent, for the account of the Lenders, an up-front fee (the "Up-front Fee") in accordance with the Summary of Terms and Conditions agreed to by the Issuer and the Arrangers on June 18, 2003.

         5.04 Computation of Fees. All fees calculated on a per annum basis shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         5.05 Taxes.

         (a) Any and all payments by the Issuer or the Guarantor, as the case may be, to any Lender, the Issuing Bank or the Administrative Agent under this Agreement and the other Transaction Documents shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. In addition, the Issuer shall promptly pay all Other Taxes.

         (b) Except as otherwise provided in Section 5.05(c), the Issuer and the Guarantors agree to indemnify and hold harmless each Lender, the Issuing Bank and the Administrative Agent for the full amount of Taxes or Other Taxes, excluding in each case United States backup withholding Taxes imposed because of payee underreporting (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.05) paid by or assessed against any Lender, the Issuing Bank or the Administrative Agent in respect of any sum payable hereunder and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, unless such penalties, interest, additions to tax or expenses are incurred solely as a result of any gross negligence or willful misconduct of such Lender, Issuing Bank or Administrative Agent, as the case may be. Payment under this indemnification shall be made within 30 days after the date any Lender, the Issuing Bank or the Administrative Agent makes written demand therefore, setting forth in reasonable detail the basis and calculation of such amounts (such written demand shall be presumed correct, absent significant error).

         (c) If the Issuer or the Guarantors, as the case may be, shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender, the Issuing Bank or the Administrative Agent, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5.05, but excluding in each case United States backup withholding Taxes imposed because of payee underreporting), such Lender, the Issuing Bank or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, that, the Issuer shall not be required to increase any amounts payable to such Lender, Issuing Bank or the Administrative Agent to the extent such increased amounts would be in excess of the increased amounts that would have been payable to such Lender or Issuing Bank had such Lender, Issuing Bank or Administrative Agent complied with the requirements of paragraph
         (f) of this section;

                  (ii) the Issuer or the Guarantors, as the case may be, shall make such deductions and withholdings; and

                  (iii) the Issuer or the Guarantors, as the case may be, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

         (d) Within 30 days after the date of any payment by the Issuer or the Guarantors, as the case may be, of Taxes or Other Taxes, the Issuer or the Guarantors, as the case may be, shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

         (e) If the Issuer or the Guarantors, as the case may be, is required to pay additional amounts to any Lender or the Issuing Bank pursuant to paragraph (c) of this Section 5.05, then such Lender or the Issuing Bank, as the case may be, shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or issuing office, as the case may be, so as to eliminate the obligation of the Issuer or the Guarantor, as the case may be, to pay any such additional amounts which may thereafter accrue or to indemnify such Lender or the Issuing Bank in the future, if such change in the reasonable judgment of such Lender or the Issuing Bank is not otherwise disadvantageous to such Lender or the Issuing Bank.

         (f) The Issuing Bank, each Lender and the Administrative Agent shall, from time to time at the request of the Issuer or the Administrative Agent (as the case may be), promptly furnish to the Issuer and the Administrative Agent (as the case may be), such forms, documents or other information (which shall be accurate and complete) as may be reasonably required to establish any available exemption from, or reduction in the amount of, applicable Taxes; provided, however, that neither the Issuing Bank nor any Lender nor the Administrative Agent shall be obliged to disclose information regarding its tax affairs or computations to the Issuer in connection with this paragraph
(f). Each of the Issuer and the Administrative Agent shall be entitled to rely upon the accuracy of any such forms, documents or other information furnished to it by any Person and shall have no obligation to make any additional payment or indemnify any Person for any Taxes, interest or penalties that would not have become payable by such Person had such documentation been accurate.

         (g) If the Issuing Bank, the Administrative Agent or any Lender receives a refund or credit in respect of Taxes or Other Taxes as to which it has been indemnified by the Issuer or a Guarantor, as the case may be, pursuant to Section 5.05(b) and such refund or credit is directly and clearly attributable to this Agreement, it shall notify the Issuer or such Guarantor, as the case may be, of the amount of such refund or credit and shall return to the Issuer or such Guarantor, as the case may be, such refund or the benefit of such credit; provided, however, that (A) the Issuing Bank, the Administrative Agent or such Lender, as the case may be, shall not be obligated to make any effort to obtain such refund or credit or to provide the Issuer or the Guarantors with any information on or justification for the arrangement of its tax affairs or otherwise disclose to the Issuer, the Guarantors or any other Person any information that it considers to be proprietary or confidential, and (B) the Issuer or such Guarantor, as the case may be, upon the request of the Issuing Bank, the Administrative Agent or such Lender, as the case may be, shall return the amount of such refund or the benefit of such credit to the Issuing Bank, the Administrative Agent or such Lender, as the case may be, if the Issuing Bank, the Administrative Agent or such Lender, as the case may be, is required to repay the amount of such refund or the benefit of such credit to the relevant authorities within six years of the date the Issuer or such Guarantor, as the case may be, is paid such amount by the Issuing Bank, the Administrative Agent or such Lender, as the case may be.

         5.06 General Provisions as to Payments.

         (a) All payments to be made by the Issuer or the Guarantors, as the case may be, shall be made without set-off, counterclaim or other defense. Except as otherwise expressly provided herein and in the Depositary Agreement, all payments by the Issuer shall be made to the Administrative Agent for the account of the Lenders or the Issuing Bank, as the case may be, at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 3:30 p.m. (New York City time) (but not earlier than 11:30 a.m. (New York City time)) in respect of any Drawing under the Letter of Credit or any Standby L/C Drawing under a Standby L/C, on the dates specified herein but in no event prior to the payment by the Issuing Bank of such Drawing or Standby L/C Drawing, as the case may be, to be reimbursed. The Administrative Agent will promptly distribute to the Issuing Bank or to each Lender its Participation Percentage (or other applicable share as expressly provided herein) of each payment in like funds as received. Any payment received by the Administrative Agent later than 3:30 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

         (b) Except and to the extent otherwise specifically provided herein, whenever any payment to be made hereunder is due on a day which is not a Business Day, the date for payment thereof shall be extended to the immediately following Business Day and, if interest is stated to be payable in respect thereof, interest shall continue to accrue to such immediately following Business Day.

         (c) Unless the Administrative Agent shall have received notice from the Issuer prior to the date on which any payment is due to the Issuing Bank or the Lenders hereunder that the Issuer will not make such payment in full, the Administrative Agent may assume that the Issuer has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to the Issuing Bank or each Lender, as the case may be, on such due date an amount equal to the amount then due the Issuing Bank or such Lender. If and to the extent that the Issuer shall not have made such payment, the Issuing Bank or each Lender, as the case may be, shall repay to the Administrative Agent forthwith on demand such amount distributed to the Issuing Bank or such Lender together with accrued interest thereon, for each day from the date such amount is distributed to the Issuing Bank or such Lender until the date the Issuing Bank or such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate; provided, however, that if any amount remains unpaid by the Issuing Bank or any Lender for more than five Business Days after the Administrative Agent has made a demand for such amount, the Issuing Bank or such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Administrative Agent at a rate per annum equal to the Federal Funds Rate plus 1%, and, provided further, that if any such amount remains unpaid by the Issuing Bank or any Lender for more than ten Business Days, the Issuing Bank or such Lender shall, commencing on the day next following such tenth Business Day, pay interest to the Administrative Agent at a rate per annum equal to the Federal Funds Rate plus 2%.

         5.07 Funding Losses. If the Issuer makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto (including a prepayment pursuant to Section 3.09, 3.10 or 12.02), or if the Issuer fails to borrow any Eurodollar Loans after notice has been given to any Lender in accordance with Section 3.02 or to convert or continue a Loan as a Eurodollar Loan after a Notice of Continuation/Conversion has been delivered by the Issuer pursuant to Section 3.05, or if the Issuer fails to prepay any Eurodollar Loans after notice has been given pursuant to Section 3.09, the Issuer shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or reemploying deposits bearing interest by reference to LIBOR from third parties, provided such Lender shall have delivered to the Issuer a certificate setting forth in reasonable detail the computations for the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         5.08 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

         (a) the Administrative Agent determines that by reason of circumstances affecting the London interbank market, adequate means do not exist for ascertaining LIBOR applicable to such Interest Period or that deposits in Dollars (in the applicable amounts) are not being offered in the London interbank market for such Interest Period, or

         (b) the Required Lenders advise the Administrative Agent that LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Issuer and the Lenders. Thereafter, for so long as paragraph (a) or paragraph
(b) above applies, all Loans hereunder shall be made or continued as Base Rate Loans.

         5.09 Illegality. If any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Loans as contemplated by this Agreement, (a) the obligation of such Lender hereunder to make Loans shall forthwith be cancelled to the extent required by law and (b) all outstanding Loans, if any, shall (i) if so required by law be repaid or (ii) in the case of Eurodollar Loans, if so permitted by law, at the option of the Issuer either (A) be repaid or (B) be converted to Base Rate Loans, in each case, on the last day of the Interest Period therefor. If any such repayment or conversion of a Eurodollar Loan is made on a day which is not the last day of the Interest Period therefor, the Issuer shall pay to such Lender such amounts, if any, as may be required pursuant to Section 5.07.

         5.10 Increased Costs; Capital Adequacy.

         (a) If the Issuing Bank or any Lender determines that due to either
(x) the introduction of any Requirement of Law, including any Capital Adequacy Regulation, or any change in any Requirement of Law or in the interpretation thereof (including those relating to reserves, special deposits, the basis of taxation, capital adequacy or Eurocurrency Liabilities or any other form of banking or monetary requirements or controls) or (y) compliance therewith by the Issuing Bank or any Lender:

                  (i) the cost to the Issuing Bank or such Lender of maintaining its Commitment or maintaining the Letter of Credit or maintaining the Standby L/Cs or making or maintaining its Loans or its participation in the Letter of Credit Facility or Standby L/C Facility is increased;

                  (ii) the Issuing Bank or such Lender incurs a cost or suffers a reduction in yield (including the cost of, or reduction in yield arising from, complying with such taxation, reserve, special deposit, cash ratio, liquidity, capital adequacy, Eurocurrency Liabilities or other requirement or control as aforesaid) as a result of its having agreed to issue the Letter of Credit, to participate in the Letter of Credit Facility, to issue the Standby L/Cs or to participate in the Standby L/C Facility or to give effect to its obligations contemplated hereunder; or

                  (iii) the Issuing Bank or such Lender makes any additional payment or suffers a reduction in yield or forgoes any interest or other return on or calculated by reference to any amount received or receivable by it hereunder or calculated by reference to the amount of its Loans, its issuance of the Letter of Credit or its participation in the Letter of Credit Facility, its issuance of Standby L/Cs, or participation in the Standby L/C Facility or its Commitment;

then and in each such case:

                  (A) the Issuing Bank or such Lender (an "Affected Lender") shall notify the Issuer through the Administrative Agent in writing of such event promptly upon its becoming aware of the event entitling it to make a claim; provided, however, that the failure to give such notice shall not affect the rights of any Affected Lender under this
         Section 5.10(a); and

                  (B) upon demand from time to time by such Affected Lender through the Administrative Agent, the Issuer shall pay to the Administrative Agent for the account of such Affected Lender such amount as shall compensate such Affected Lender for such increased cost, reduction in yield, or shortfall in return, additional payment or forgone interest or other return. The certificate of such Affected Lender specifying the amount of such compensation shall be conclusive except in the case of manifest error.

         (b) The Issuing Bank and each Lender agree that, upon the occurrence of any event giving rise to the operation of paragraph (a) above as to it, it will, if so requested by the Issuer, use its commercially reasonable efforts to avoid or minimize the consequences of such event; provided, however, that such action shall not, in the judgment of the Issuing Bank or such Lender, as the case may be, be illegal or economically or otherwise disadvantageous to it.

         (c) It is understood that paragraph (a) above does not apply to the introduction of or any increase in the income or franchise taxes of the Issuing Bank, the Administrative Agent or any Lender levied by any jurisdiction (or political subdivision or taxing authority thereof) under the laws of which the Issuing Bank, the Administrative Agent or any Lender is organized or in which a Lending Office or the principal place of business of the Issuing Bank, the Administrative Agent or such Lender is located or where the Administrative Agent performs its functions as Administrative Agent or as are imposed on the Lender, the Issuing Bank or the Administrative Agent (as the case may be) as a result of a present or former connection between the Lender, the Issuing Bank or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender, the Issuing Bank or such Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, the Transaction Documents).

         5.11 Substitute Lenders. If any Lender has demanded compensation pursuant to Section 5.05(c) or to Section 5.10(a), and such Lender does not waive its right to future additional compensation pursuant to Section 5.05(c) or Section 5.10(a), the Issuer shall have the right (a) to replace such Lender with a Substitute Lender or Substitute Lenders that shall succeed to the rights of such Lender under this Agreement upon execution of an Assignment and Assumption Agreement and payment by the Issuer of the related processing fee of U.S.$3,500 to the Administrative Agent and a fee of U.S.$1,500 payable directly to the Issuing Bank; or (b) to remove such Lender, reduce the Commitments by the amount of the Commitment of such Lender, adjust the Participation Percentage of each Lender in the manner set forth in Section
2.06 and, by requesting the Issuing Bank to submit a Notice of Reduction of Stated Amount to cause the Stated Amount of the Letter of Credit to be reduced by an amount equal to the Commitment of such Lender; provided, however, that such Lender shall not be replaced or removed hereunder until such Lender has been repaid in full all amounts owed to it pursuant to this Agreement and the other Transaction Documents (including Section 5.05(c) and Section 5.10(a)) unless any such amount is being contested by the Issuer in good faith and; provided, further, however, that no such reduction shall be permitted if after giving effect thereto, the sum of the aggregate Face Amount of Commercial Paper Notes Outstanding, any unreimbursed Drawings, the Standby L/C Exposure and any Loans then outstanding would exceed the Commitments as so reduced or the Commitments as so reduced would aggregate less than the Aggregate Outstandings.

         5.12 Sharing of Payments, Etc.

         (a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Participation Percentage of payments on account of the Obligations obtained by all the Lenders (an "excess payment"), such Lender shall forthwith (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Lenders such participations in such Obligations owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Participation Percentage (according to the proportion of (A) the amount of such paying Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased pursuant to this Section 5.12 and will in each case notify the Lenders following any such purchases.

         (b) If any Lender shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Lenders and, as a result thereof or in connection therewith, it shall receive any excess payment, then such Lender shall not be required to share any portion of such excess payment with any Lender which has the legal right to, but does not, join in any such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

         (c) The Issuer agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.12 may exercise all its rights of set-off with respect to such participation as fully as if such Lender were the direct creditor of the Issuer in the amount of such participation.


                                  ARTICLE VI
                             CONDITIONS PRECEDENT

         6.01 Conditions to Effectiveness. The obligation of the Issuing Bank to issue the Letter of Credit is subject to the satisfaction or waiver of the following conditions precedent (the date on which all such conditions precedent are satisfied or waived being the "Effective Date"):

         (a) Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed by each party hereto.

         (b) Notes. All the Notes shall have been duly executed and delivered by the Issuer to the Administrative Agent.

         (c) Depositary Agreement and Dealer Agreements. The Administrative Agent shall have received (i) counterparts of the Depositary Agreement duly executed by each party thereto together with evidence from the Depositary that the Commercial Paper Account and the Letter of Credit Account have been established at the office of the Depositary and copies of all documents to be delivered pursuant to the Depositary Agreement, (ii) copies of each Dealer Agreement duly executed by the parties thereto and (iii) evidence reasonably satisfactory to it that each Dealer has approved the Offering Statement to be used in connection with the issuance and sale of the Commercial Paper Notes.

         (d) Opinions of Issuer's and each Guarantor's Counsel. The Administrative Agent shall have received (i) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Issuer and the Guarantors, in substantially the form of Exhibit G, (ii) the opinion of Lic. Ramiro G. Villareal Morales, Mexican counsel to the Issuer, in substantially the form of Exhibit H and (iii) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Issuer and the Guarantors, as to certain securities laws issues as the Dealers may request and bankruptcy law issues as the Rating Agencies may request.

         (e) Opinion of Counsel to the Administrative Agent. The
Administrative Agent shall have received a favorable opinion of Basham, Ringe y Correa, special Mexican counsel to the Administrative Agent.

         (f) Opinion of Counsel to the Issuing Bank. The Administrative Agent shall have received (i) the opinion of Lovells, English counsel to the Issuing Bank, and (ii) the opinion of Hughes Hubbard & Reed LLP, New York counsel to the Issuing Bank, each as to the enforceability of the Letter of Credit.

         (g) Governmental Approvals. The Administrative Agent shall have received certified copies of all necessary approvals, authorizations, or consents of, or notices to, or registrations with, any Governmental Authority required for the Issuer and each Guarantor to enter into, or perform its obligations under, the Transaction Documents, including the approval of the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) for the registration of the Commercial Paper Notes with the Special Section of the National Registry of Securities and Intermediaries (Registro Nacional de Valores e Intermediarios).

         (h) Organizational Documents of the Issuer and the Guarantors. The Administrative Agent shall have received certified copies of (i) the acta constitutiva and estatutos sociales in effect on the Effective Date of the Issuer and each Guarantor, (ii) the powers-of-attorney of each Person executing any Transaction Document on behalf of the Issuer and each Guarantor, together with specimen signatures of such Person and (iii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the authorization for the execution, delivery and performance of each such Transaction Document and the transactions contemplated hereby and thereby. All certificates shall state that the resolutions or other information referred to in such certificates have not been amended, modified, revoked or rescinded as of the date of such certificates (which shall not be earlier than five Business Days before the Effective Date).

         (i) Agent for Service of Process. The Administrative Agent shall have received a power of attorney, notarized under Mexican law, granted by the Issuer and each Guarantor to the Process Agent in respect of the Transaction Documents together with evidence that the Process Agent has accepted its appointment as Process Agent pursuant to Section 16.12.

         (j) Ratings. The Administrative Agent shall have received copies of letters, addressed to the Issuer and delivered by the Issuer to each Dealer, from Moody's and S&P confirming that upon the issuance of the Letter of Credit the Commercial Paper Notes will be rated at least P-1 by Moody's and A-1 by S&P or similarly rated by another nationally recognized rating agency mutually acceptable to the Issuer and the Arrangers.

         (k) Fees and Expenses. The Issuer shall have paid (i) to the Administrative Agent, the Agency Fees and the Up-Front Fee due on the Effective Date, (ii) to the Arrangers the fees specified in the Fee Letter due on the Effective Date, (iii) to the Issuing Bank the Letter of Credit Fees due on the Effective Date, (iv) to the Depositary, the fees specified in the Depositary Fee Letter due on the Effective Date, and (v) all other reasonable fees and amounts payable by the Issuer hereunder pursuant to Section 16.04 on or prior to the Effective Date and as otherwise agreed.

         (l) No Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date and the Issuer and each Guarantor shall have provided a certificate from a Responsible Officer of the Issuer to such effect to the Administrative Agent.

         (m) Representations and Warranties. The representations and warranties of the Issuer and of each Guarantor contained in this Agreement and each other Transaction Document shall be true on and as of the Effective Date and the Issuer and each Guarantor shall have provided a certificate to such effect to the Administrative Agent.

         (n) No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2002 and there shall have occurred no circumstance and/or event of a financial, political or economic nature in Mexico which has a reasonable likelihood of having a material adverse effect on the ability of the Issuer or the Guarantors to perform their obligations under this Agreement and the other Transaction Documents.

         (o) Other Documents. The Administrative Agent shall have received such other certificates, powers of attorney and other documents and undertakings relating to the authority for, and the execution, delivery and validity of, the Transaction Documents, as may be reasonably requested by the Administrative Agent or the Issuing Bank or any Lender through the Administrative Agent.

         (p) Fees, Costs and Expenses under the Prior Agreement. The Issuer shall have paid all accrued and unpaid fees payable under the Prior Agreement to the extent due and payable on or before the Effective Date of this Agreement.

         (q) Prior Agreement. All notes in favor of or commitments issued by each lender under the Prior Agreement shall be simultaneously paid, cancelled, refinanced or replaced hereunder, except with regard to Standby L/C's pursuant to Section 4.01(b).

         (r) Non-Extending Lenders. Each Non-Extending Lender shall, subject to Section 5.02 and Section 16.06, be released from its obligations as under this Agreement and shall no longer be a Lender hereunder, but shall continue to be entitled to the benefits of Sections 5.05, 5.07, 5.10 with respect to facts and circumstances occurring prior to the Effective Date of this Agreement.

         (s) Additional Commitment Lenders and Lenders. Each Additional Commitment Lender and each lender party to the Prior Agreement that elected to extend its Commitment hereunder by signing this Agreement shall have become a Lender for all purposes of this Agreement and confirms its obligations under
Section 2.04 with respect to the Letter of Credit Facility and 4.04 with respect to the Standby L/C Facility and Standby L/Cs existing on the Effective Date.

         6.02 Conditions Precedent to the Issuance of Commercial Paper Notes. Each issuance of Commercial Paper Notes is subject to the satisfaction of the following conditions precedent on the date of issuance:

         (a) other than in connection with the first issuance of Commercial Paper Notes on the Effective Date, the Issuer shall have deposited or caused to be deposited in the Commercial Paper Account an amount equal to the Issuer Deposit Amount for such date;

         (b) immediately after giving effect to such issuance, the aggregate Face Amount of all Commercial Paper Notes issued and Outstanding shall not be greater than the Stated Amount of the Letter of Credit;

         (c) immediately after giving effect to such issuance, the aggregate Face Amount of all Commercial Paper Notes Outstanding shall not exceed an amount equal to (i) the amount of the Commitments at such time less (ii) the sum of (A) the aggregate principal amount of all outstanding Loans, (B) the aggregate amount of all unreimbursed Drawings not converted into Loans and (C) the Standby L/C Exposure;

         (d) immediately before and after such issuance, no Default or Event of Default shall have occurred and be continuing;

         (e) (i) no Notice of Termination or Notice of Default shall have been delivered by the Issuing Bank, (ii) no Notice of Acceleration shall have been delivered by the Administrative Agent and (iii) no instruction to cease issuing Commercial Paper Notes shall have been delivered to the Depositary by the Administrative Agent, the Issuer or the Issuing Bank pursuant to Section
2.07 or 12.02(e) or as provided in the Depositary Agreement;

         (f) no writ, order, judgment, warrant of attachment, execution or similar process or stay or legal restraint shall have been imposed on the Commercial Paper Account or the Letter of Credit Account or on the proceeds of the Commercial Paper Notes;

         (g) the Commercial Paper Notes shall be rated at least P-2 by Moody's and A-2 by S&P;

         (h) no Non-Default Disruption Event shall have occurred and be continuing; and

         (i) each of the representations and warranties made by the Issuer in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         6.03 Conditions Precedent to Borrowings, Continuation or Conversion of the Loans and Issuances of Standby L/Cs. The obligation of any Lender to make a Loan on the occasion of any Borrowing or to continue or convert any Loan or for the Issuing Bank to issue a Standby L/C is subject to the satisfaction of the following conditions:

         (a) in the case of Borrowings, continuance or conversion of Loans, the Administrative Agent shall have received a Notice of Borrowing or a Notice of Continuation/Conversion as required by Section 3.02 or 3.05 respectively and, in the case of issuances of Standby L/Cs, the Issuing Bank shall have received the notice and all other documents, instruments and agreements referred to in Section 4.01(c);

         (b) in the case of Borrowings continuance or conversion of Loans, (i) the Issuer shall have certified to the Administrative Agent no later than 11:00 a.m. (New York City time) on the date of such Borrowing or continuation or conversion of any Loan that a CP Disruption Event has occurred and is continuing or that the CP Disruption Event which existed on the Non-Default Disruption Date is continuing to exist or (ii) the Issuing Bank shall have confirmed to the Administrative Agent that a Downgrading Event or an Illegality Event, as the case may be, has occurred and is continuing or that the Downgrading Event or the Illegality Event, as the case may be, which existed on the Non-Default Disruption Date is continuing to exist;

         (c) immediately after such Borrowing (after giving effect to the payment of any unreimbursed Drawing with the proceeds of such Borrowing), the continuation or conversion of any Loan or the issuance of the Standby L/C, as the case may be, the Total Outstandings shall not exceed the Commitments;

         (d) in the case of Borrowings of Loans pursuant to Section 3.01(a), the amount of such Borrowing shall not exceed the amount of the payment under the Letter of Credit in respect of a Drawing being reimbursed with the proceeds of such Borrowing;

         (e) in the case of issuances of Standby L/Cs, the stated amount of the Standby L/C subject of such issuance shall not exceed the Available Standby Sublimit.

         (f) immediately before and after such Borrowing or the continuation or conversion of any Borrowing or the issuance of such Standby L/C, no Default or Event of Default shall have occurred and be continuing and such Borrowing or continuation or conversion of any Loan or issuance of a Standby L/C thereof will not cause or result in a Default or Event of Default; and

         (g) the representations and warranties of the Issuer contained in this Agreement and in each other Transaction Document and of each Guarantor contained in this Agreement shall be true and correct in all material respects on and as of the date of any Borrowing, continuation or conversion of any Loan or issuance of a Standby L/C thereof.

         (h) in the case of issuances of Standby L/Cs the Issuer shall have paid to the Issuing Bank all of the Standby L/C Fees due and payable on or before the issuance of such Standby L/C.

         6.04 Conditions Precedent to Effectiveness of Extension Amendment and Restatement. In addition to the foregoing, an extension of the Stated Termination Date, including the extension of the Prior Agreement embedded in this Agreement, shall not be effective unless:

                  (x) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

                  (y) the representations and warranties contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (z) on or before the effective date of each extension amendment and restatement, (1) the Issuer shall have paid in full the principal of and interest on all of the Loans made by each Non-Extending Lender to the Issuer under the Prior Agreement, (2) the Issuer shall have paid in full all other amounts owing to such Non-Extending Lender under the Prior Agreement, (3) the aggregate amount of the Commitments shall not be less than the Aggregate Outstandings, and (4) each Non-Extending Lender shall have paid all amounts owed by it to the Issuing Bank.


                                  ARTICLE VII
                 REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         The Issuer represents and warrants that:

         7.01 Corporate Existence and Power.

         (a) The Issuer is a corporation (sociedad anonima de capital variable) duly incorporated, validly existing and in good standing under the laws of Mexico and has all requisite corporate power and authority (including all governmental licenses, permits and other approvals except for such licenses, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

         (b) All of the outstanding stock of the Issuer has been validly issued and is fully paid and non-assessable.

         7.02 Power and Authority; Enforceable Obligations.

         (a) The execution, delivery and performance by the Issuer of each Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Issuer's corporate powers and have been duly authorized by all necessary corporate action pursuant to the estatutos sociales of the Issuer.

         (b) This Agreement and the other Transaction Documents to which the Issuer is a party have been duly executed and delivered by the Issuer and constitute, and each Commercial Paper Note, when executed by the Issuer, countersigned by the Depositary as provided in the Depositary Agreement, and delivered, will constitute, legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equity principles.

         7.03 Compliance with Law and Other Instruments. The execution, delivery and performance of this Agreement and any of the other Transaction Documents to which the Issuer is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of the Issuer pursuant to, any Contractual Obligation of the Issuer or (b) result in any violation of the estatutos sociales of the Issuer or any provision of any Requirement of Law applicable to the Issuer.

         7.04 Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance by the Issuer of this Agreement and the other Transaction Documents to which the Issuer is a party or the taking of any action contemplated hereby or by any other Transaction Document except for the registration of the Commercial Paper Notes with the Special Section of the Registro Nacional de Valores e Intermediarios of the Comision Nacional Bancaria y de Valores, in respect of which an authorization has been obtained and is in full force and effect.

         7.05 Financial Information.

         (a) The consolidated balance sheet of the Issuer and its Subsidiaries as at December 31, 2002, and the related consolidated statements of income and cash flows of the Issuer and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Cardenas Dosal, S.C., independent public accountants, and the consolidated balance sheet of the Issuer and its Subsidiaries as at June 30, 2003, and the related consolidated statements of income and cash flows of the Issuer and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Issuer, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at June 30, 2003, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the consolidated financial condition of the Issuer and its Subsidiaries as at such dates and the consolidated results of the operations of the Issuer and its Subsidiaries for the periods ended on such dates, all in accordance with Mexican GAAP, consistently applied.

         (b) Since December 31, 2002 there has been no development or event which has had or is reasonably likely to have a Material Adverse Effect.

         7.06 Litigation. Except as set forth in Schedule 7.06, there is no pending or threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Issuer or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (a) would be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Issuer or any of its Subsidiaries, of the litigation described in Schedule 7.06.

         7.07 No Immunity. The Issuer is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Transaction Document by the Issuer constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico neither the Issuer nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

         7.08 Investment Company Act. The Issuer is not, and is not controlled by, an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

         7.09 Direct Obligations; Pari Passu; Liens.

         (a) (i) This Agreement constitutes a direct, unconditional unsubordinated and unsecured obligation of the Issuer, and (ii) the Notes and the Commercial Paper Notes, when issued and delivered, will constitute direct, unconditional unsubordinated and unsecured obligations of the Issuer.

         (b) The obligations of the Issuer under this Agreement and the Notes rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of the Issuer.

         (c) There are no Liens on the property of the Issuer or any of its Subsidiaries other than Permitted Liens.

         7.10 Subsidiaries. All Material Subsidiaries of the Issuer are listed on Schedule 7.10.

         7.11 Ownership of Property. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Issuer and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except Permitted Liens.

         7.12 No Recordation Necessary.

         (a) This Agreement and the Notes are in proper legal form under the law of Mexico for the enforcement thereof against the Issuer under the law of Mexico. Except for the registration referred to in Section 7.04, to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Transaction Document in Mexico, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any Governmental Authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement, unless such stamp or similar taxes have been paid by the Issuer; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

         (b) It is not necessary (i) in order for the Administrative Agent, the Issuing Bank or any Lender to enforce any rights or remedies under the Transaction Documents or (ii) solely by reason of the execution, delivery and performance of this Agreement by the Administrative Agent, the Issuing Bank or any Lender, that the Administrative Agent, the Issuing Bank or such Lender be licensed or qualified with any Mexican Governmental Authority or be entitled to carry on business in Mexico.

         7.13 Taxes.

         (a) Each Obligor has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Issuer, except where the same may be contested in good faith by appropriate proceedings and as to which such Obligor maintains reserves to the extent it is required to do so by law or pursuant to Mexican GAAP. The charges, accruals and reserves on the books of each Obligor in respect of taxes or other governmental charges are, in the opinion of the Issuer, adequate.

         (b) Except for tax imposed by way of withholding on interest, fees and commissions remitted from Mexico, there is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by or in Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any of the other Transaction Documents or (ii) on any payment to be made by the Issuer pursuant to this Agreement or any of the other Transaction Documents. The Issuer is permitted to pay any additional amounts payable pursuant to Section 5.05.

         7.14 Compliance with Laws. The Issuer and its Subsidiaries are in compliance in all material respects with all applicable Requirements of Law (including with respect to the licenses, certificates, permits, franchises, and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, antitrust laws or Environmental Laws and the rules and regulations and laws with respect to social security, workers' housing funds, and pension funds obligations), except where the failure to so comply would not have a Material Adverse Effect.

         7.15 Absence of Default. No Default or Event of Default has occurred and is continuing.

         7.16 Full Disclosure. All information heretofore furnished by the Issuer to the Administrative Agent, the Arrangers, the Issuing Bank or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer to the Administrative Agent, the Arrangers, the Issuing Bank or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Issuer has disclosed to the Lenders in writing any and all facts which may have a Material Adverse Effect.

         7.17 Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity. In any action or proceeding involving the Issuer arising out of or relating to this Agreement in any Mexican court or tribunal, a Lender, the Issuing Bank, the Arrangers and the Administrative Agent would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 16.10,
16.11 and 16.13.

         7.18 Aggregate Outstandings. The Aggregate Outstandings do not exceed the aggregate amount of the Commitments.

         7.19 Standby L/C's. Attached hereto as Schedule 7.19 is a complete and accurate list of the outstanding Standby L/C's issued hereunder or under the Prior Agreement for the account of the Issuer, listed by L/C Number, stated amount, date of issue and expiry.


                                 ARTICLE VIII
               REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

         Each of the Guarantors separately represents and warrants that:

         8.01 Corporate Existence and Power.

         (a) Such Guarantor is a corporation (sociedad anonima de capital variable) duly incorporated, validly existing and in good standing under the laws of Mexico and has all requisite corporate power and authority (including all governmental licenses, permits and other approvals except for such licenses, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

         (b) All of the outstanding stock of such Guarantor has been validly issued and is fully paid and non-accessible.

         8.02 Power and Authority; Enforceable Obligations.

         (a) The execution, delivery and performance by such Guarantor of each Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Guarantor's corporate powers and have been duly authorized by all necessary corporate action pursuant to the estatutos sociales of such Guarantor.

         (b) This Agreement and the other Transaction Documents to which such Guarantor is a party have been duly executed and delivered by such Guarantor and constitute legal, valid and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equity principals.

         8.03 Compliance with Law and Other Instruments. The execution, delivery and performance of this Agreement and any of the other Transaction Documents to which such Guarantor is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of such Guarantor pursuant to, any Contractual Obligation of such Guarantor or (b) result in any violation of the estatutos sociales of such Guarantor or any provision of any Requirement of Law applicable to such Guarantor.

         8.04 Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance by such Guarantor of this Agreement and the other Transaction Documents to which such Guarantor is a party or the taking of any action contemplated hereby or by any other Transaction Document except for the registration of the Commercial Paper Notes with the Special Section of the Registro Nacional de Valores e Intermediarios of the Comision Nacional Bancaria y de Valores, in respect of which an authorization has been obtained and is in full force and effect.

         8.05 No Immunity. Such Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Transaction Document by such Guarantor constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico neither such Guarantor nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

         8.06 Direct Obligations; Pari Passu.

         (a) This Agreement constitutes a direct, unconditional unsubordinated and unsecured obligation of such Guarantor.

         (b) The obligations of such Guarantor under this Agreement rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of such Guarantor.

         8.07 No Recordation Necessary. This Agreement is in proper legal form under the law of Mexico for the enforcement thereof against such Guarantor under the law of Mexico. Except for the registration referred to in Section 8.04, to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Transaction Document in Mexico, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any Governmental Authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement unless such stamp or similar taxes have been paid by the Issuer or the Guarantors; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

         8.08 Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity. In any action or proceeding involving such Guarantor arising out of or relating to this Agreement in any Mexican court or tribunal, a Lender, the Issuing Bank, the Arrangers and the Administrative Agent would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 16.10, 16.11 and 16.13.


                                  ARTICLE IX
                             AFFIRMATIVE COVENANTS

         The Issuer covenants and agrees that for so long as any Obligation under this Agreement or any other Transaction Document remains unpaid, the Letter of Credit remains outstanding, any Standby L/Cs remain outstanding or any Lender has any Commitment hereunder:

         9.01 Financial Reports and Other Information. The Issuer will deliver to the Administrative Agent (with a copy for each Lender):

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Issuer, a copy of the annual audit report for such year for the Issuer and its Subsidiaries containing consolidated and consolidating balance sheets of the Issuer and its Subsidiaries, as of the end of such fiscal year and consolidated statements of income and cash flows of the Issuer and its Subsidiaries, for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Issuer and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Mexican GAAP, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) a certificate of a Responsible Officer of the Issuer, stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Issuer has taken and proposes to take with respect thereto; provided that in the event of any change in the Mexican GAAP used in the preparation of such financial statements, the Issuer shall also provide, for informational purposes only, a statement of reconciliation conforming such financial statements to Mexican GAAP consistent with those applied in the preparation of the financial statements referred to in Section 7.05 and provided further that all such documents will be prepared in English; and

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, consolidated balance sheets of the Issuer and its Subsidiaries, as of the end of such quarter and consolidated statements of income and cash flows of the Issuer and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by any Responsible Officer of the Issuer as having been prepared in accordance with Mexican GAAP and together with a certificate of a Responsible Officer of the Issuer, as to compliance with the terms of this Agreement and stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Issuer has taken and proposes to take with respect thereto; provided that in the event of any change in the Mexican GAAP used in the preparation of such financial statements, the Issuer shall also provide, for informational purposes only, a statement of reconciliation conforming such financial statements to Mexican GAAP consistent with those applied in the preparation of the financial statements referred to in Section 7.05 and provided further that all such documents will be prepared in English.

         9.02 Notice of Default and Litigation. The Issuer will furnish to the Administrative Agent (and the Administrative Agent will notify the Issuing Bank, each Lender, the Depositary and each Dealer):

         (a) as soon as practicable and in any event within five days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Issuer setting forth details of such Default or Event of Default and the action that the Issuer has taken and proposes to take with respect thereto; and

         (b) promptly after the commencement thereof, notice of all actions and proceedings before any court, Governmental Authority or arbitrator affecting the Issuer or any of its Subsidiaries of the type described in
Section 7.06.

         9.03 Compliance with Laws and Contractual Obligations, Etc. The Issuer will comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Requirements of Law (including with respect to the licenses, approvals, certificates, permits, franchises, notices, registrations and other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, antitrust laws or Environmental Laws and laws with respect to social security and pension funds obligations) and all material Contractual Obligations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         9.04 Payment of Obligations. The Issuer will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property, except where the failure to make such payments or effect such discharges could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Issuer nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         9.05 Maintenance of Insurance. The Issuer will maintain, and cause each of its Subsidiaries to maintain, insurance with reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of established reputation engaged in similar businesses and owning similar properties in the same general areas in which the Issuer or such Subsidiary operates.

         9.06 Conduct of Business and Preservation of Corporate Existence. The Issuer will continue to engage in business of the same general type as now conducted by the Issuer and will preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), licenses, consents, permits, notices or approvals and franchises deemed material to its business; provided that neither the Issuer nor any of its Subsidiaries shall be required to maintain its corporate existence in connection with a merger or consolidation in compliance with Section 10.07; and provided, further that neither the Issuer nor any of its Subsidiaries shall be required to preserve any right or franchise if the Issuer or any such Subsidiary shall in its good faith judgment, determine that the preservation thereof is no longer in the best interests of the Issuer or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

         9.07 Books and Records. The Issuer will keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuer and each such Subsidiary in accordance with Mexican GAAP, consistently applied.

         9.08 Maintenance of Properties, Etc. The Issuer will:

         (a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and

         (b) maintain, preserve and protect all intellectual property and all necessary governmental and third party approvals, franchises, licenses and permits, material to the business of the Issuer or its Subsidiaries, provided neither paragraph (a) nor this paragraph (b) shall prevent the Issuer or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licenses or permits which discontinuance is desirable in the conduct of its business and which discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.09 Use of Proceeds.

         (a) The Issuer will use the proceeds of the Commercial Paper Notes and the proceeds of Loans made under Section 3.01(f) for general corporate purposes, including but not limited to the repayment of short term debt.

         (b) The Issuer will use the proceeds of the Loans made under Section 3.01(a) to reimburse the Issuing Bank as provided in Section 3.01(c).

         (c) The Issuer will ensure that at no time shall the Aggregate Outstandings exceed the aggregate amount of the Commitments then in effect.

         9.10 Pari Passu Ranking. The Issuer will ensure that at all times the Obligations of the Issuer under the Transaction Documents and the Obligations of the Guarantors under this Agreement constitute unconditional general obligations of such Obligor ranking in priority of payment at least pari passu with all other senior unsecured, unsubordinated Debt of such Obligor.

         9.11 Transactions with Affiliates. The Issuer will conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of its Affiliates on terms that are commercially reasonable and no less favorable to the Issuer or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         9.12 Maintenance of Governmental Approvals. The Issuer will maintain in full force and effect at all times all approvals of and filings with any Governmental Authority required under applicable law for the conduct of its business (including, without limitation, antitrust laws or Environmental Laws) and the performance of the Obligors' obligations hereunder and under the other Transaction Documents by the Issuer and/or the Guarantors, as applicable, and for the validity or enforceability hereof and thereof, except where failure to maintain any such approvals or filings could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE X
                              NEGATIVE COVENANTS

         The Issuer covenants and agrees that for so long as any Obligation under this Agreement or any other Transaction Document remains unpaid, the Letter of Credit remains outstanding, any Standby L/C remain outstanding or any Lender has any Commitment hereunder:

         10.01 The Commercial Paper Notes. The Issuer shall not permit (a) any Commercial Paper Note to have a stated date of maturity more than 360 days after its date of issuance, (b) any Commercial Paper Notes to mature after the Stated Termination Date or (c) Commercial Paper Notes having an aggregate Face Amount in excess of an amount equal to the product of (i) 50% and (ii) the Stated Amount to mature on any one Business Day (the "Settlement Limits"); provided, however, that in connection with an extension of the Stated Termination Date, the aggregate Face Amount of all Commercial Paper Notes Outstanding may mature on one Business Day on or prior to such Stated Termination Date and provided, further, notwithstanding any provision contained herein to the contrary, these Settlement Limits are for the benefit of the Issuing Bank, which may in its sole discretion waive these requirements without the prior written consent of any party to any Transaction Document.

         10.02 Securities Act. The Issuer shall not take or permit to be taken, to the extent within the control of the Issuer, any action that would result in the issuance and sale of the Commercial Paper Notes being subject to the registration requirements of the United States Securities Act of 1933, as amended.

         10.03 Offering Statements. The Issuer shall not issue Commercial Paper Notes except pursuant to an Offering Statement and shall not include in any Offering Statement in connection with the issuance, sale and distribution of the Commercial Paper Notes any information with respect to the Issuing Bank, the Letter of Credit, the Standby L/Cs, the Administrative Agent or any Lender unless the same shall have been previously approved in writing, in the case of the Issuing Bank, the Letter of Credit and the Standby L/Cs, by the Issuing Bank or, in the case of the Administrative Agent or a Lender, by the Administrative Agent or such Lender, as the case may be, prior to the inclusion in such Offering Statement.

         10.04 Depositary; Dealers; Depositary Agreement.

         (a) The Issuer shall not replace, or agree to any replacement of, the Depositary without the prior consents of the Issuing Bank and the Administrative Agent, which consents shall not be unreasonably withheld or delayed.

         (b) The Issuer shall not appoint or replace any Dealer without the approvals of the Issuing Bank and the Arrangers, which approvals shall not be unreasonably withheld or delayed.

         (c) The Issuer shall not agree to any amendment to the Depositary Agreement or waive any of its rights thereunder without the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

         10.05 Financial Conditions.

         (a) The Issuer shall not permit the Consolidated Leverage Ratio at any time to exceed 3.5 to 1.

         (b) The Issuer shall not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.5 to 1.

         (c) Concurrently with the delivery by the Issuer of any financial statements pursuant to Section 9.01 the Issuer shall deliver to Administrative Agent (with a copy to each Lender) a certificate from a Responsible Officer containing all information and calculations necessary for determining compliance by the Issuer with Sections 10.5(a) and (b) above.

         10.06 Liens. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Issuer or any Subsidiary, whether now owned or held or hereafter acquired, other than the following Liens ("Permitted Liens"):

         (a) Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (e) Liens existing on the date of this Agreement as described in
Schedule 10.06 hereto;

         (f) any Lien on property acquired by the Issuer after the date hereof that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition, and any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by the Issuer or any of its Subsidiaries after the date hereof; provided, further, that (A) any such Lien permitted pursuant to this clause
(f) shall be confined solely to the item or items of property so acquired (including, in the case of any Acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any Acquired Subsidiary or Acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (B) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

         (g) any Lien renewing, extending or refunding any Lien permitted by clause (f) above; provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other property;

         (h) any Liens created on shares of capital stock of the Issuer or any of its Subsidiaries solely as a result of the deposit or transfer of such shares into a trust or a special purpose vehicle (including any entity with legal personality) of which such shares constitute the sole assets; provided that (A) any shares of Subsidiary stock held in such trust, corporation or entity could be sold by the Issuer; and (B) proceeds from the deposit or transfer of such shares into such trust, corporation or entity and from any transfer of or distributions in respect of the Issuer's or any Subsidiary's interest in such trust, corporation or entity are applied as provided under
Section 10.08; and provided, further that such Liens may not secure Debt of the Issuer or any Subsidiary (unless permitted under another clause of this Section 10.06);

         (i) any Liens on securities securing repurchase obligations in respect of such securities;

         (j) any Liens in respect of any Receivables Program Assets which are or may be sold or transferred pursuant to a Qualified Receivables Transaction; and

         (k) in addition to the Liens permitted by the foregoing clauses (a) through (j), Liens securing Debt of the Issuer and its Subsidiaries (taken as a whole) not in excess of 5% of the Adjusted Consolidated Net Tangible Assets of the Issuer and its Subsidiaries;

unless, in each case, the Issuer has made or caused to be made effective provision whereby the Obligations hereunder are secured equally and ratably with, or prior to, the Debt secured by such Liens (other than Permitted Liens) for so long as such Debt is so secured.

         10.07 Consolidations and Mergers. The Issuer shall not, and shall not permit any Material Subsidiary to, in one or more related transactions, (x) consolidate with or merge into any other Person or permit any other Person to merge into it or (y), directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets to any Person, unless, with respect to any transaction described in clause (x) or
(y), immediately after giving effect to such transaction:

         (a) the Person formed by any such consolidation or merger, if it is not the Issuer or such Material Subsidiary, or the Person that acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Issuer or such Material Subsidiary (any such Person, a "Successor") (i) shall be a corporation organized and validly existing under the laws of its place of incorporation, which in the case of a Successor to the Issuer shall be Mexico, the United States, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof, (ii) in the case of a Successor to the Issuer, shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Required Lenders, the Obligations of the Issuer pursuant to this Agreement and the performance of every covenant on part of the Issuer to be performed and observed and (iii) in the case of a Successor to any Guarantor, shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Required Lenders, the performance of every covenant of this Agreement on part of such Guarantor to be performed and observed;

         (b) in the case of any such transaction involving the Issuer or any Guarantor, the Issuer or such Guarantor, or the Successor of any thereof, as the case may be, shall expressly agree to indemnify each Lender, the Administrative Agent and the Issuing Bank against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Lender, the Administrative Agent and/or the Issuing Bank solely as a consequence of such transaction with respect to payments under the Transaction Documents;

         (c) immediately after giving effect to such transaction, including for purposes of this clause (c) the substitution of any Successor to the Issuer for the Issuer or the substitution of any Successor to a Subsidiary for such Subsidiary and treating any Debt or Lien incurred by the Issuer or any Successor to the Issuer, or by a Subsidiary of the Issuer or any Successor to such Subsidiary, as a result of such transactions as having been incurred at the time of such transaction, no Event of Default or an event or condition which, after the giving of notice or lapse of time, or both, would have become an Event of Default shall have occurred and be continuing; and

         (d) the Issuer shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a written agreement is required in connection with such transaction, such written agreement comply with the relevant provisions of this Article X and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

         10.08 Sales of Assets, Etc. The Issuer will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise dispose of its assets (including the capital stock of any Subsidiary), other than (a) inventory, trade receivables and assets surplus to the needs of the business of the Issuer or any Subsidiary sold in the ordinary course of business and
(b) assets not used, usable or held for use in connection with cement operations and related operations, unless the proceeds of the sale of such assets are retained by the Issuer or such Subsidiary, as the case may be, and, as promptly as practicable after such sale (but in any event within 180 days of such sale), the proceeds are applied to (i) expenditures for property, plant and equipment usable in the cement industry or related industries; (ii) the repayment of senior Debt of the Issuer or any of its Subsidiaries, whether secured or unsecured; or (iii) investments in companies engaged in the cement industry or related industries.

         10.09 Change in Nature of Business. The Issuer shall not make, or permit any of its Material Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

         10.10 Margin Regulations. The Issuer shall not use any part of the proceeds of the Commercial Paper Notes or the Loans for any purpose which would result in any violation (whether by the Issuer, the Administrative Agent, the Issuing Bank or the Lenders) of Regulation T, U or X of the Federal Reserve Board or to extend credit to others for any such purpose. The Issuer shall not engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).


                                  ARTICLE XI
                           OBLIGATIONS OF GUARANTORS

         11.01 The Guaranty. Each of the Guarantors jointly and severally hereby unconditionally and irrevocably guarantee (as a primary obligor and not merely as surety) payment in full as provided herein of all Obligations payable by the Issuer to the Issuing Bank, each Lender, the Administrative Agent and, the Arrangers under this Agreement and the other Transaction Documents and any Fee Letter, as and when such amounts become payable (whether at stated maturity, by acceleration or otherwise).

         11.02 Nature of Liability. The obligations of the Guarantors hereunder are guarantees of payment and shall remain in full force and effect until all Obligations of the Issuer have been validly, finally and irrevocably paid in full, and shall not be affected in any way by the absence of any action to obtain such amounts from the Issuer or by any variation, extension, waiver, compromise or release of any or all Obligations from time to time therefor. Each Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to this Agreement and the other Transaction Documents.

         11.03 Unconditional Obligations. Notwithstanding any contrary principles under the laws of any jurisdiction other than the State of New York, the obligations of each of the Guarantors hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be impaired, terminated, released, discharged or otherwise affected by the following:

         (a) the existence of any claim, set-off or other right which either of the Guarantors may have at any time against the Issuer, the Administrative Agent, the Issuing Bank, any Lenders or any other Person, whether in connection with this transaction or with any unrelated transaction;

         (b) any invalidity or unenforceability of this Agreement or any other Transaction Document relating to or against the Issuer or either of the Guarantors for any reason (including for the reason that the obtaining of the Letter of Credit or the Standby L/Cs may be in excess of the powers of the Issuer or of its officers, directors or other agents, acting or purporting to act on its behalf, or be in any way irregular or defective);

         (c) any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of any amount payable by the Issuer under this Agreement or any of the other Transaction Documents or the payment, observance, fulfillment or performance of any other Obligations;

         (d) any change in the name, purposes, business, capital stock (including the ownership thereof) or constitution of the Issuer; or

         (e) any other act or omission to act or delay of any kind by the Issuer, the Administrative Agent, the Issuing Bank, the Lenders or any other Person or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of or defense to either of the Guarantors' obligations hereunder.

         11.04 Independent Obligation. The obligations of each of the Guarantors hereunder are independent of the Issuer's obligations under the Transaction Documents and of any guaranty or security that may be obtained for the Obligations. The Administrative Agent, the Issuing Bank and the Lenders may neglect or forbear to enforce payment hereunder, under any Transaction Document or under any guaranty or security, without in any way affecting or impairing the liability of each Guarantor hereunder. The Administrative Agent, the Issuing Bank or the Lenders shall not be obligated to exhaust recourse or take any other action against the Issuer or under any agreement to purchase or security which the Administrative Agent, the Issuing Bank or the Lenders may hold before being entitled to payment from the Guarantors of the obligations hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or the Lenders in favor of the Issuer or each of the Guarantors. Without limiting the generality of the foregoing, the Administrative Agent, the Issuing Bank or the Lenders shall have the right to bring suit directly against either of the Guarantors, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Issuer and/or the other Guarantor.

         11.05 Waiver of Notices. Each of the Guarantors hereby waives notice of acceptance of this Article XI and notice of any liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liability, suit or the taking of other action by the Administrative Agent, the Issuing Bank or the Lenders against, and any other notice, to the Guarantors.

         11.06 Waiver of Defenses. To the extent permitted by New York law and notwithstanding any contrary principles under the laws of any other jurisdiction, each of the Guarantors hereby waives any and all defenses to which it may be entitled, whether at common law, in equity or by statute which limits the liability of, or exonerates, guarantors or which may conflict with the terms of this Article XI, including failure of consideration, breach of warranty, statute of frauds, merger or consolidation of the Issuer, statute of limitations, accord and satisfaction and usury. Without limiting the generality of the foregoing, each of the Guarantors consents that, without notice to such Guarantor and without the necessity for any additional endorsement or consent by such Guarantor, and without impairing or affecting in any way the liability of such Guarantor hereunder, the Administrative Agent, the Issuing Bank and the Lenders may at any time and from time to time, upon or without any terms or conditions and in whole or in part, (a) change the manner, place or terms of payment of, and/or change or extend the time or payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this
Article XI shall apply to the Obligations as so changed, extended, renewed or altered; (b) exercise or refrain from exercising any right against the Issuer or others (including the Guarantors) or otherwise act or refrain from acting,
(c) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any such liability (whether due or not) of the Issuer to creditors of the Issuer other than the Administrative Agent, the Issuing Bank and the Lenders and the Guarantors, (d) apply any sums by whomsoever paid or howsoever realized, other than payments of the Guarantors of the Obligations, to any liability or liabilities of the Issuer under the Transaction Documents or any instruments or agreements referred to herein or therein, to the Issuing Bank, the Administrative Agent and the Lenders regardless of which of such liability or liabilities of the Issuer under the Transaction Documents or any instruments or agreements referred to herein or therein remain unpaid; (e) consent to or waive any breach of, or any act, omission or default under the Obligations or any of the instruments or agreements referred to in this Agreement and the other Transaction Documents, or otherwise amend, modify or supplement the Obligations or any of such instruments or agreements, including the Transaction Documents; and/or (f) request or accept other support of the Obligations or take and hold any security for the payment of the Obligations or the obligations of the Guarantors under this Article XI, or allow the release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof. Furthermore, each of the Guarantors hereby waives to the extent permitted by law any right to which it may be entitled to under Articles 2830, 2836, 2842, 2845, 2846, 2848 and 2849 of the Mexican Federal Civil Code and related Articles contained in the Civil Codes of the States in Mexico. The Guarantors further expressly waive the benefits of order, excusion y division contained in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2837,
2838, 2840, 2841 and other related Articles of the Mexican Federal Civil Code and related Articles contained in other Civil Codes of the States of Mexico.

         11.07 Bankruptcy and Related Matters.

         (a) So long as any of the Obligations remain outstanding, each of the Guarantors shall not, without the prior written consent of the Administrative Agent (acting with the consent of the Issuing Bank), commence or join with any other Person in commencing any bankruptcy, liquidation, reorganization, concurso mercantil or insolvency proceedings of, or against, the Issuer.

         (b) If acceleration of the time for payment of any amount payable by the Issuer under this Agreement or the Notes is stayed upon the insolvency, bankruptcy, reorganization, concurso mercantil or any similar event of the Issuer or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Lenders.

         (c) The obligations of each of the Guarantors under this Article XI shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, concurso mercantil, receivership, reorganization, marshalling of assets, assignment for the benefit of creditors, readjustment, liquidation or arrangement of the Issuer or similar proceedings or actions or by any defense which the Issuer may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts and obligations that constitute the Obligations and would be owed by the Issuer but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

         (d) Each of the Guarantors acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding or action referred to above in paragraph (c) (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of the Obligations if said proceedings or actions had not been commenced) shall be included in the Obligations, it being the intention of the Guarantors, the Administrative Agent, the Issuing Bank and the Lenders that the Obligations which are to be purchased by the Guarantors pursuant to this Article XI shall be determined without regard to any rule of law or order which may relieve the Issuer of any portion of such Obligations. The Guarantors will take no action to prevent any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person from paying the Administrative Agent, or allowing the claim of the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, in respect of any such interest accruing after the date of which such proceeding is commenced, except to the extent any such interest shall already have been paid by the Guarantors.

         (e) Notwithstanding anything to the contrary contained herein, if all or any portion of the Obligations are paid by or on behalf of the Issuer, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Administrative Agent, the Issuing Bank and/or the Lenders as a preference, preferential transfer, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Article XI, to the extent permitted by applicable law.

         11.08 No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by the Issuing Bank, the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Issuing Bank, the Administrative Agent or any Lender against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Issuing Bank, the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Issuing Bank, the Administrative Agent and the Lenders by the Issuer on account of the Obligations shall have been indefeasibly paid in full in cash. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been indefeasibly paid in full in cash, such amount shall be held by such Guarantor in trust for the Issuing Bank, the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         11.09 Right of Contribution. Subject to Section 11.08, each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. The provisions of this Section 11.09 shall in no respect limit the obligations and liabilities of any Guarantor to the Issuing Bank, the Administrative Agent, the Arrangers and the Lenders, and each Guarantor shall remain liable to the Issuing Bank, the Administrative Agent, the Arrangers and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         11.10 General Limitation on Guaranty. In any action or proceeding involving any applicable corporate law, or any applicable bankruptcy, insolvency, reorganization, concurso mercantil or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this
Section 11.01 would otherwise, taking into account the provisions of Section 11.09, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent, the Issuing Bank or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         11.11 Covenants of the Guarantors. Each Guarantor hereby covenants and agrees that, so long as any Obligations under this Agreement and any other Transaction Document remains unpaid, the Letter of Credit remain outstanding, any Standby L/C remain outstanding or any Lender has any Commitment hereunder, it shall comply with the covenants contained or incorporated by reference in this Agreement to the extent applicable to it as a Subsidiary of the Issuer.


                                  ARTICLE XII
                               EVENTS OF DEFAULT

         12.01 Events of Default. The following specified events shall constitute "Events of Default" for the purposes of this Agreement:

         (a) Payment Defaults. The Issuer shall (i) fail to reimburse any Drawing or Standby L/C Drawing or fail to pay any principal of any Loan when due in accordance with the terms hereof or (ii) fail to pay any interest on any Drawing, Standby L/C Drawing or any Loan, any fee or any other amount payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

         (b) Representation and Warranties. Any representation or warranty made by the Issuer herein or in any other Transaction Document on or made by either Guarantor herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Transaction Document, as applicable, shall prove to have been incorrect in any material respect on or as of the date made if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) the Chief Financial Officer of the Issuer or such Guarantor, as the case may be, becomes aware of such incorrectness or (ii) written notice thereof shall have been given to the Issuer by the Administrative Agent; or

         (c) Specific Defaults. The Issuer or a Guarantor, as applicable, shall fail to perform or observe any term, covenant or agreement contained in
Section 9.01, 9.02(a), 9.06 (with respect to the Issuer's and each Guarantor's existence only), 9.09(b) or 9.10 or ARTICLE X; or

         (d) Other Defaults. The Issuer or a Guarantor, as applicable, shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document (other than as provided in paragraphs (a) and (c) above) and such failure shall continue unremedied for a period of 30 days after the earlier of the date on which (i) the Chief Financial Officer of the Issuer becomes aware of such failure or (ii) written notice thereof shall have been given to the Issuer by the Administrative Agent at the request of any Lender; or

         (e) Defaults under Other Agreements. The occurrence of a default or event of default under any indenture, agreement or instrument relating to any Material Debt of the Issuer or any of its Subsidiaries, and (unless any principal amount of such Material Debt is otherwise due and payable) such default or event of default results in the acceleration of the maturity of any principal amount of such Material Debt prior to the date on which it would otherwise become due and payable; or

         (f) Voluntary Bankruptcy. The Issuer or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization, concurso mercantil or other relief with respect to itself or its debts under any bankruptcy, insolvency, suspension de pagos, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or the equivalent thereof under Mexican law (including the Ley de Concursos Mercantiles); or

         (g) Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Issuer or any Material Subsidiary seeking liquidation, reorganization, suspension de pagos or other relief with respect to it or its debts under any bankruptcy, insolvency, concurso mercantil or other similar law now or hereafter in effect (including but not limited to the Ley de Concursos Mercantiles) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or an order for relief shall be entered against the Issuer or any Material Subsidiaries under any bankruptcy, insolvency suspension de pagos or other similar law as now or hereafter in effect; or

         (h) Monetary Judgment. A final judgment or judgments or order or orders not subject to further appeal for the payment of money in an aggregate amount in excess of U.S.$50,000,000 shall be rendered against the Issuer and/or any of its one or more Subsidiaries of the Issuer that are neither discharged nor bonded in full within 30 days thereafter; or

         (i) Pari Passu. The Obligations of the Issuer under this Agreement or the Commercial Paper Notes or of any Guarantor under this Agreement shall fail to rank at least pari passu with all other senior unsecured Debt of the Issuer or such Guarantor, as the case may be; or

         (j) Validity of Agreement. The Issuer shall contest the validity or enforceability of any Transaction Document or shall deny generally the liability of the Issuer under any Transaction Documents or either Guarantor shall contest the validity of or the enforceability of their guarantee hereunder or any obligation of either Guarantor under ARTICLE XI hereof shall not be (or is claimed by either Guarantor not to be) in full force and effect;

         (k) Governmental Authority. Any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary or appropriate under any applicable Requirement of Law for the execution, delivery, or performance by the Issuer or either Guarantor of any Transaction Document to which it is a party or to make such Transaction Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner that would have an adverse effect on the rights or remedies of the Administrative Agent, the Issuing Bank or Lenders; or

         (l) Expropriation, Etc. Any Governmental Authority shall condemn, nationalize, seize or otherwise expropriate all or any substantial portion of the property of, or capital stock issued or owned by, the Issuer or either Guarantor or take any action that would prevent the Issuer or either Guarantor from performing its obligations under the Transaction Documents; or

         (m) Moratorium; Availability of Foreign Exchange. A moratorium shall be agreed or declared in respect of any Debt of the Issuer or either Guarantor or any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by the Issuer or either Guarantor for the purpose of performing any material obligation under any Transaction Document to which it is a party; or

         (n) Material Adverse Effect. There shall occur any circumstance, event or condition of a financial or other nature which the Required Lenders determine in good faith is reasonably likely to have a material adverse effect on the ability of the Issuer or either Guarantor to perform its obligations under this Agreement or any of the other Transaction Documents; or

         (o) Attachments of Accounts. The Commercial Paper Account or the Letter of Credit Account or funds on deposit in, or otherwise to the credit of, the Commercial Paper Account or the Letter of Credit Account shall be subject to any writ, order, judgment, warrant of attachment, execution or similar process or stay or other similar legal restraint; or

         (p) Change of Ownership or Control. The beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more in voting power of the outstanding voting stock of the Issuer or either Guarantor is acquired by any Person; provided that the acquisition of beneficial ownership of capital stock of the Issuer or either Guarantor by Lorenzo H. Zambrano or any member of his immediate family shall not constitute an Event of Default.

         12.02 Remedies. If any Event of Default has occurred and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, do any or all of the following:

         (a) direct the Issuing Bank (i) if and only if no Commercial Paper Notes are Outstanding and there are no Standby L/C's outstanding, to deliver a Notice of Termination to the Issuer and the Depositary (with a copy to the Administrative Agent and each Dealer) whereupon the Letter of Credit shall terminate upon the terms and subject to the conditions stated in the Letter of Credit and the Notice of Termination and whereupon the Commitments shall terminate or (ii) if any Commercial Paper Notes are Outstanding or there are any Standby L/C's outstanding, to deliver a Notice of Default to the Issuer and the Depositary (with a copy to the Administrative Agent and each Dealer) whereupon (A) the Stated Amount shall be reduced, as directed by the Depositary pursuant to a Notice of Default Reduction delivered to the Issuing Bank, such that the Stated Amount equals the aggregate Face Amount of the Commercial Paper Notes then Outstanding plus the aggregate amount of Standby L/C's then outstanding, (B) no amounts shall be reinstated to the Stated Amount of the Letter of Credit and (C) the Letter of Credit shall expire and the Commitments shall terminate two Business Days following the later of (i) the date which the Depositary advises the Issuing Bank is the latest maturity date of any Commercial Paper Note Outstanding on the date of such Notice of Default and (ii) the date which is the latest expiration date of any Standby L/C then outstanding;

         *[(b) deliver a Notice of Acceleration to the Depositary with a copy to the Issuer, the Issuing Bank and each Dealer directing the Depositary to make a Drawing under the Letter of Credit in the aggregate amount required to pay in full all Outstanding Commercial Paper Notes entitled to the benefit of the Letter of Credit upon maturity, the proceeds of such Drawing to be deposited in the Letter of Credit Account, and require from the Issuer immediate reimbursement for payments pursuant to such Drawing;]


--------------------

* Should Standby L/C's also be drawn?


         (c) if no Notice of Acceleration has been delivered pursuant to paragraph (b) above, direct the Issuer immediately to pay into an account specified by the Administrative Agent, and under the exclusive dominion and control of the Administrative Agent, an amount in immediately available funds (to which neither the Issuing Bank nor the Lenders shall have any right in respect of any Drawing until the Issuing Bank shall have honored the same) equal to the Stated Amount or, if less, the aggregate Face Amount of all Commercial Paper Notes Outstanding, whereupon such amount shall become immediately due and payable without presentment, demand, protest or other notice, all of which are hereby expressly waived;

         (d) declare by notice to the Issuer the principal amount of all outstanding Loans to be forthwith due and payable, whereupon such principal amount, together with accrued interest thereon and any fees and all other Obligations accrued hereunder, shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of any Event of Default specified in paragraph (f) or (g) of Section 12.01, without notice or any other act by the Lenders, the Loans (together with accrued interest thereon) and all other Obligations of the Issuer hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer;

         (e) notify the Issuer, the Depositary and each Dealer (which notice may be by telephone to be confirmed in writing within two Business Days) that an Event of Default has occurred and is continuing and in such notice direct the Issuer and the Depositary not to issue any Commercial Paper Notes from and after the actual receipt by the Depositary of such notice until such Event of Default has been waived or cured and such notice has been rescinded in writing; and/or

         (f) direct the Issuer immediately to pay into an account specified by the Administrative Agent, and under the exclusive dominion and control of the Administrative Agent, an amount in immediately available funds (to which neither the Issuing Bank nor the Lenders shall have any right in respect of any Standby L/C Drawing until the Issuing Bank shall have honored the same) equal to the aggregate stated amount of all Standby L/Cs issued and outstanding hereunder, whereupon such amount shall become immediately due and payable without presentment, demand, protest or other notice, all of which are hereby expressly waived.

provided, however, that nothing in this Section 12.02 shall (x) impair the obligation of the Issuing Bank to make payments in accordance with the Letter of Credit with respect to maturing Commercial Paper Notes or in accordance with the Standby L/Cs or (y) impair the obligation of the Issuer to reimburse the Issuing Bank for, or the obligation of any Lender to fund its participation in, any Drawing or Standby L/C Drawing, as the case may be, made subsequent to the time any remedy provided in this paragraph shall have been exercised and, provided, further, that nothing in this Section 12.02 shall give the Issuing Bank the right to request the Depositary to debit the Commercial Paper Account on any Business Day until after such time as the Issuing Bank shall have honored any demand for payment under the Letter of Credit required to be paid on such Business Day.

         12.03 Notice of Default. The Administrative Agent shall give notice to the Issuer of any event occurring under Section 12.01(b) or (d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

         12.04 Default Interest. In the event of default by the Issuer in the payment on the due date of any sum due under this Agreement, the Issuer shall pay interest on demand on such sum from the date of such default to the day of actual receipt of such sum by the Administrative Agent (as well after as before judgment) at the rate specified in Section 2.02(c), 3.07(c) or 4.02(c). So long as the default continues, the default interest rate shall be recalculated on the same basis at intervals of such duration as the Administrative Agent may select, provided that the amount of unpaid interest at the above rate accruing during the preceding period (or such longer period as may be the shortest period permitted by applicable law for the capitalization of interest) shall be added to the amount in respect of which the Issuer is in default.


                                 ARTICLE XIII
                           THE ADMINISTRATIVE AGENT

         13.01 Appointment and Authorization. Each Lender and the Issuing Bank hereby irrevocably designate and appoint Barclays Bank PLC, New York Branch as the Administrative Agent of such Lender and the Issuing Bank under this Agreement, and each Lender and the Issuing Bank hereby irrevocably authorize the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.

         13.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         13.03 Liability of Administrative Agent. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (a) be liable for any action taken or omitted to be taken by it or any such Person under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its or such Person's own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders or the Issuing Bank for any recital, statement, representation or warranty made by the Issuer, the Guarantors or any officer thereof contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Issuer, the Guarantors or any other party to any Transaction Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, the Administrative Agent shall not be under any obligation to any Lender or the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Issuer or the Guarantors.

         13.04 Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or teletype message, statement, order or other document or telephone conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of failing to take, taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders (or when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 6.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction on or before the Effective Date.

         13.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Issuing Bank and the Lenders) unless the Administrative Agent shall have received written notice from a Lender, the Issuing Bank or the Issuer referring to this Agreement and describing such Default or Event of Default and stating that such notice is a "Notice of Default". The Administrative Agent shall promptly notify the Issuing Bank and the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders and the Issuing Bank.

         13.06 Credit Decision. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Issuer, the Guarantors, or any of their Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Issuer, the Guarantors, and their Affiliates and all applicable Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Issuer or the Guarantors. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Issuer or the Guarantors which may come into the possession of the Administrative Agent or any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact.

         13.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify upon demand the Administrative Agent and its Affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Issuer and without limiting the obligation of the Issuer to do so), ratably according to the respective amounts of their Participation Percentages in effect on the date the cause for indemnification arose, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations or the Termination Date) be imposed on, incurred by or asserted against the Administrative Agent (or any of its Affiliates, directors, officers, agents and employees) in any way relating to or arising out of this Agreement or any other Transaction Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent it results from the gross negligence or willful misconduct of the Administrative Agent or its Affiliates, directors, officers, agents or employees. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable and documented costs or out-of-pocket expenses (including legal fees) incurred by the Administrative Agent in connection with the preparation, execution, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Issuer.

         13.08 Administrative Agent in Individual Capacity. Barclays Bank PLC, New York Branch may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Issuer, the Guarantors or any of their Affiliates as though Barclays Bank PLC, New York Branch were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Barclays Bank PLC, New York Branch or its Affiliates may receive information regarding the Issuer, the Guarantors and their Affiliates (including information that may be subject to confidentiality obligations in favor of the Issuer or the Guarantors) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to the Obligations, Barclays Bank PLC, New York Branch shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Barclays Bank PLC, New York Branch in its individual capacity.

         13.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment shall be subject to the approval of the Issuer, such approval not to be unreasonably withheld (unless a Default or Event of Default shall have occurred and be continuing, in which case such approval shall not be required). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Issuer, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act on the part of such retiring Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XIII and Sections 16.04 and 16.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted the appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and either the Issuer or the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S.$400,000,000.


                                  ARTICLE XIV
                               THE ISSUING BANK

         14.01 Appointment. Each Lender hereby irrevocably designates and appoints Barclays Bank PLC, New York Branch, as the Issuing Bank under this Agreement, and each Lender hereby irrevocably authorizes Barclays Bank PLC, New York Branch, as the Issuing Bank, to take such action under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Issuing Bank by the terms of this Agreement or any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Transaction Document, the Issuing Bank shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, nor shall the Issuing Bank have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Issuing Bank; provided, however, that nothing contained in this ARTICLE XIV shall be deemed to limit or impair the rights and obligations of the Issuing Bank under the Letter of Credit or Standby L/Cs issued hereunder.

         14.02 Liability of Issuing Bank. Neither the Issuing Bank nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (a) be liable for any action taken or omitted to be taken by it or any such Person under or in connection with this Agreement or any other Transaction Document (except for its or such Person's own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by the Issuer or any officer thereof contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Issuing Bank under or in connection with, this Agreement or any other Transaction Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Issuer or any other party to any Transaction Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, and except for the obligation to examine all documents stipulated in the Letter of Credit or any Standby L/C issued hereunder, in accordance with the Uniform Customs and Practice for Documentary Credits and applicable law, the Issuing Bank shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Issuer or the Guarantors.

         14.03 Reliance by Issuing Bank. The Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or teletype message, statement, order or other document or telephone conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. Except for the issuance of the Letter of Credit, or any Standby L/Cs issued hereunder, in accordance with the terms of this Agreement and the payment of Drawings or Standby L/C Drawings, as the case may be, thereunder, the Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as the Issuing Bank deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of failing to take, taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transactions Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         14.04 Credit Decision. Each Lender expressly acknowledges that neither the Issuing Bank nor any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact has made any representation or warranty to it, and that no act by the Issuing Bank hereafter taken, including any review of the affairs of the Issuer, the Guarantors or any of their Affiliates, shall be deemed to constitute any representation or warranty by the Issuing Bank to any Lender. Each Lender acknowledges to the Issuing Bank that it has, independently and without reliance upon the Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Issuer, the Guarantors and their Affiliates and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects operations, property, financial and other condition and creditworthiness of the Issuer and the Guarantors.

         14.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify upon demand the Issuing Bank and its Affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Issuer and without limiting the obligation of the Issuer to do so in accordance with Section 16.05), ratably according to the respective amounts of their Participation Percentages in effect on the date the cause for indemnification arose, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations or the Termination Date) be imposed on, incurred by or asserted against the Issuing Bank (or any of its Affiliates, directors, officers, agents or employees) in any way relating to or arising out of this Agreement or any other Transaction Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Issuing Bank under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for (a) the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent it results from the Issuing Bank's gross negligence or willful misconduct or (b) any untrue statement of a material fact in the material furnished in writing by the Issuing Bank to the Issuer for inclusion in any Offering Statement or any omission in such Offering Statement to state a material fact required to be stated therein in light of the circumstances under which they were made. Notwithstanding the foregoing, no Lender shall be required to fund any other Lender's portion of an unreimbursed Drawing or Standby L/C Drawing, as the case may be, which such other Lender fails to fund hereunder.

         14.06 Issuing Bank in Its Individual Capacity. Barclays Bank PLC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Issuer or any of its Affiliates as though Barclays Bank PLC, New York Branch were not the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Issuing Bank or its Affiliates may receive information regarding the Issuer, the Guarantors and their Affiliates (including information that may be subject to confidentiality obligations in favor of the Issuer or the Guarantors) and acknowledge that the Issuing Bank shall be under no obligation to provide such information to them. With respect to the Obligations, Barclays Bank PLC, New York Branch shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Issuing Bank, and the terms "Lender" and "Lenders" shall include Barclays Bank PLC, New York Branch in its individual capacity.

         14.07 Notice of Default. The Issuing Bank shall not be deemed to have knowledge or notice of any Default or Event of Default unless the Issuing Bank shall have received written notice from the Administrative Agent, any Lender, the Issuer or a Guarantor referring to this Agreement and describing such Default or Event of Default.


                                  ARTICLE XV
                                 THE ARRANGERS

         15.01 The Arrangers. The Issuer hereby confirms the designation of Barclays Capital, the Investment Banking Division of Barclays Bank PLC, and Banc of America Securities LLC, as arrangers and book-runners of the Letter of Credit Facility and the Standby L/C Facility. The Arrangers assume no responsibility or obligation hereunder for servicing, enforcement or collection of the Obligations, or any duties as agent for the Lenders. The title "Arranger" or "Book-runner" implies no fiduciary responsibility on the part of the Arrangers to the Administrative Agent, the Issuing Bank or the Lenders and the use of either such title does not impose on the Arrangers any duties or obligations under this Agreement except as may be expressly set forth herein.

         15.02 Liability of Arrangers. Neither the Arrangers nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (a) be liable for any action lawfully taken or omitted to be taken by them or any such Person under or in connection with this Agreement or any other Transaction Document (except for the Arrangers or such Person's own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by the Issuer or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers under or in connection with, this Agreement or any other Transaction Document or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or for any failure of the Issuer or any other party to any other Transaction Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, the Arrangers shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Issuer.

         15.03 Arrangers in their respective Individual Capacities. Each of Barclays Capital, the Investment Banking Division of Barclays Bank PLC and its Affiliates, and Banc of America Securities LLC, and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer or any of its Affiliates as though they were not the Arrangers or Book-runners hereunder.

         15.04 Credit Decision. Each Lender expressly acknowledges that neither the Arrangers nor any of their respective Affiliates, officers, directors, employees, agents or attorneys-in-fact have made any representation or warranty to it, and that no act by the Arrangers hereafter taken, including any review of the affairs of the Issuer or the Guarantors, shall be deemed to constitute any representation or warranty by the Arrangers to any Lender. Each Lender acknowledges to the Arrangers that it has, independently and without reliance upon the Arrangers, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Issuer or the Guarantors and their Affiliates and made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Arrangers, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Issuer or the Guarantors. The Arrangers shall not have any duty or responsibility to provide any Lender with any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Issuer which may come into the possession of the Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.


                                  ARTICLE XVI
                                 MISCELLANEOUS

         16.01 Notices.

         (a) Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon any party hereunder shall be in writing (including facsimile transmission) and shall be sent by an overnight courier service, transmitted by facsimile or delivered by hand to such party: (i) in the case of the Issuer, the Guarantors, the Issuing Bank, the Arrangers or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as such party may designate by notice to the other parties hereto and
(ii) in the case of any Lender, at its address or facsimile number set forth in Schedule 1.01(b) or at such other address or facsimile number as such Lender may designate by notice to the Issuer, the Issuing Bank, the Arrangers and the Administrative Agent.

         (b) Unless otherwise expressly provided for herein, each such notice, request, demand or other communication shall be effective (i) if sent by overnight courier service or delivered by hand, upon delivery, (ii) if given by facsimile, when transmitted to the facsimile number specified pursuant to paragraph (a) above and confirmation of receipt of a legible copy thereof is received, or (iii) if given by any other means, when delivered at the address specified pursuant to paragraph (a) above; provided, however, that notices to the Administrative Agent under ARTICLE II or III or IV or V or ARTICLE XIII shall not be effective until received.

         16.02 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Issuer or any Guarantor from the terms of this Agreement, shall in any event be effective unless the same shall be in writing, consented to by the Issuer or the applicable Guarantors, as the case may be, and acknowledged by the Administrative Agent (which shall be a purely ministerial action), and signed or consented to by the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

         (a) (i) except as specifically provided herein, increase or decrease the Commitment of any Lender;

                  (ii) extend the maturity of any of the Obligations, extend the time of payment of interest thereon, or, other than as provided in Section 5.02, extend the Stated Termination Date;

                  (iii) forgive any Obligation, reduce the principal amount of the Obligations, reduce the rate of interest thereon, or reduce the amount or change the method of calculation of any Fee hereunder (other than the Letter of Credit Fees, Standby L/C Fees, Agency Fees or Arrangement Fees);

in each case without the consent of the Issuer and each Lender directly affected thereby;

         (b) (i) amend, modify or waive any provision of this Section 16.02;

                  (ii) change the percentage specified in the definition of Required Lenders or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement (except as provided in Article V for Non-Extending Lenders); or

                  (iii) amend, modify or waive any provision of Section 6.01;

                  (iv) amend or modify the definition of "Available Standby L/C Sublimit" in Section 1.01 hereof;

                  (v) amend, modify or waive any provision of Section 5.12; or

                  (vi) amend, modify or waive any provision of Section 16.06;

in each case without the consent of the Issuer and all the Lenders;

         (c) amend, modify or waive any provision of ARTICLE XIII without the written consent of the Administrative Agent;

         (d) amend, modify or waive any provision of ARTICLE II, IV, V or XIV or any other provision of this Agreement (including an increase in the initial Stated Amount and waiver of the Settlement Limits in Section 10.01) affecting the Issuing Bank without the consent of the Issuing Bank; or

         (e) amend, modify or waive any provision of ARTICLE XV without the consent of the Arrangers.

         In addition, no amendment, waiver or consent to or under this Agreement which could reasonably be expected to affect adversely the rights of the holders of Commercial Paper Notes will become effective unless Moody's and S&P have confirmed that such amendment, waiver or consent will not cause their rating of the Commercial Paper Notes to be lowered or withdrawn.

         16.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuing Bank, the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         16.04 Payment of Expenses, Etc. The Issuer agrees to pay on demand

         (a) all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees and disbursements of special Mexican counsel to the Administrative Agent, English and New York counsel to the Issuing Bank and the allocated cost of in-house counsel to the Administrative Agent), syndication (including printing, distribution and bank meetings), travel, telephone and duplication expenses and other reasonable and documented costs and out of- pocket expenses in connection with the arrangement, documentation, negotiation and closing of the Transactions Documents, subject to the maximum amount set forth in a letter agreement between the Issuer and the Arrangers;

         (b) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Issuing Bank in connection with any amendment to, waiver of, or consent to any Transaction Document or the transactions contemplated hereby, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel for the Administrative Agent and the Issuing Bank and the allocated cost of in-house counsel thereof; and

         (c) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement of and/or preservation of any rights under this Agreement or any other Transaction Document (whether through negotiations, legal proceedings or otherwise), including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel for the Administrative Agent, the Issuing Bank or such Lender and the allocated costs of in-house counsel thereof.

         16.05 Indemnification. The Issuer agrees to indemnify and hold harmless the Arrangers, the Administrative Agent, the Issuing Bank and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel and the allocated cost of in-house counsel), but excluding taxes that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) the Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Commercial Paper Notes or (b) or any Environmental Action relating in any way to the Issuer or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or to have been incurred by reason of any untrue statement contained in information furnished in writing by the Indemnified Party expressly for use in an Offering Statement. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 16.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Issuer, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Issuer also agrees not to assert any claim against the Arrangers, the Administrative Agent, the Issuing Bank, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Transaction Documents. Neither the Arranger, the Administrative Agent, the Issuing Bank nor any Lender shall be deemed to have any fiduciary relationship with the Issuer or the Guarantor.

         16.06 Successor and Assigns.

         (a) The provisions of this Agreement shall be binding upon the Issuer, the Guarantors, their successors and assigns and shall inure to the benefit of the Issuing Bank, the Arrangers, the Administrative Agent and the Lenders and their respective successors and assigns, except that the Issuer and the Guarantors may not assign or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of all Lenders except pursuant to the terms of this Agreement.

         (b) Any Lender (other than the Issuing Bank in its capacity as Issuing Bank) may at any time, and any Lender, if demanded by the Issuer or the Issuing Bank pursuant to Section 2.06 or Section 5.11 upon at least five Business Days' notice to such Lender and the Administrative Agent, shall, assign to one or more commercial banks either (i) registered as a Foreign Financial Institution and a resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction that is a party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment, qualified to receive the benefits of said treaty or (ii) organized and existing under the laws of Mexico on the date of such assignment (each an "Assignee") all, or a proportionate part of all, of its Commitment and its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Issuer and the Administrative Agent (which consents shall not be unreasonably withheld and shall not be required by the Issuer if a Default or an Event of Default has occurred and is continuing) and the Issuing Bank (which consent may be withheld for any reason; except that where such Assignee is an OECD Bank, consent may not be unreasonably withheld); provided, however, that if an Assignee is an Affiliate of such transferor Lender, which Affiliate is registered as a Foreign Financial Institution and meets the tax residence and qualification requirements of clause (ii) above and, at the time of such assignment, the additional amounts payable with respect to Taxes to such Assignee will not exceed such amounts payable to the transferor Lender, no such consent shall be required other than from the Issuing Bank; and provided further that, in the case of an assignment of only part of such rights and obligations, the Assignee shall acquire a Total Exposure of not less than U.S.$3,000,000 and integral multiples of U.S.$1,000,000 in excess thereof. Upon execution and delivery of an Assignment and Assumption Agreement and payment by the Assignee to the transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption (in addition to any Commitment previously held by it), and the transferor Lender shall be released from its obligations hereunder to a corresponding extent (except to the extent the same arose prior to the assignment), and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph
(b), the transferor Lender, the Administrative Agent and the Issuer shall make appropriate arrangements so that a new Note is issued to the Assignee at the expense of the Assignee. In connection with any such assignment (other than a transfer by a Lender to one of its Affiliates), the transferor Lender (or in the case of Section 2.06(b) or 5.11, the Issuer), without prejudice to any claims the Issuer may have against any Defaulting Lender, shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of U.S.$2,000 and to the Issuing Bank a fee of U.S.$1,000.

         (c) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank of the United States in accordance with applicable law and without compliance with the foregoing provisions of this Section 16.06; provided, however, that such pledge or assignment shall not release such Lender from its obligations hereunder.

         (d) Any Lender may, without any consent of the Issuer, the Administrative Agent, the Issuing Bank or any other third party at any time grant to one or more banks or other institutions (i) registered as a Foreign Financial Institution and (ii) resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction that is a party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment and qualified to receive the benefits of said treaty and having (at the time such Lender or financial institution becomes a Participant) a withholding tax rate under such treaty applicable to payments hereunder no higher than that applicable to payments to such Lender (each a "Participant") participating interests in its Commitment or any or all of its Loans or its share of the Letter of Credit Exposure or its share of the Standby L/C Exposure. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Issuer, the Issuing Bank and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Issuer and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Issuer hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement extending the maturity of any Obligation in respect of which the participation was granted, or reducing the rate or extending the time for payment of interest thereon or reducing the principal thereof, or reducing the amount or basis of calculation of any fees to accrue in respect of the participation, without the consent of the Participant. The Issuer agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 5.07 and 5.10 with respect to its participating interest as if it were a Lender named herein; provided, however, that the Issuer shall not be required to pay any greater amounts pursuant to such Sections than it would have been required to pay but for the sale to such Participant of such Participant's participation interest. An assignment or other transfer which is not permitted by paragraph (b) or (c) above shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (d).

         (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 16.06, disclose to the Assignee or Participant or proposed Assignee or Participant, any information relating to the Issuer furnished to such Lender by or on behalf of the Issuer; provided that, prior to any such disclosure, the Assignee or Participant or proposed Assignee or Participant shall agree to preserve the confidentiality of any Confidential Information relating to the Issuer received by it from such Lender.

         16.07 Right of Set-off. In addition to any rights and remedies of the Lenders and the Issuing Bank provided by law, each Lender and the Issuing Bank shall have the right, without prior notice to the Issuer or the Guarantors, any such notice being expressly waived by the Issuer and the Guarantors to the extent permitted by applicable law, upon any amount becoming due and payable by the Issuer or the Guarantors hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or the Issuing Bank, as the case may be, or any branch or agency thereof to or for the credit or the account of the Issuer or the Guarantors. Each Lender and the Issuing Bank agree promptly to notify the Issuer, or such Guarantor, as the case may be, and the Administrative Agent after any such set-off and application made by such Lender or the Issuing Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         16.08 Confidentiality. Neither the Administrative Agent, the Issuing Bank nor any Lender shall disclose any Confidential Information to any other Person without the prior written consent of the Issuer, other than (a) to the Administrative Agent's, the Issuing Bank's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 16.06(e), to actual or prospective Assignees and Participants, and then only on a confidential basis, (b) as required by any law, rule or regulation (including as may be required in connection with an audit by the Administrative Agent's, the Issuing Bank's or such Lender's independent auditors) or as may be required by or necessary in connection with any judicial process and (c) as requested by any state, federal or foreign authority or examiner regulating banks or banking. Notwithstanding the foregoing or anything contained in any Transaction Document to the contrary, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

         16.09 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language (other than the documents required to be provided pursuant to Sections 6.01(i)(i), (ii) and (iii) which shall be in the English language or in the Spanish language accompanied by an English translation or summary). Except in the case of the laws of, or official communications of, Mexico, the English language version of any such document shall control the meaning of the matters set forth therein.

         16.10 GOVERNING LAW. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         16.11 Submission to Jurisdiction

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan in New York City and any appellate court thereof and, with respect to the Issuer and the Guarantors, to the competent courts of their own corporate domicile for purposes of any suit, legal action or proceeding arising out of or relating to this Agreement, any other Transaction Document or the transactions contemplated hereby, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such federal or New York State court and, with respect to the Issuer and the Guarantors, as well as in the competent court of their own corporate domicile.

         (b) Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such federal or New York State court or, with respect to the Issuer and the Guarantors, any such competent court in the place of their corporate domicile and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding.

         (c) Each of the parties hereto irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over it.

         (d) Each of the parties hereto agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) above brought in any such court shall be conclusive and binding upon such party and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.

         (e) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE ARRANGER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         16.12 Appointment of Agent for Service of Process.

         (a) The Issuer and each Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent (the "Process Agent") to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought in any New York State or federal court sitting in New York City. Such service may be made by delivering a copy of such process to the Issuer or the Guarantor, as the case may be, in care of the Process Agent at its address specified above, and the Issuer or the Guarantor, as the case may be, hereby authorizes and directs the Process Agent to accept such service on its behalf. The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent. The Issuer and each Guarantor, further agrees to promptly appoint a successor Process Agent in New York City prior to the termination for any reason of the appointment of the initial Process Agent.

         (b) Nothing in Section 16.11 or in this Section 16.12 shall affect the right of any party hereto to serve process in any manner permitted by law or limit any right that any party hereto may have to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         16.13 Waiver of Sovereign Immunity. To the extent that the Issuer or a Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, the Issuer or the Guarantor, as the case may be, hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Issuer and each Guarantor agrees that the waivers set forth in this Section 16.13 shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

         16.14 Judgment Currency.

         (a) All payments made under this Agreement and the other Transaction Documents shall be made in Dollars. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Issuer in Dollars into another currency, the parties hereto agree to the fullest extent that they may legally and effectively do so that the rate of exchange used shall be that at which in accordance with normal banking procedures (based on quotations from four major dealers in the relevant market) the Administrative Agent, the Issuing Bank or each Lender, as the case may be, could purchase Dollars with such currency at or about 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given.

         (b) The Obligations in respect of any sum due to any Lender, the Issuing Bank or the Administrative Agent hereunder or under any other Transaction Document shall, to the extent permitted by applicable law notwithstanding any judgment expressed in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuing Bank or the Administrative Agent of any sum adjudged to be so due in such other currency such Lender, the Issuing Bank or the Administrative Agent may in accordance with normal banking procedures purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Issuing Bank, such Lender or the Administrative Agent, the Issuer and each of the Guarantors agree, to the fullest extent it may legally do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Issuing Bank, such Lender or the Administrative Agent against such resulting loss.

         16.15 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         16.16 Effect of Termination of Commitments. Any Commercial Paper Notes issued and sold in accordance with the terms of the Transaction Documents and which are Outstanding on the date of the termination of any Commitment hereunder shall remain valid obligations of the Issuer and shall be entitled to the benefits of the Letter of Credit to the extent provided therein.

         16.17 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining portion of such provision and all other remaining provisions hereof will be construed to render them enforceable to the fullest extent permitted by law.

         16.18 Survival of Agreements and Representations.

         (a) All representations and warranties made herein or in any other Transaction Document shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (b) The covenants and agreements contained in Sections 5.05, 5.07, 5.09, 5.10, 16.04, 16.05, 16.08, 16.09, 16.11 and 16.12, and the obligations of the Lenders under Sections 13.07 and 14.05, shall survive the termination of the Commitments, the expiration of Standby L/Cs and the expiration of the Letter of Credit and, in the case of any Lender that may assign any interest in its Commitment or obligations hereunder, with respect to matters occurring before such assignment, shall survive the making of such assignment to the extent any claim arising thereunder relates to any period prior to such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                               CEMEX, S.A. de C.V.,
                                               as Issuer,


                                               By: /s/ Rodrigo Trevino
                                                  ----------------------------
                                                   Name:  Rodrigo Trevino
                                                   Title: Attorney-in-Fact


CEMEX, S.A. de C.V.
Ave. Ricardo Margain Zozava #325
Col. Valle del Campestre
Garza Garcia, N.L.
66265 Mexico
Telephone: 011-52818-888-4132
Fax: 011-52818-888-4402
Attention: Ramiro Villareal

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                           CEMEX MEXICO, S.A. de C.V.,
                                           as Guarantor,


                                           By:  /s/ Rodrigo Trevino
                                              --------------------------------
                                              Name:  Rodrigo Trevino
                                              Title: Attorney-in-Fact


CEMEX MEXICO, S.A. de C.V.
Ave. Ricardo Margain Zozava #325
Col. Valle del Campestre
Garza Garcia, N.L.
66265 Mexico
Telephone: 011-52818-888-4132
Fax: 011-52818-888-4402
Attention: Ramiro Villareal

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                              EMPRESAS TOLTECA DE MEXICO, S.A.
                                              de C.V.,
                                              as Guarantor,


                                              By:  /s/ Rodrigo Trevino
                                                 ------------------------------
                                                 Name:  Rodrigo Trevino
                                                 Title: Attorney-in-Fact


EMPRESAS TOLTECA DE MEXICO, S.A. de C.V.
Ave. Ricardo Margain Zozava #325
Col. Valle del Campestre
Garza Garcia, N.L.
66265 Mexico
Telephone: 011-52818-888-4132
Fax: 011-52818-888-4402
Attention: Ramiro Villareal

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                                BARCLAYS BANK PLC, NEW YORK
                                                BRANCH,
                                                as Issuing Bank,


                                                By: /s/ Douglas Bernegger
                                                   ----------------------------
                                                   Name:  Douglas Bernegger
                                                   Title: Director


Barclays Bank PLC, New York Branch
200 Park Avenue
New York, NY 10166
Telephone: 212-412-6888
Fax: 212-412-1615
Attention: Thomas C. Janson

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                            BARCLAYS BANK PLC, NEW YORK BRANCH,
                                            as Documentation Agent,


                                            By:  /s/ Nicholas A. Bell
                                                -------------------------------
                                                Name:  Nicholas A. Bell
                                                Title: Director Loan Transaction
                                                       Management


Barclays Bank PLC, New York Branch
200 Park Avenue
New York, NY 10166
Telephone: 212-412-6888
Fax: 212-412-1615
Attention: Thomas C. Janson

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          BARCLAYS BANK PLC, NEW YORK BRANCH,
                                          as Administrative Agent,


                                           By:  /s/ Nicholas A. Bell
                                              --------------------------------
                                              Name:  Nicholas A. Bell
                                              Title: Director Loan Transaction
                                                     Management


Barclays Bank PLC, New York Branch
222 Broadway
New York, NY 10038
Telephone: 212-412-3724
Fax: 212-412-5306
Attention: Mayerlin Jaramillo

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        BARCLAYS CAPITAL, THE INVESTMENT
                                        BANKING DIVISION OF BARCLAYS BANK PLC,
                                        as Joint Arranger,


                                        By:  /s/ Thomas C. Janson
                                           ------------------------------------
                                           Name:  Thomas C. Janson
                                           Title: Associate Director


Barclays Capital, The Investment Banking Division of Barclays Bank, PLC 200 Park Avenue
New York, NY 10166
Telephone: 212-412-6888
Fax: 212-412-1615
Attention: Thomas C. Janson

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          BANC OF AMERICA SECURITIES LLC,
                                          as Joint Arranger,


                                          By: /s/ Rosemary Halpin
                                             ----------------------------------
                                             Name:  Rosemary Halpin
                                             Title: Vice President


Banc of America Securities LLC
9 West 57 Street, 32nd Floor
NY1-301-32-03
New York, NY 10019
Telephone: 212-847-5069
Fax: 212-847-6677
Attention: Rosemary Halpin

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                               BANC OF AMERICA SECURITIES LLC,
                                               as Syndication Agent,


                                               By:  /s/ Rosemary Halpin
                                                  -----------------------------
                                                  Name:  Rosemary Halpin
                                                  Title: Vice President


Banc of America Securities LLC
9 West 57 Street, 32nd Floor
NY1-301-32-03
New York, NY 10019
Telephone: 212-847-5069
Fax: 212-847-6677
Attention: Rosemary Halpin

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                           ABN AMRO BANK N.V.,
                                           as a Bank,


                                            By:  /s/ Guillermo Mulville
                                                ------------------------------
                                                Name:   Guillermo Mulvill
                                                Title:  Vice President

                                                By:  /s/ Oscar Herrera
                                                   ---------------------------
                                                   Name:  Oscar Herrera
                                                   Title: AVP

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                             BANCO BILBAO VIZCAYA ARGENTARIA
                                             S.A., as a Bank,


                                             By:  /s/ Santiago Hernandez
                                                ------------------------------
                                                Name:  Santiago Hernandez
                                                Title: Vice President Global
                                                       Corporate Banking

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          BANCO SANTANDER CENTRAL HISPANO,
                                          S.A., NEW YORK BRANCH,
                                          as a Bank,


                                          By:  /s/ Javier Guibert
                                              --------------------------------
                                              Name:  Javier Guibert
                                              Title: Executive Director--Manager
                                                     Santander Central Hispano


                                          By: /s/ L. Ruben Perez-Bomo
                                              --------------------------------
                                              Name:  L. Ruben Perez-Bomo
                                              Title: Country Specialist (Mexico)
                                                     Banco Santander Central
                                                     Hispano

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          BANK BOSTON, N.A.,
                                          as a Bank,


                                          By: /s/ Pamela Prisco Carpenter
                                             ---------------------------------
                                             Name:  Pamel Prisco Carpenter
                                             Title: Attorney in Fact

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANK OF AMERICA SECURITIES LLC AS JOINT ARRANGER AND SYNDICATION AGENT AND CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          BANK OF AMERICA, NA,
                                          as a Bank,


                                          By: /s/ Mauricio Reballedo
                                              --------------------------------
                                              Name:  Mauricio Reballedo
                                              Title: Managing Director

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                         THE BANK OF NOVA SCOTIA,
                                         as a Bank,


                                         By: /s/ Robert Hirsh
                                             -----------------------------
                                             Name:  Robert Hirsh
                                             Title: Representative

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                          New York Branch


                                          By:  /s/ Hiroshi Azuma
                                             ---------------------------------
                                             Name:  Hiroshi Azuma
                                             Title: Vp & Head of EMD

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          BANK ONE, NATIONAL ASSOCIATION,
                                          as a Bank,


                                          By:  /s/ Catherine J. Duffy
                                             ---------------------------------
                                              Name:  Catherine J. Duffy
                                              Title: Managing Director

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          BARCLAYS BANK, PLC,
                                          NEW YORK BRANCH,
                                          as a Bank,


                                          By: /s/ Thomas C. Janson
                                             ---------------------------------
                                             Name:  Thomas C. Janson
                                             Title: Associate Director

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          BAYERISCHE HYPO- UND VEREINSBANK
                                          AG, NY BRANCH,
                                          as a Bank,


                                          By: /s/ Jorge Wilmer
                                             ---------------------------------
                                             Name:  Jorge Wilmer
                                             Title: Managing Director


                                          By:  /s/ Lara Cunha
                                             ---------------------------------
                                             Name:  Lara Cunha
                                             Title: Associate

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          CREDIT LYONNAIS NEW YORK BRANCH,
                                          as a Bank,


                                          By:  /s/ Silvia Rubio
                                             ---------------------------------
                                             Name:  Silvia Rubio
                                             Title: Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          DRESDNER BANK AG, NEW YORK AND
                                          GRAND CAYMAN BRANCHES,
                                          as a Bank,


                                          By:  /s/ Brian Schneider
                                             ---------------------------------
                                             Name:  Brian Schneider
                                             Title: Vice President


                                          By:  /s/ Brian M. Smith
                                             ---------------------------------
                                             Name:  Brian M. Smith
                                             Title: Director

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          LANDESBANK RHEINLAND-PFALZ -
                                          GIROZENTRALE,
                                          as a Bank,


                                          By: /s/ Fred Molich
                                             ---------------------------------
                                             Name:  Fred Molich
                                             Title: Senior Vice President


                                          By: /s/ Anke Gorg
                                             ---------------------------------
                                             Name:  Anke Gorg
                                             Title: Creditanalyst

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          MIZUHO CORPORATE BANK, Ltd.,
                                          as a Bank,


                                          By: /s/ Tsukasa Takasawa
                                             ---------------------------------
                                             Name:  Tsukasa Takasawa
                                             Title: Senior Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          SANPAOLO IMI S.p.A.,
                                          as a Bank,


                                          By: /s/ Carlo Persico
                                             ---------------------------------
                                             Name:  Carlo Persico
                                             Title: CEO for the Americas


                                          By:  /s/ Barbara Bassi
                                             ---------------------------------
                                             Name:  Barbara Bassi
                                             Title: Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AS OF AUGUST 8, 2003, AMONG CEMEX, S.A. DE C.V., AS ISSUER, CEMEX MEXICO, S.A. DE C.V., AS GUARANTOR, EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTOR, BARCLAYS BANK PLC, NEW YORK BRANCH, AS ISSUING BANK, DOCUMENTATION AGENT AND ADMINISTRATIVE AGENT, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT ARRANGER, BANC OF AMERICA SECURITIES LLC, AS JOINT ARRANGER AND SYNDICATION AGENT AND THE CERTAIN BANKS PARTY HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          as a Bank,


                                          By: /s/ J. Calvin Ratcliff, Jr.
                                              ------------------------------
                                              Name:  J. Calvin Ratcliff, Jr.
                                              Title: Director

                                SCHEDULE 1.01(B)

                      Notice Addresses and Lending Offices

Name of Bank and Address for Notices

ABN AMRO BANK N.V.
Prolongacion Reforma 600-320
Col. Santa Fe Pena Blanca
Mexico DF 01210
Attention: Rosalia Noble
Telephone: 011-52-55-5257-7842
Fax: 011-52-55-5257-7829
Email: rosalia.noble@abnamro.com

BANCO BILBAO VIZCAYA ARGENTARIA S.A.
1345 Avenue of the Americas 45th Floor
New York, NY 10105
Attention: Francisco Miguens
Telephone: 212-728-1682
Fax: 212-333-2926
Email: francisco.miguens@bbvany.com

BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH
45 East 53rd Street
New York, NY 10022
Attention: Ruben Perez-Romo
Telephone: 212-350-0645
Fax: 212-407-1141

BANK BOSTON, N.A.
125 Dupont Drive
Providence RI 02907
Attention: Jorge Garcia
Telephone: 401-865-7486
Fax: 401-865-7335

BANK OF AMERICA, NA
1850 Gateway Blvd., 5th Floor
Concord, CA 94520
Attention: Julia del Rio
Telephone: 925-675-8019
Fax: 925-675-8051

THE BANK OF NOVA SCOTIA
720 King Street West, 4th Floor
MSV 2T3
Toronto, Ontario, Canada
Attention: Nancy Buccat
Telephone: 416-866-6471
Fax: 416-866-5991

THE BANK OF TOKYO-MITSUBISHI, LTD.
1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Marina Gomez, IOD
Telephone: 212-413-8823
Fax: 212-413-8817
Email: mgomez@btmna.com

BANK ONE, NATIONAL ASSOCIATION
300 South Riverside, Suite ILI-0236
7th Floor
Chicago, IL 60606-0236
Attention: Kathrine M. Giuseppi
Telephone: 312-954-7076
Fax: 312-954-6207

BARCLAYS BANK PLC, NEW YORK BRANCH
200 Park Avenue
New York, NY 10167
Attention: Thomas C. Janson
Telephone: 212-412-6888
Fax: 212-412-1615
Email: Thomas.Janson@barclayscapital.com

BAYERISCHE HYPO - UND VEREINSBANK
AG, NY BRANCH
245 Park Avenue
New York, NY 10017
Attention: Antoinnette Wynn
Telephone: 212-672-5337
Fax: 212-672-5506
Email: Antoinnette.Wynn@hvbamericas.com

CREDIT LYONNAIS NEW YORK BRANCH
1301 Avenue of Americas, 20th Floor
New York, NY 10019
Attention: Yolanda Santana
Telephone: 212-261-7489
Fax: 212-261-3402

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
75 Wall Street
New York, NY 10005
Attention: Joyanna Dennis
                            Telephone: 212-429-3154
Email: joyanna.dennis@drkw.com

LANDESBANK RHEINLAND-PFALZ -GIROZENTRALE
Grosse Bleiche 54-56
55098 Mainz, Germany
Attention: Fred Molich/Anke Gorg
Telephone: 011-49-6131-13-6561 (Fred Molich)
Telephone: 011-49-6131-13-3914 (Anke Gorg)
Fax: 011-49-6131-13-2599

MIZUHO CORPORATE BANK, Ltd.
1800 Plaza 10
Jersey City, NJ 07311-4098
Attention: Joann Olivencia
Telephone: 201-626-9347
Fax: 201-626-9913
Email: joann.olivencia@mizuhocbus.com


SANPAOLO IMI S.p.A.
245 Park Avenue, 35th Floor
New York, NY 10167
Attention: Marco Fracchia
Telephone: 212-692-3132
Fax: 212-599-5307


WACHOVIA BANK, NATIONAL ASSOCIATION
201 S. College Street
Charlotte, NC 28244-0002
Attention: Roshenna Smith
Telephone: 704-374-6171
Telecopier: 704-715-0091
Email: roshenna.smith@wachovia.com

                            Domestic Lending Offices

ABN AMRO BANK N.V.
Prolongacion Reforma 600-320
Col. Santa Fe Pena Blanca
Mexico, D.F. 01210

BANCO BILBAO VIZCAYA ARGENTARIA S.A.
1345 Avenue of the Americas, 45th Floor
New York, NY  10105
Attention: Maite Vizan
Telephone: 212-728-1697
Fax: 212-333-2904
Email: maite.vizan@bbvany.com

BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH
45 East 53rd Street
New York, NY 10022

BANK BOSTON, N.A.
100 Federal Street
Boston, MA

BANK OF AMERICA, NA
1850 Gateway Blvd., 5th Floor
Concord, CA 94520
Attention: Credit Services West

THE BANK OF NOVA SCOTIA
Mexico Representative Office
Blvd. M. Avila Camacho No. 1, Piso 18
Col. Lomas de Chapultepec
Mexico, DF 11009

THE BANK OF TOKYO-MITSUBISHI, LTD.
1251 Avenue of the Americas
New York, NY 10020-1104

BANK ONE, NATIONAL ASSOCIATION
1 Bank One Plaza
Chicago, IL 60670

BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC 200 Park Avenue
New York, NY 10166
Attention: Thomas C. Janson
Telephone: 212-412-6888
Fax: 212-412-1615

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH
150 East 42nd Street
New York, NY 10017

CREDIT LYONNAIS NEW YORK BRANCH
1301 Avenue of Americas, 20th Floor
New York, NY 10019
Attention: Silvia Rubio
Telephone: 212-261-7485
Fax: 212-261-3402

DRESDNER KLEINWORT WASSERSTEIN
75 Wall Street
New York, NY 10005

LANDESBANK RHEINLAND-PFALZ -GIROZENTRALE
Grosse Bleiche 54-56
55098 Mainz, Germany

MIZUHO CORPORATE BANK, Ltd.
1251 Avenue of the Americas, 32nd Floor
New York, NY 10020

SANPAOLO IMI S.p.A.
245 Park Avenue, 35th Floor
New York, NY 10167

WACHOVIA BANK, NATIONAL ASSOCIATION
Wachovia Securities 29th Floor
191 Peachtree St., NE
Atlanta, GA 30303
Attention: Kay Reedy
Telephone: 404-332-5262
Fax: 404-332-5905

                           Eurodollar Lending Offices

ABN AMRO BANK N.V.
Prolongacion Reforma 600-320
Col. Santa Fe Pena Blanca
Mexico DF 01210

BANCO BILBAO VIZCAYA ARGENTARIA S.A.
1345 Avenue of the Americas, 45th Floor
New York, NY  10105
Attention: Maite Vizan
Telephone: 212-728-1697
Telecopier: 212-333-2904
Email: maite.vizan@bbvany.com

BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH
45 East 53rd Street
New York, NY 10022

BANK BOSTON, N.A.
100 Federal Street
Boston, MA

BANK OF AMERICA, NA
Credit Services West
1850 Gateway Blvd., 5th Floor
Concord, C A94520

THE BANK OF NOVA SCOTIA
720 King Street West, 4th Floor
MSV 2T3
Toronto, Ontario, Canada

THE BANK OF TOKYO-MITSUBISHI, LTD.
1251 Avenue of the Americas
New York, NY 10020

BANK ONE, NATIONAL ASSOCIATION
300 South Riverside,
Suite ILI-0236 7th Floor
Chicago, IL 60606-0236

BARCLAYS CAPITAL,
THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC
200 Park Avenue
New York, NY 10166
Attention: Thomas C. Janson
Telephone: 212-412-6888
Fax: 212-412-1615

BAYERISCHE HYPO-UND VEREINSBANK AG, IBF
150 East 42nd Street
New York, NY 10017

CREDIT LYONNAIS NEW YORK BRANCH
1301 Avenue of Americas, 20th Floor
New York, NY 10019
Attention: Silvia Rubio
Telephone: 212-261-7485
Fax: 212-261-3402

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
75 Wall Street
New York, NY 10005

LANDESBANK RHEINLAND-PFALZ -GIROZENTRALE
Grosse Bleiche 54-56
55098 Mainz, Germany

MIZUHO CORPORATE BANK, Ltd.
1251 Avenue of the Americas, 32nd Floor
New York, NY 10020

SANPAOLO IMI S.p.A. - NASSAU BRANCH
c/o New York Branch
245 Park Avenue, 35th Floor
New York, NY 10167

WACHOVIA BANK, NATIONAL ASSOCIATION
191 Peachtree St., NE
Atlanta, GA 30303
Attention: Kay Reedy
Telephone: 404-332-5262
Fax: 404-332-5905

                              Payment Instructions





BANKS                                     PAYMENT ADDRESS

ABN AMRO BANK, N.V.                       Bank Name: ABN AMRO Bank, N.V.
                                          ABA#: Chips 958
                                          For credit to: ABN AMRO Bank, N.V.
                                          Acct.#: 574-07000-2941
                                          Ref: OBCA Cemex

BANCO BILBAO VIZCAYA                      Bank Name: Banco Bilbao Vizcaya Argentaria
ARGENTARIA S.A.                           ABA#: 026001847
                                          For credit to: BBVA CHIPS NY
                                          Acct.#: 00000 30444
                                          Re: CEMEX S.A. de CV US$300,000,000 USCP PROGRAM

BANCO SANTANDER                           Bank Name: Banco Santander Central, S.A.,
CENTRAL HISPANO, S.A.,                    New York Branch
NEW YORK BRANCH                           ABA#: 026007692
                                          For credit to: Bridge Loans
                                          Acct.#: 107144001
                                          Ref: CEMEX, S.A.

BANK BOSTON, N.A.                         Bank Name: Bank Boston, N.A.
                                          ABA#: 011-000-138
                                          For credit to: Bank Boston, N.A.
                                          Acct.#: 009-07309
                                          Ref: Cemex USCP Program

BANK OF AMERICA, NA                       Bank Name: Bank of America, NA
                                          ABA#: 121000358
                                          For credit to: Credit Services #6910
                                          Acct.#: 12338-17137
                                          Re: Cemex USCP

THE BANK OF NOVA SCOTIA                   Bank Name: The Bank of Nova Scotia
                                          ABA#: 02600253-2
                                          For credit to: BNS International Banking Division
                                          Acct.#: 6027-36
                                          Re: Loan Administration and Agency Services

THE BANK OF TOKYO-                        Bank Name: The Bank of Tokyo-Mitsubishi, Ltd.
MITSUBISHI, LTD.                          ABA#: 0260-0963-2
                                          For credit to: The Bank of Tokyo-Mitsubishi, Ltd.
                                          Acct.#: 97770094
                                          Re: Cemex - USCP

BANK ONE, NATIONAL ASSOCIATION            Bank Name: Bank One, NA
                                          ABA #: 071000013
                                          For credit to: Cash Account
                                          Acct. #: 481152860000
                                          Re: Cemex, S.A. de C.V.

BARCLAYS CAPITAL,                         Bank Name: Barclays Bank PLC
THE INVESTMENT BANKING                    ABA#: 026002574
DIVISION OF BARCLAYS BANK PLC             For credit to: CEMEX
                                          Acct.#: 050019104


BAYERISCHE HYPO - UND                     Bank Name: The Federal Bank of New York
VEREINSBANK AG, NY BRANCH                 ABA#: 026 008 808
                                          For credit to: Bayerische Hypo - und Vereinsbank AG,
                                          New York Branch
                                          Acct.#: 594-012025-4055-01
                                          Re: CEMEX USCP

CREDIT LYONNAIS NEW YORK BRANCH           Bank Name: Federal Reserve Bank of New York
                                          ABA#: 026008073
                                          For credit to: Credit Lyonnais New York, further credit
                                          to Credit Lyonnais NY IBF
                                          Acct.#: 01-13058-0090-00
                                          Re: CEMEX

DRESDNER BANK AG, NEW YORK                Bank Name: Dresdner Bank AG, New York
AND GRAND CAYMAN BRANCHES                 ABA#: 026008303
                                          Acct.#: 000995068000
                                          Re: Cemex, S.A. de C.V.

LANDESBANK RHEINLAND-                     Bank Name: Deutsche Bank Trust Company
PFALZ-GIROZENTRALE                        ABA#: 021001033
                                          Acct.#: 04101861
                                          Re: 3-511 Pazandeh/Cemex

MIZUHO CORPORATE BANK, Ltd.               Bank Name: Federal Reserve Bank of New York
                                          ABA#: 026004307
                                          Acct.#: H79--740-222205
                                          Re: August 2003 Reimbursement and Credit Agreement for
                                          Cemex SA de CV

SANPAOLO IMI S.p.A.                       Bank Name: Bank One International, New York
                                          ABA#: 0265-009-797
                                          For credit to: SANPAOLO IMI Bank New York
                                          Acct.#: 1002209
                                          Re: Cemex

                                          Bank Name: Wachovia Bank, National Association
WACHOVIA BANK, NATIONAL ASSOCIATION       ABA#: 053000219
                                          For credit to: ICB
                                          Acct.#: 01459168118013
                                          Reference: CEMEX

                                                                     EXHIBIT A


                             FORM OF FIRST AMENDED
                      AND RESTATED IRREVOCABLE DIRECT-PAY
                         LETTER OF CREDIT NO. SB00197


                                                                August 8, 2003



U.S. Bank Trust National Association,
as Depositary for the holders of
certain commercial paper notes of
CEMEX, S.A. de C.V.
100 Wall Street, Suite 1600
New York, NY 10005
Attention:  Commercial Paper Department

Ladies and Gentlemen:

         We refer to the Irrevocable Direct-Pay Letter of Credit No. SB00197, issued in favor of U.S. Bank Trust National Association, dated August 26, 2002 (the "Prior Letter of Credit"). This First Amended and Restated Irrevocable Direct-Pay Letter of Credit (the "Letter of Credit") amends and restates such Prior Letter of Credit, and supersedes and replaces the Prior Letter of Credit in its entirety.

         At the request and for the account of CEMEX, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Mexico") (the "Issuer"), we hereby establish our above-referenced letter of credit (the "Letter of Credit") in the stated amount of U.S.$400,000,000 (as subject to adjustment as provided herein, the "Stated Amount") in your favor, as Depositary under the First Amended and Restated Depositary Agreement dated as of August 8, 2003 (as from time to time amended, supplemented or otherwise modified, the "Depositary Agreement"), among the Issuer, you, and us, in our capacity as Administrative Agent (the "Administrative Agent") and in our capacity as Issuing Bank, pursuant to which the Issuer's commercial paper notes (collectively, the "Commercial Paper Notes") in an aggregate amount not in excess of U.S.$400,000,000 at any time outstanding may, from time to time, be issued. We irrevocably agree to honor your demands for payment and transfer which comply with the terms and conditions of this Letter of Credit.

         This Letter of Credit is effective immediately and will expire on the Termination Date (as defined below).

         Funds under this Letter of Credit will be made available to you against receipt by us of a certificate in the form of Annex B or Annex C hereto (each, a "Drawing Certificate") appropriately completed and purportedly signed by you, in each case accompanied by your sight draft in the form of Annex A hereto (each, a "Draft") drawn on us, stating on its face: "Drawn under Barclays Bank PLC, New York Branch, Irrevocable Direct-Pay Letter of Credit No. SB00197." Each Draft and Drawing Certificate presented hereunder shall be dated the date of presentation and shall be presented by hand delivery or by facsimile (such facsimile transmission to be immediately confirmed by you by telephone; provided, however, that the absence of such confirmation shall not affect our obligation to honor any drawing hereunder) to the New York office of Barclays Bank PLC located at 222 Broadway, 11th Floor, New York, NY 10038, Attention: Letter of Credit Department, Facsimile:
(212) 412-5306 (or such other facsimile number of which we notify you in writing), Telephone: (212) 412-3708 or (212) 412-3726 (or at such other office in New York City which may be designated by us upon prior written notice delivered to you, which office for all purposes hereof shall thereupon be the issuing office of this Letter of Credit).

         Payment shall be made to you of the amount specified in each Draft (up to the Stated Amount), (a) if a drawing is made by you hereunder at or prior to 4:00 p.m. (New York City time) on a Business Day (as defined below), not later than 11:00 a.m. (New York City time) on the next succeeding Business Day, or (b) if a drawing is made by you hereunder after 4:00 p.m. (New York City time) on a Business Day, not later than 1:00 p.m. (New York City time) on the next succeeding Business Day, provided, in each case, such drawing and the documents presented therewith conform to the terms and conditions hereof. Payment under this Letter of Credit will be made to you solely out of our own funds and not with the funds of the Issuer by wire transfer of immediately available funds to you or to your account. If a non-conforming demand for payment is made, we shall notify you of our dishonor on or before the applicable time specified above for honoring such demand, and our notice of dishonor shall state the reasons therefor and that we will, upon your instructions, hold any documents at your disposal or return the same to you. Upon being notified that the demand was dishonored, you may attempt to correct such non-conforming demand for payment to the extent that you are entitled to do so, provided the revised documentation is submitted on or before the Termination Date (as defined below), and any such submission by you of such revised (or any other) documentation shall be deemed to be a new drawing for purposes of the time for payment to you hereunder.

         The Stated Amount shall be reduced by the amount of each payment of any drawing hereunder pursuant to a Drawing Certificate or to the amount specified pursuant to a Notice of Default Reduction in the form of Annex E-2 hereto or by the amount specified pursuant to a Notice of Reduction of Stated Amount of Letter of Credit in the form of Annex G hereto; provided, however, that the amount of any payment pursuant to a Drawing Certificate in the form of Annex B hereto shall be reinstated automatically upon the issuance of Commercial Paper Notes to the extent of the full amount thereof payable at maturity (the "Face Amount") unless at or prior to the time we make such payment you shall have received from us a notice of termination in the form of Annex D hereto (a "Notice of Termination") or a notice of default in the form of Annex E-1 hereto (a "Notice of Default") or we shall have received from the Administrative Agent a copy of a notice of acceleration in the form of Annex F hereto (a "Notice of Acceleration") directing you to make a drawing in respect of all Commercial Paper Notes then outstanding.

         We may deliver to you a new Letter of Credit in exchange herefor, or an amendment hereto, as provided in the Reimbursement Agreement (as defined below). Simultaneously with delivery of a new Letter of Credit, you will surrender this Letter of Credit (and any amendments thereto) for cancellation.

         Upon the payment to you or to your account of the amount in respect of a Draft hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such Draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such Draft to you or any other person who may have made to you or makes to you a demand for payment in respect of any Commercial Paper Note. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded, and we shall not be liable to you or to any other person for or in respect of any amount so paid or disbursed for any reason whatsoever, including any non-application or misapplication by you of the proceeds of such payment or disbursement.

         This Letter of Credit expires at 5:00 p.m. (New York City time) on the date which is the earliest to occur of (i) the date on which this Letter of Credit is surrendered by you to us for cancellation, (ii) August 5, 2005 (the "Stated Termination Date"), (iii) the date specified in a Notice of Termination delivered by us and (iv) the date specified in the Notice of Default Reduction to be delivered by you to us upon receipt of a Notice of Default from us. The date of termination of this Letter of Credit as provided in this paragraph is herein referred to as the "Termination Date" upon which date this Letter of Credit shall automatically terminate.

         Communications with respect to this Letter of Credit (other than a drawing hereunder, the procedure for which is specified above) shall be in writing and shall be addressed to us at 200 Park Avenue, 11th Floor, New York, NY 10166 Attention: Thomas Janson, with a copy to us at 222 Broadway, 11th Floor, New York, NY 10038, Attention: Client Services Unit, Letter of Credit Department, or such other address which we may designate by written notice to you, specifically referring to this Letter of Credit by number.

         You may transfer your rights to demand payment and request transfer under this Letter of Credit only to a successor Depositary and by presentation to us at our office on a Business Day of a request in the form of Annex H hereto, completed and signed by you, your transferee and the Administrative Agent. Upon acceptance by us of such request (as evidenced by our execution thereof), your transferee shall be deemed to be the addressee of this Letter of Credit and the sole permitted signatory of any further demands under this Letter of Credit for payment and transfer.

         As used herein, "Business Day" shall mean a day other than a Saturday or Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by the First Amended and Restated Reimbursement and Credit Agreement dated as of August 8, 2003 (as from time to time amended, supplemented or otherwise modified, the "Reimbursement Agreement"), among the Issuer, CEMEX Mexico, S.A. de C.V., as a Guarantor, Empresas Tolteca de Mexico, S.A. de C.V., as a Guarantor, us, as Issuing Bank and Administration Agent, the several Lenders party thereto, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as a Joint Arranger and Banc of America Securities LLC, as a Joint Arranger and Syndication Agent, or by reference to any document, instrument or agreement referred to herein (including the Reimbursement Agreement, the Depositary Agreement or and the Commercial Paper Notes), except only the Drawing Certificates and notices in the form attached hereto and the Drafts referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Drawing Certificates, such notices and such Drafts.

                  This Letter of Credit shall be governed and construed in accordance with the laws of the State of New York (including, without limitation, Article 5 of the Uniform Commercial Code of the State of New York) except that with respect to presentations of drafts and certificates by telecopy transmission, the Uniform Customs and Practice for Documentary Credits (1993 Revision), Publication No. 500 of the International Chamber of Commerce, shall govern, to the extent not inconsistent with the laws of the State of New York.

                                            Very truly yours,

                                            BARCLAYS BANK PLC, NEW YORK BRANCH


                                            By:
                                               ------------------------------
                                            Name:
                                            Title:

                                                                       Annex A
                                                       to the Letter of Credit


                              FORM OF SIGHT DRAFT


                                                                        [Date]



Barclays Bank PLC, New York Branch,
as Administrative Agent
222 Broadway
New York, New York 10038
Attention:  Letter of Credit Department

Barclays Bank PLC, New York Branch
as Issuing Bank
200 Park Avenue
New York, New York 10166
Attention:  Thomas Janson


         Pay to the order of U.S. Bank Trust National Association*, as Depositary, for deposit in account number ____________ (the "Letter of Credit Account") maintained at its office in ____________ and entitled "CEMEX Letter of Credit Account," U.S.$[amount], drawn under your First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197.


                                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                         as Depositary


                                         By:______________________________
                                         Title:___________________________



------------
* If the Letter of Credit has been transferred in accordance with its terms, all references to "U.S. Bank Trust National Association" in this and the other annexes to the Letter of Credit shall be replaced with the name of the then current Depositary.

                                                                       Annex B
                                                       to the Letter Of Credit


                        FORM OF CERTIFICATE FOR DRAWING



Barclays Bank PLC, New York Branch,
as Administrative Agent
222 Broadway
New York, New York 10038
Attention:  Letter of Credit Department

Barclays Bank PLC, New York Branch
as Issuing Bank
200 Park Avenue
New York, New York 10166
Attention:  Thomas Janson


         Re: First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197 (the "Letter of Credit")


         The undersigned, a duly authorized officer of U.S. Bank Trust National Association (the "Depositary"), hereby certifies to you as follows. Terms defined in the Letter of Credit and not defined herein shall have the meanings given to them in the Letter of Credit.

                  1. The undersigned, acting as the Depositary under the Depositary Agreement on behalf of the holders of the Commercial Paper Notes, is making demand for payment under the Letter of Credit in the amount of U.S.$__________________ to pay maturing Commercial Paper Notes.

                  2. The aggregate amount due, the date of issuance and the maturity date of each Commercial Paper Note in respect of which this demand for payment is being made are listed in the attached Schedule
         A. No previous drawing under the Letter of Credit with respect to any such Commercial Paper Note has been honored by you.

                  3. Each Commercial Paper Note in respect of which this demand for payment is being made was authenticated and delivered by us pursuant to our authority under and in accordance with the terms of the Depositary Agreement.

                  4. Demand for payment is hereby made upon you under the Letter of Credit for the amount specified in Paragraph 1. The amount of the Draft accompanying this Drawing Certificate does not exceed the Stated Amount on the date hereof and is equal to the aggregate Face Amount of the Commercial Paper Notes which will become due and payable on the Business Day next succeeding the date hereof.

                  5. (a) Upon our receipt of the amount demanded pursuant hereto, we will deposit the same directly into the Letter of Credit Account (as defined in the Depositary Agreement) maintained by us pursuant to the Depositary Agreement and apply the same to the payment of the Commercial Paper Notes in respect of which this demand for payment is being made upon presentment thereof on or after their maturity and (b) no portion of said amount shall be deposited by us in any other account maintained by or for the account of the Issuer or applied by us for any purpose other than to pay the Commercial Paper Notes in respect of which this demand for payment is being made on or after their maturity.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate on the ____ day of ___________, 200__.


                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Depositary


                                       By:______________________________
                                       Title:___________________________

                                                         Schedule A To Annex B
                                                       to the Letter Of Credit


                       COMMERCIAL PAPER NOTES ISSUED BY
                              CEMEX, S.A. de C.V.


Date of Issuance                                  Amount          Maturity Date
----------------                                  ------          -------------

                                                                       Annex C
                                                       to the Letter of Credit


                        FORM OF CERTIFICATE FOR DRAWING
                   (AFTER RECEIPT OF NOTICE OF ACCELERATION)



Barclays Bank PLC, New York Branch,
as Administrative Agent
222 Broadway
New York, New York 10038
Attention:  Letter of Credit Department

Barclays Bank PLC, New York Branch
As Issuing Bank
200 Park Avenue
New York, New York 10038
Attention:  Thomas Janson


         Re: First Amended and Restated Irrevocable Direct-Pay Letter of Credit No SB00197 (the "Letter of Credit")


         The undersigned, a duly authorized officer of U.S. Bank Trust National Association (the "Depositary"), hereby certifies to you as follows. Terms defined in the Letter of Credit and not defined herein shall have the meanings given to them in the Letter of Credit.

                  1. The undersigned, acting as the Depository under the Depository Agreement on behalf of the holders of the Commercial Paper Notes, is making demand for payment under the Letter of Credit in the amount of U.S.$____________________ to pay all outstanding Commercial Paper Notes.

                  2. The undersigned has received from the Administrative Agent a "Notice of Acceleration" pursuant to Section 12.02(b) of the Reimbursement Agreement.

                  3. The aggregate amount due, the date of issuance and the maturity date of the Commercial Paper Notes in respect of which this demand for payment is being made are listed in the attached Schedule
         A. No previous drawing under the Letter of Credit with respect to any such Commercial Paper Note has been honored by you.

                  4. Each Commercial Paper Note in respect of which this demand for payment is being made was authenticated and delivered by us pursuant to our authority under and in accordance with the terms of the Depositary Agreement.

                  5. Demand for payment is hereby made upon you under the Letter of Credit for the amount specified in Paragraph l.

                  6. (a) Upon our receipt of the amount demanded under the Letter of Credit in respect of the Commercial Paper Notes, we will deposit the same directly into the Letter of Credit Account (as defined in the Depositary Agreement) maintained by us pursuant to the Depositary Agreement and apply the same to the payment of the Commercial Paper Notes in respect of which this demand for payment is being made upon presentment thereof on or after their maturity and
         (b) no portion of said amount shall be deposited by us in any other account maintained by or for the account of the Issuer or applied by us for any purpose other than to pay the Commercial Paper Notes in respect of which this demand for payment is being made on or after their maturity.

                  7. Upon receipt of payment as provided herein, we shall return to you the original Letter of Credit (and any amendments thereto) for cancellation.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate on the ____ day of ___________, 200__.


                                               U.S. BANK TRUST NATIONAL
                                               ASSOCIATION, as Depositary


                                               By:____________________________
                                               Title:_________________________

                                                         Schedule A To Annex C
                                                       to the Letter Of Credit


                       COMMERCIAL PAPER NOTES ISSUED BY
                              CEMEX, S.A. de C.V.


Date of Issuance                                Amount          Maturity Date
----------------                                ------          -------------

                                                                       Annex D
                                                       to the Letter of Credit

                         FORM OF NOTICE OF TERMINATION

                                                                        [Date]



CEMEX, S.A. de C.V.
Ave. Constitucion 444 Pte
Monterey, N.L.
Mexico 64000

U.S. Bank Trust National Association,
  as Depositary
100 Wall Street, Suite 1600
New York, NY 10005
Attention:  Commercial Paper Department

             Re: First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197

Ladies and Gentlemen:

         We refer to our First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197 (the "Letter of Credit") dated August 8, 2003. Capitalized terms used herein that are not defined herein shall have the meanings specified in the Letter of Credit.

         We hereby notify you pursuant to Section 12.02(a)(i) of the Reimbursement Agreement that the Letter of Credit will terminate at 5:00 p.m. (New York City time) on _________________________. Please deliver to us for cancellation the original of the Letter of Credit (and all amendments thereto) immediately following such expiration date.

         If U.S. Bank Trust National Association, as Depositary, advises us in writing (which may be by fax) on the date hereof that there are Commercial Paper Notes outstanding on the date hereof, this Notice of Termination shall be deemed to be a Notice of Default in the form of Annex E-1 to the Letter of Credit.

                                          Very truly yours,

                                          BARCLAYS BANK PLC, NEW YORK BRANCH,
                                          as Issuing Bank


                                          By:______________________________
                                          Title:___________________________


cc:   Each Dealer
      Barclays Bank PLC, New York Branch,
      as Administrative Agent

                                                                     Annex E-1
                                                       to the Letter of Credit


                           FORM OF NOTICE OF DEFAULT

                                                                        [Date]



CEMEX, S.A. de C.V.
Ave. Constitucion 444 Pte
Monterey, N.L.
Mexico 64000

U.S. Bank Trust National Association,
  as Depository
100 Wall Street, Suite 1600
New York, NY 10005
Attention:  Commercial Paper Department

               Re: First Amended and Restated Irrevocable Direct-Pay Letter
                   of Credit No. SB00197

Ladies and Gentlemen:

         We refer to our First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197 (the "Letter of Credit") dated August 8, 2003. Capitalized terms used herein that are not defined herein have the meaning specified in the Letter of Credit.

         This is a Notice of Default as referred to in the Letter of Credit. Effective immediately (a) the Stated Amount is reduced to the amount which is
(i) the amount which U.S. Bank Trust National Association shall advise us is equal to the aggregate Face Amount of Commercial Paper Notes outstanding on the date hereof plus (ii) the aggregate amount of all Standby L/C's outstanding on the date hereof (as the Administrative Agent shall have advised to U.S. Bank Trust National Association pursuant to Section 4(j) of the Depositary Agreement), and (b) no amount shall hereafter be reinstated to the Stated Amount.

         The Letter of Credit will terminate two Business Days following the later of (i) the date which U.S. Bank Trust National Association, as Depository, shall advise us is the latest maturity date of any Commercial Paper Note outstanding on the date of this Notice of Default and (ii) __________________________, being the latest expiration date of any Standby L/C outstanding on the date hereof. Please deliver to us for cancellation the original of the Letter of Credit (and all amendments thereto) following such termination.

         In accordance with the Depositary Agreement, you shall no longer issue or deliver additional Commercial Paper Notes.

                                            Very truly yours,

                                            BARCLAYS BANK PLC, NEW YORK BRANCH,
                                            as Issuing Bank


                                            By:______________________________
                                            Title:___________________________

cc:  Each Dealer
     Barclays Bank PLC, New York Branch,
     as Administrative Agent

                                                                     Annex E-2
                                                       to the Letter of Credit


                      FORM OF NOTICE OF DEFAULT REDUCTION
                     (AFTER RECEIPT OF NOTICE OF DEFAULT)

                                                                        [Date]



Barclays Bank PLC, New York Branch
as Administrative Agent
222 Broadway
New York, New York 10038
Attention:  Letter of Credit Department

Barclays Bank PLC, New York Branch
as Issuing Bank
200 Park Avenue
New York, New York 10166
Attention:  Thomas Janson

         Re: First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197 (the "Letter of Credit")


         The undersigned, a duly authorized officer of U.S. Bank Trust National Association (the "Depositary"), hereby certifies to you as follows. Terms defined in the Letter of Credit and not defined herein shall have the meanings given to them in the Letter of Credit and in the Notice of Default referred to below.

                  l. The undersigned, acting as the Depositary under the Depositary Agreement on behalf of the holders of the Commercial Paper Notes has received from you a Notice of Default dated ______________.

                  2. The aggregate Face Amount of the Commercial Paper Notes outstanding on the date of the Notice of Default is U.S.$______________. We acknowledge that the Stated Amount shall be reduced to an amount equal to such amount, plus U.S.$___________ (the aggregate amount of Standby L/C's outstanding, as the Administrative Agent has notified to us pursuant to Section 4(j) of the Depositary Agreement).

                  3. The latest maturity date of any Commercial Paper Note outstanding on the date of the Notice of Default is ______________.

                  4. You have notified us in the Notice of Default that the latest date of expiration of any outstanding Standby L/C is
         _______________.

                  5. We acknowledge that the Letter of Credit shall terminate on _____________ which is two Business Days following the later of the dates specified in paragraphs 3 and 4 above.

                  6. We confirm that we shall not issue or deliver any additional Commercial Paper Notes.

                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Depositary


                                          By: ______________________________
                                          Title: ___________________________

cc:  CEMEX, S.A. de C.V.
     Barclays Bank PLC, New York Branch
     as Administrative Agent

                                                                       Annex F
                                                       to the Letter of Credit



                        FORM OF NOTICE OF ACCELERATION

                                                                        [Date]


CEMEX, S.A. de C.V.
Ave. Constitucion 444 Pte
Monterey, N.L.
Mexico 64000

U.S. Bank Trust National Association,
  as Depositary
100 Wall Street, Suite 1600
New York, NY 10005
Attention:  Commercial Paper Department

         Re: First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197

Ladies and Gentlemen:

         We refer to the First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197 (the "Letter of Credit") dated August 8, 2003 issued by us in favor of the Depositary pursuant to the First Amended and Restated Reimbursement and Credit Agreement (as from time to time, amended, supplemented or otherwise modified, the "Reimbursement Agreement") dated as of August 8, 2003 among CEMEX, S.A. de C.V., the Issuing Bank, CEMEX Mexico, S.A. de C.V., as a Guarantor, Empresas Tolteca de Mexico, S.A. de C.V., as a Guarantor, the Lenders party thereto, us, as Issuing Bank, as Administrative Agent, and Documentation Agent, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as a Joint Arranger and Banc of America Securities LLC, as a Joint Arranger and Syndication Agent. Capitalized terms used therein that are not defined herein have the meaning specified in the Reimbursement Agreement.

         This is a Notice of Acceleration as referred to in Section 12.02(b) of the First Amended and Restated Reimbursement Agreement and in the Letter of Credit. We herewith direct U.S. Bank Trust National Association, as Depositary, to make a Drawing under the Letter of Credit in the aggregate Face Amount of all Commercial Paper Notes Outstanding on the date of this Notice of Acceleration.

                                          BARCLAYS BANK PLC, NEW YORK BRANCH,
                                          as Administrative Agent


                                          By: ______________________________
                                          Title: ___________________________


cc:  Each Dealer
     Barclays Bank PLC, New York Branch,
     as Issuing Bank

                                                                       Annex G
                                                       to the Letter of Credit


                     NOTICE OF REDUCTION OF STATED AMOUNT
                              OF LETTER OF CREDIT


                                                                       [Date]



U.S. Bank Trust National Association,
  as Depositary
100 Wall Street, Suite 1600
New York, NY 10005
Attention:  Commercial Paper Department

         Re: First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197 (the "Letter of Credit")

         The undersigned hereby notifies you in accordance with [Section 2.06(d)] [Section 5.01(c)] [Section 5.11] of the First Amended and Restated Reimbursement Agreement that the Stated Amount of the Letter of Credit (terms defined therein and not defined herein shall have the meanings given to them therein) shall be reduced as provided therein by an amount (the "Reduction Amount") equal to U.S.$_______________.

         As of this date, the total amount of the Aggregate Outstandings is U.S.$_______________,(1)

         (2)[which is less than the reduced Stated Amount; therefore, the reduction takes effect immediately;]

         - OR -

         (3)[which is greater than the reduced Stated Amount; therefore the reduction will take effect in part on each (i) maturity date of Commercial Paper Notes, (ii) expiration date of a Standby L/Cs, (iii) repayment date of any Loans, or (iv) reimbursement date of any unreimbursed Drawings or Standby L/C Drawings (as such dates are notified to you by us), as the case may be, in an amount equal to the Commercial Paper Notes then maturing, or the amount of the Standby L/Cs than expiring, or the amount of such Loans repaid, or the amount of such Drawings or Standby L/C Drawings reimbursed (as such amount is notified to you by us) until the Stated Amount shall have been reduced by the Reduction Amount;]

----------------

1 Insert as appropriate.

2 Choose appropriate language.

3 Choose appropriate language.



provided, however, that the Aggregate Outstandings on the date of each reduction, after giving effect to such reduction, shall not exceed the Stated Amount.

         After giving effect to such reduction, the Stated Amount shall be U.S.$______________.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate on the ____ day of ___________, 200__.

                                           Very truly yours,

                                           BARCLAYS BANK PLC, NEW YORK BRANCH,
                                           as Issuing Bank


                                           By: ______________________________
                                           Title: ___________________________

cc:   CEMEX, S.A. de C.V.
      Barclays Bank PLC, New York Branch
      as Administrative Agent
      Each Dealer

                                                                       Annex H
                                                       to the Letter of Credit



                         FORM OF REQUEST FOR TRANSFER


                                                                        [Date]



Barclays Bank PLC, New York Branch
as Administrative Agent
222 Broadway
New York, New York 10038
Attention:  Letter of Credit Department

Barclays Bank PLC, New York Branch
as Issuing Bank
200 Park Avenue
New York, New York 10166
Attention:  Thomas Janson

         Re: First Amended and Restated Irrevocable Direct-Pay Letter of Credit No. SB00197 (the "Letter of Credit")

         We request transfer, to be effective as of ____________, __, ____,* of our rights under the Letter of Credit to the following successor
Depositary:

                                     [Name of successor depositary]
                                     ______________________________
                                     [Address]_____________________
                                     ______________________________

         We certify that the above successor depositary is (or will be upon your acceptance of our transfer request) our successor depositary pursuant to the Depositary Agreement dated as of ___________, 2003 among CEMEX, S.A. de C.V., and you, as Issuing Bank, and Administrative Agent.


--------------

* Fill in date of request or applicable future date not more that one week from date of request.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this request on the ____ day of ___________, 200__.

                                             Very truly yours,

                                             [Name of transferring depositary]


                                             By: ____________________________
                                             Title: _________________________

Acknowledged:

[Name of successor depositary]

By: _______________________
Title: ____________________

                                             Consented and agreed:

                                             BARCLAYS BANK PLC, NEW YORK BRANCH,
                                             as Administrative Agent


                                             By: _____________________________
                                             Title: __________________________


                                             Accepted:

                                             BARCLAYS BANK PLC, NEW YORK BRANCH,
                                             as Issuing Bank

                                             By: _____________________________
                                             Title: __________________________


                                             CEMEX, S.A. de C.V.,
                                             as Issuer


                                             By: ______________________________
                                             Title: ___________________________


                                             By: ______________________________
                                             Title: ___________________________

                                                                    EXHIBIT B

                                  FORM OF NOTE

U.S.$________________                                    Date August 8, 2003
                                                         New York, New York,

                  FOR VALUE RECEIVED, the undersigned, CEMEX, S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States and located at Avenida Constitucion 444 Pte., Monterrey, Nuevo Leon, 64000, Mexico (the "Issuer"), promises to pay, without setoff or counterclaim, to the order of ____________ (the "Lender") on the Maturity Date, as defined in the Reimbursement Agreement (as defined below), at the office of Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________ Dollars (U.S.$____________) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned pursuant to the Reimbursement Agreement which are then due and payable to the Lender pursuant thereto. The undersigned further agrees to pay, without setoff or counterclaim, interest in like money at such office from the date hereof until paid in full on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, the Reimbursement Agreement. The Lender is authorized to record the date, type and amount of each Loan made by the Lender pursuant to the Reimbursement Agreement, the date and amount of each repayment of principal hereof, the date of each interest rate conversion and each continuation pursuant to Section 3.05 of the Reimbursement Agreement and the principal amount subject thereto, and, in the case of Eurodollar Loans, the interest rate with respect thereto on the schedules annexed hereto and made a part hereof or on any other record customarily maintained by the Lender with respect to this Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the Lender to make such recordation (or any error is such recordation) shall not affect the obligations of the Issuer hereunder or under the Reimbursement Agreement.

                  This Note is one of the Notes referred to in the First Amended and Restated Reimbursement and Credit Agreement dated as of August 8 2003, among the Issuer, the Guarantors, the Lender and certain other lenders party thereto, Barclays Bank PLC, New York Branch, as Issuing Bank, Administrative Agent and Documentation Agent, Barclays Capital, the Investments Banking Division of Barclays Bank PLC, as a Joint Arranger and Banc of America Securities LLC, as Joint Arranger and Syndication Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Reimbursement Agreement"; terms defined therein being used herein as so defined), and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

                  Upon the occurrence of any one or more of the Events of Default specified in the Reimbursement Agreement, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  The Issuer agrees to pay all reasonable costs and expenses, including all reasonable fees and disbursements of counsel (including the allocated cost of internal counsel), incurred by the Lender in connection with the enforcement of the Lender's rights and remedies under the Reimbursement Agreement and this Note.

                  The Issuer hereby irrevocably and unconditionally submits for itself and its property in any legal suit, action or proceeding relating to this Note or for recognition and enforcement of any judgment in respect thereof, to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan in New York City, to the jurisdiction of any competent court in the place of its corporate domicile and any appellate courts thereof, and consents that any such suit, action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The Issuer hereby irrevocably agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation System having offices on the date hereof at 111 Eighth Avenue, New York, New York 10011 (the "Process Agent"), and the Issuer hereby irrevocably appoints the Process Agent as its authorized agent to accept such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to give any notice of any such service of process to the Issuer shall not impair or affect the validity of such service or of any judgment based thereon.

                  The obligations of the Issuer hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Lender of the full amount of Dollars payable hereunder and the Issuer shall be obligated to indemnify the Lender (and the Lender shall have an additional legal claim) for any difference between such full amount and the amount effectively received by the Lender pursuant to any such tender or recovery. The Lender's determination of amounts effectively received by it shall be presumptively correct in the absence of manifest error.

                  To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Note and the other Transaction Documents. The foregoing waiver and consent are intended to be effective to the fullest extent now or hereafter permitted by applicable law of any jurisdiction in which any suit, action or proceeding with respect to this Note may be commenced.


                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                   CEMEX, S.A.  de C.V.



                                                   By:
                                                   Title:

  Por Aval/Guaranteed:

  CEMEX MEXICO, S.A. de C.V.,
  in its capacity as Guarantor
  Under Article XI of the Reimbursement Agreement

  By:
  Title:


  Por Aval/Guaranteed:

  EMPRESAS TOLTECA DE MEXICO,
  S.A. de C.V., in its capacity as
  Guarantor under Article XI of the Reimbursement Agreement

  By:
  Title:

                                                                                                    Schedule 1 to Note

                                                          BASE RATE LOANS

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
                       Amount of Base
                       Rate Loans Made
                        or Converted                         Amount Converted    Unpaid Principal
                       from Eurodollar       Amount of         to Eurodollar     Balance of Base
        Date                Loans         Principal Repaid         Loans            Rate Loans      Notation Made By
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
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--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

                                                                                                     Schedule 2 to Note

                                                          EURODOLLAR LOANS

----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
      Date           Amount of         Interest         Amount of        Amount          Unpaid       Notation Made
                     Eurodollar
                       Loans          Period and                                        Principal
                      Made or        Interest Rate                    Converted to     Balance of
                   Converted from    with Respect       Principal       Base Rate      Eurodollar
                  Base Rate Loans       Thereto          Repaid           Loans           Loans             By
----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------

----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
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----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------
----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------

----------------- ----------------- ---------------- ---------------- -------------- ---------------- ----------------

                                                                    EXHIBIT C




                              DEPOSITARY AGREEMENT



                                                   Dated as of August 8, 2003



U.S. Bank Trust National Association
as Depositary, Issuing Agent and Paying Agent
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Commercial Paper Department

         Re:   Issuance of commercial paper by CEMEX, S.A. de C.V.,
               a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Mexico") (the "Issuer")
               -----------------------------------------------------------

Ladies and Gentlemen:

                  The credit agreement dated as of August 26, 2002, among the Issuer, Cemex Mexico S.A. de C.V., as a guarantor, Empresas Tolteca de Mexico, S.A. de C.V., as a guarantor, Barclays Bank PLC, New York Branch, as issuing bank, documentation agent and administrative agent, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as a joint arranger, Banc of America Securities LLC, as a joint arranger and syndication agent, and the lenders party thereto is being amended and restated in its entirety. Therefore, we refer to the depositary agreement (the "Prior Depositary Agreement") dated as of August 26, 2002 between the Issuer, Barclays Bank PLC, New York Branch and U.S. Bank Trust National Association, and to reflect the Reimbursement Agreement as defined below, the Issuer wishes to amend and restate the Prior Depositary Agreement in its entirety as set forth herein below.

                  This will confirm the arrangement made by the undersigned Issuer with U.S. Bank Trust National Association (the "Depositary" or "you") whereby you have agreed to act (a) as depositary for the safekeeping of the Issuer's commercial paper notes (the "Commercial Paper Notes") and of the letter of credit issued by Barclays Bank PLC, New York Branch (in such capacity, the "Issuing Bank"), in substantially the form of Annex C to this Depositary Agreement (together with any amendments thereto and any substitute letter of credit delivered to you pursuant to Section 2 hereof, the "Letter of Credit"), (b) as issuing agent on behalf of the Issuer in connection with the issuance of the Commercial Paper Notes, which may be issued and sold in the United States commercial paper market, (c) as paying agent to undertake certain duties described in and limited to Sections 1 and 2(d) hereof on behalf of the holders of the Commercial Paper Notes and (d) as depositary to hold certain funds for the benefit of the Issuing Bank as provided in Section 1 hereof.

                  The Commercial Paper Notes to be issued, if any, will be issued on the terms and subject to the conditions set forth herein and in the First Amended and Restated Reimbursement and Credit Agreement dated as of August _______, 2003 (as from time to time amended, supplemented or otherwise modified, the "Reimbursement Agreement") among the Issuer, CEMEX Mexico, S.A. de C.V., as a Guarantor, Empresas Tolteca de Mexico, S.A. de C.V., as a Guarantor, the Lenders party thereto, Barclays Bank PLC, New York Branch, as Issuing Bank and Administrative Agent, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as a Joint Arranger and Banc of America Securities LLC, as a Joint Arranger and Syndication Agent. A fully executed counterpart of the Reimbursement Agreement, which will become effective simultaneously herewith, is being delivered to you herewith; provided, however, that the parties hereto acknowledge that you, in your capacity as Depositary, are not a party to the Reimbursement Agreement and shall have no responsibility to determine the contents thereof and that all references herein to the Reimbursement Agreement are for reference purposes only. In your capacity as depositary, issuing agent and paying agent hereunder, however, except as expressly provided herein, you shall have no liability to the Issuer, the Issuing Bank or the holders of the Commercial Paper Notes for the performance of any of the terms of the Reimbursement Agreement.

                  This letter agreement (as from time to time amended, supplemented or otherwise modified, this "Depositary Agreement") will govern your rights, powers and duties as depositary, issuing agent and paying agent for the Commercial Paper Notes, as beneficiary of the Letter of Credit and as depositary for the Issuing Bank, and no implied covenants and obligations shall be read into this Depositary Agreement or any other agreement against you. Nothing contained herein will modify, vary or amend the Issuing Bank's obligations under the Letter of Credit.

                  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Reimbursement Agreement.

         SECTION 1.   ESTABLISHMENT OF ACCOUNTS; PROCEEDS OF COMMERCIAL
                      PAPER NOTES.

                  (a) Prior to or contemporaneously with the execution and delivery by the Issuer of this Depositary Agreement, and for the purposes of this Depositary Agreement and the Reimbursement Agreement, you shall establish in your corporate trust office a special purpose non-interest bearing deposit account for the benefit of the Issuing Bank (said account being referred to herein and in the Reimbursement Agreement as the "Commercial Paper Account" and being identified in your books as the CEMEX Commercial Paper Account - U.S. Bank, as Depositary for the benefit of Barclays Bank PLC, New York Branch over which the Issuing Bank shall have exclusive dominion and control and the sole right to issue withdrawal instructions. The Commercial Paper Account shall be in your name, as Depositary for the benefit of the Issuing Bank. Except for the Issuing Bank and you, as Depositary therefor, and as specifically provided in clauses (iii) and (vi) of paragraph (b) below, no Person (including the Issuer) shall have any legal or beneficial interest in the Commercial Paper Account.

                  (b) (i) All proceeds received from the sale of Commercial Paper Notes issued by you, on behalf of or for the account of the Issuer, shall initially be deposited by you in the Commercial Paper Account.

                           (ii) Unless the Issuer has received notice from you
                  that a Drawing under the Letter of Credit has not been honored by the Issuing Bank and without limiting its obligations under the Reimbursement Agreement, the Issuer agrees that it will, prior to 1:00 p.m. (New York City time) (but not before payment is made by the Issuing Bank under the Letter of Credit) on any date that the Issuing Bank makes a payment in respect of a Drawing under the Letter of Credit, deposit or cause to be deposited in the Commercial Paper Account an aggregate amount (the "Issuer Deposit Amount" for such date) equal to the amount, if any, by which the amount of such payment under the Letter of Credit exceeds the sum of
                  (x) the Aggregate Reported Proceeds of Commercial Paper Notes issued or to be issued on such date and (y) the aggregate principal amount of all Loans borrowed by the Issuer on such date in accordance with the Reimbursement Agreement to reimburse the Issuing Bank for Drawings under the Letter of Credit. As used in this Depositary Agreement, "Aggregate Reported Proceeds" of Commercial Paper Notes issued or to be issued on any date means the aggregate net sales price of such Commercial Paper Notes (principal amount less discount for interest and fees) as specified in the issuance instructions for such Commercial Paper Notes transmitted to the Depositary pursuant to Section 4(b) hereof.

                           (iii) Withdrawals or other applications of funds on
                  deposit in, or otherwise to the credit of, the Commercial Paper Account may only be made as set forth below. Promptly after 1:30 p.m. (New York City time) on the day of any Drawing under the Letter of Credit, you shall (to the extent that the funds then on deposit in the Commercial Paper Account are sufficient to do so), debit the Commercial Paper Account in an amount equal to the amount of such Drawing and wire transfer such amount to the Issuing Bank. In addition, the Issuing Bank may, and at the direction of the Administrative Agent shall, advise you if (A) Drawings under the Letter of Credit and interest thereon remain unreimbursed, (B) any Loans and/or interest thereon remain unpaid and/or (C) Standby L/C Drawings under any Standby L/C and interest thereon remain unpaid and/or any other amounts remain unpaid under the Reimbursement Agreement specifying the aggregate amount thereof and instruct you to debit the Commercial Paper Account for such amount. To the extent that funds then on deposit in the Commercial Paper Account are sufficient to do so, you shall promptly wire transfer such amount to the Issuing Bank or, if so directed by the Issuing Bank, to the Administrative Agent to be applied first to the payment of accrued and unpaid interest on any unreimbursed Drawings as provided in Section 2.02 of the Reimbursement Agreement, second to reimburse the Issuing Bank for all unreimbursed Drawings as provided in Section 2.02 of the Reimbursement Agreement, third to the payment of accrued and unpaid interest on any unreimbursed Standby L/C Drawing as provided in Section 4.02, fourth to the payment to the Administrative Agent, for the benefit of the Lenders, of accrued and unpaid interest on Loans outstanding under the Reimbursement Agreement as provided in Section 3.07 thereof, fifth to reimburse the Issuing Bank for all unreimbursed Standby L/C Drawings as provided in Section 4.02, sixth to the payment to the Administrative Agent for the benefit of the Lenders, of the unpaid principal amount of Loans outstanding under the Reimbursement Agreement, and seventh to the payment to the Administrative Agent, for the benefit of the Issuing Bank, the Lenders or the Depositary, of fees and other amounts under the Reimbursement Agreement or hereunder that are due and payable to the Issuing Bank and the Lenders or to the Depositary as of such date. To the extent any funds remain in the Commercial Paper Account, the Issuing Bank shall instruct you to transfer such funds to such account as the Issuer shall direct for use by the Issuer in a manner consistent with the Reimbursement Agreement.

                           (iv) Notwithstanding any provision contained herein,
                  you agree that you will in no event permit funds in the Commercial Paper Account to be withdrawn or transferred to the Issuing Bank (A) prior to 1:30 p.m. (New York City time) on the day of payment of any Drawing under the Letter of Credit and (B) unless payment of such Drawing has been made. The Issuing Bank hereby agrees that it will not accept any reimbursement to which it is not entitled.

                           (v) You shall have no responsibility for determining
                  the purpose of, or the intended use of any proceeds of, any withdrawal from the Commercial Paper Account. You hereby acknowledge that in your capacity as Depositary you do not have and shall not at any time in the future have or exercise any banker's lien or right of set-off with respect to (i) any proceeds from the issuance and delivery of Commercial Paper Notes, the Commercial Paper Account or the funds from time to time on deposit in the Commercial Paper Account or (ii) the Letter of Credit Account or the funds from time to time in the Letter of Credit Account. You agree to give the Issuer, the Issuing Bank and the Administrative Agent (with a copy to each Dealer (as defined below)) notice as soon as practicable if the Commercial Paper Account or any funds on deposit in the Commercial Paper Account shall become subject to any writ, judgment, warrant of attachment, execution or similar process or to any stay or other similar legal restraint of which you become aware.

                           (vi) It is understood that, as a matter of
                  bookkeeping convenience, the Depositary may credit the Commercial Paper Account with the proceeds received from the sale of the Commercial Paper Notes prior to its actual receipt of final payment therefor and that such bookkeeping credits may be reflected on the Depositary's books, and otherwise, as "immediately available funds" or "same day funds" or by some other similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon the Depositary's receipt of final payment and may be reversed by the Depositary to the extent that such final payment is not received. The Issuer agrees to indemnify and hold the Depositary harmless from any loss which the Depositary may suffer and any expense which the Depositary may incur as a result of the failure of any purchaser to remit payment in full for any Commercial Paper Notes, and, without limiting the generality of the foregoing, the Issuer agrees that, immediately upon notification from the Depositary of any such failure, the Issuer shall reimburse the Depositary in immediately available funds any amount credited and paid to the Issuer in anticipation of receipt of such payment plus any applicable overdraft fees and interest thereon for each day such proceeds remain unreimbursed. The overdraft charges and rate of interest payable by the Issuer to the Depositary shall be that provided for either (A) under arrangements with respect to overdraft advances in effect at the time between the Issuer and the Depositary or (B) if no such arrangements are then in effect, in the Depositary's standard fee schedule for overdrafts.

                  (c) Contemporaneously with the execution and delivery by you of this Depositary Agreement, you shall establish in your corporate trust office in New York, New York a special purpose non-interest bearing trust account (said account being referred to herein and in the Reimbursement Agreement as the "Letter of Credit Account" and being identified as the "CEMEX Letter of Credit Account"). The Letter of Credit Account shall be in your name, as paying agent for the holders of the Commercial Paper Notes issued by or on behalf of the Issuer, and under your exclusive dominion and control as agent for such holders. Except for the holders of the Commercial Paper Notes issued by or on behalf of the Issuer and you, as paying agent therefor, no Person shall have any legal or beneficial interest or claim in the Letter of Credit Account.

                  (d) (i) The funds in the Letter of Credit Account shall be subject to withdrawal solely by you, as paying agent for the holders of the Commercial Paper Notes, and solely for the purpose of paying matured Commercial Paper Notes in respect of which you have presented a draft demanding payment under the Letter of Credit. All sums held by you in the Letter of Credit Account will be held uninvested for the payment of the Face Amount of the Commercial Paper Notes to the Persons entitled thereto until such sums shall be paid to such Persons or the Administrative Agent pursuant to Section 2(e) hereof or otherwise disposed of in accordance with applicable law. All payments by the Issuing Bank under the Letter of Credit in respect of a Drawing shall be credited directly to the Letter of Credit Account, and no funds in the Letter of Credit Account shall be commingled with monies from any other source.

                           (ii) Prior to 4:00 p.m. (New York City time) on the
                  Business Day preceding each day on which Commercial Paper Notes mature, you shall present a draft in the form of Annex A to the Letter of Credit accompanied by a certificate in the form set forth in Annex B to the Letter of Credit in an amount equal to the aggregate Face Amount of such maturing Commercial Paper Notes. Upon receipt from the Administrative Agent of a Notice of Acceleration in the form of Annex F to the Letter of Credit directing you to make a Drawing under the Letter of Credit in the aggregate amount required to pay in full the Face Amount of all Outstanding Commercial Paper Notes, you shall make such Drawing as promptly as possible by presenting a certificate in the form set forth in Annex C to the Letter of Credit, together with a draft in the amount of the Drawing in the form of Annex A to the Letter of Credit. Upon receipt of the proceeds of the Drawing made pursuant to the preceding sentence, you will promptly surrender the Letter of Credit (and any amendments thereto) to the Issuing Bank for cancellation. If any draft is presented to the Issuing Bank by means of facsimile, you will promptly confirm receipt by the Issuing Bank by telephone; provided, however, that nothing in this paragraph (d) shall impair the obligation of the Issuing Bank to honor such Drawing in accordance with the terms and conditions of the Letter of Credit.

                  (e) The Issuing Bank has agreed to honor any draft in the form of Annex A to the Letter of Credit and otherwise conforming to the requirements of the Letter of Credit prior to 11:00 a.m. (New York City time) on the Business Day next following the Business Day such draft is presented to the Issuing Bank (provided such draft is presented by 4:00 p.m. (New York City time) on such day), otherwise not later than 1:00 p.m. (New York City time) on the next following Business Day by making a wire transfer to the Depositary for deposit in the Letter of Credit Account of an amount in immediately available funds equal to the amount so demanded. You shall record the date and time of receipt of each wire transfer by the Issuing Bank that is deposited in the Letter of Credit Account and keep accurate records of each disbursement therefrom. All action taken by you relative to the Letter of Credit Account and the making of payments with respect to Commercial Paper Notes shall be taken by you, as paying agent, on behalf and for the benefit of the holders of the Commercial Paper Notes issued by the Issuer.

                  (f) If by 10:00 a.m. (New York City time) on the Business Day following the date any Drawing is made under the Letter of Credit, a Designated Officer (as defined in Section 3(d) below) should receive notice from an Issuing Bank Officer (as defined in Section 3(c) below) that an attempted Drawing does not materially conform to the requirements of the Letter of Credit, you shall make a new Drawing in accordance with the terms of the Letter of Credit in respect of the Commercial Paper Notes referred to in such attempted Drawing. You shall give the Issuer prompt notice of any failure of the Issuing Bank to honor any Drawing made under the Letter of Credit.

         SECTION 2.        The Letter Of Credit.

                  (a) Concurrently with the execution of this Depositary Agreement, the Issuing Bank shall deliver to you the Letter of Credit. You shall make Drawings under the Letter of Credit on behalf of the holders of Commercial Paper Notes pursuant to Section 1 hereof. All such Drawings shall be made in accordance with the terms hereof and of the Letter of Credit.

                  (b) The Stated Amount of the Letter of Credit shall be reduced by the amount of each Drawing thereunder and shall be reinstated in accordance with the terms of the Letter of Credit.

                  (c) The Stated Amount of the Letter of Credit may also be reduced and the Letter of Credit may be cancelled in full in accordance with the terms thereof; provided, however, that the Aggregate Outstandings (as such amount has been notified to you by the Administrative Agent pursuant to Section 4(k) hereof) on the effective date of such reduction shall not exceed such reduced amount. Upon any such reduction in the amount of the Letter of Credit or other change in the terms of the Letter of Credit, the Issuing Bank shall deliver to you either a new Letter of Credit in exchange for the Letter of Credit in effect prior to such change or an amendment to the Letter of Credit. Upon the expiration of the Letter of Credit, you will promptly deliver the expired Letter of Credit (and any amendments thereto) to the Issuing Bank.

                  (d) It is understood and agreed by the parties hereto that the provisions of this Depositary Agreement relating to the Letter of Credit are intended to provide for payment of the Commercial Paper Notes at their maturity. Accordingly, the parties hereto specifically acknowledge that in actions taken by you as beneficiary of the Letter of Credit you shall not be acting as an agent of the Issuer but shall be acting on behalf of the holders of the Commercial Paper Notes. You have no obligation to the holders of the Commercial Paper Notes other than to hold the Letter of Credit for the benefit of such holders, to make Drawings under the Letter of Credit as required hereunder, to receive and hold uninvested funds payable under the Letter of Credit for the benefit of such holders and to pay the holders of the Commercial Paper Notes pursuant to the terms hereof and thereof.

                  (e) If any Commercial Paper Note shall not be presented to you for payment on the maturity date thereof and sufficient collected funds are then on deposit in the Letter of Credit Account for payment thereof, you shall hold such funds until the earlier of (i) presentation of such Commercial Paper Note and (ii) 3:00 p.m. (New York City time) on the second Business Day after the maturity date thereof (the "Presentment Deadline"). If a Commercial Paper Note shall not have been presented for payment on at or prior to the Presentment Deadline with respect thereto, an amount equal to the funds paid by the Issuing Bank under the Letter of Credit for the payment thereof shall be transferred from the Letter of Credit Account to the Administrative Agent for the account of the Issuing Bank or the Lenders, as the case may be, free and clear of any liens. If the Issuing Bank has been reimbursed in full by the Issuer for the payment of such Commercial Paper Note, if all Standby L/C Drawings have been reimbursed in full by the issuer, if all Loans and all interest thereon and all other sums due and payable by the Issuer under the Transaction Documents have been paid in full and if no Default or Event of Default under the Reimbursement Agreement has occurred and is continuing, the Administrative Agent shall pay the Issuer an amount equal to the amount so transferred to the Administrative Agent as soon thereafter as possible; provided, however, that during the continuance of a Default or Event of Default such amount shall be deposited in the Commercial Paper Account or, if so directed by the Administrative Agent acting on the instructions of the Required Lenders, in an account pursuant to Section 12.02(c) of the Reimbursement Agreement. After such transfer the Depositary shall be released from any further responsibility or liability with respect to the payment of such Commercial Paper Note and the holder thereof shall look solely to the Issuer for such payment.

         SECTION 3. DTC Book-Entry System; Commercial Paper Notes Delivered For Safekeeping; Authorized Agents And Officers.

                  (a) The Commercial Paper Notes shall not be issued in physical form, but their aggregate Face Amount shall be represented by a master note (the "Master Note") substantially in the form of Annex A to this Depositary Agreement, executed by the Issuer pursuant to the book-entry commercial paper program of The Depositary Trust Company ("DTC"). You shall maintain the Master Note in safekeeping, in accordance with your customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Note and the Commercial Paper Notes shall be subject to DTC's rules and procedures, as amended from time to time. You shall not be liable or responsible for sending transaction statements of any kind to DTC's participants or the beneficial owners of the Commercial Paper Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Commercial Paper Notes. In connection with DTC's program, the Issuer understands that as one of the conditions of its participation therein, it shall be necessary for the Issuer and you to enter into a Letter of Representations (the "Letter of Representations") substantially in the form of Annex B to this Depositary Agreement and a certificate agreement made between DTC and the Depositary in which the procedures to be followed by you in connection with the issuance and custody of the Commercial Paper Notes in book-entry form shall be detailed (the "Certificate Agreement" and, together with the Master Note and the Letter of Representations, the "DTC Documents"), and for DTC to receive and accept such Letter of Representations. In accordance with DTC's program, you shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for the Issuer's Commercial Paper Notes, and you shall deliver such list to DTC. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Issuer's Commercial Paper Notes. Notwithstanding the foregoing, if for any reason DTC shall cease to operate a book-entry commercial paper program through which ownership interest in the Commercial Paper Notes may be uncertificated and transferred, or shall cease to perform in a timely fashion the functions customarily performed by DTC in connection with such book-entry commercial paper program, the Depositary and the Issuer will make appropriate arrangements to either
         (i) appoint a successor entity to DTC to perform the functions customarily performed by DTC in respect of the Commercial Paper Notes or (ii) provide for the Commercial Paper Notes to be issued in physical form.

                  (b) With the delivery of this Depositary Agreement, the Issuer is furnishing to you, and from time to time thereafter may furnish to you, and shall furnish to you upon your request, certificates ("Incumbency Certificates") of an authorized officer of the Issuer, certifying the incumbency and specimen signatures of officers and attorneys-in-fact of the Issuer ("Representatives") authorized to execute Commercial Paper Notes on behalf of the Issuer and/or to give instructions and notices on behalf of the Issuer hereunder, such Incumbency Certificates shall also specify the names of the employees (each, a "Dealer Representative" and, collectively, the "Dealer Representatives") of Barclays Capital Inc., Banc of America Securities LLC and any other dealer or placement agent of the Commercial Paper Notes approved by the Issuer and approved by the Arrangers and the Issuing Bank (each, a "Dealer" and, collectively, the "Dealers") who are authorized to give notices and/or issuance instructions to the Depositary pursuant to Section 4 hereof. Until you receive subsequent Incumbency Certificates, or unless an officer of your Global Finance Unit (Global Change) shall have received written notice from an authorized officer of the Issuer of the lack of authority of any individual, you shall be entitled to rely on the last Incumbency Certificates delivered to you for purposes of determining the authorized signers of Commercial Paper Notes and authorized Representatives and Dealer Representatives.

                  (c) For purposes of this Depositary Agreement, any specifically designated officer of the Issuing Bank (an "Issuing Bank Officer") or the Administrative Agent (an "Agency Officer") shall be authorized to act, and to give instructions and notices on behalf of the Issuing Bank or the Administrative Agent hereunder, and you shall be entitled conclusively to rely on any writing, paper or notice purporting to be signed, sent or given by any Issuing Bank Officer or Agency Officer, unless an officer of your Commercial Paper Department shall have received written notice from an authorized officer of the Issuing Bank or the Administrative Agent that a particular writing, paper or notice was not signed, sent or given by such Issuing Bank Officer or Agency Officer.

                  (d) Upon your receipt of this Depositary Agreement, and from time to time thereafter as you choose, you shall deliver a certificate (a "Certificate of Designation") certifying the incumbency and specimen signatures of your designated signatories ("Designated Officers") who are authorized to acknowledge receipt of and authenticate the Master Note. Until the Issuer shall receive a subsequent Certificate of Designation, or unless a Representative shall have received written notice of the lack of authority of any individual, the Issuer may rely on the last such Certificate of Designation delivered to it.

         SECTION 4.   Issuance Of Commercial Paper Notes.

                  (a) From time to time during the term of this Depositary Agreement and subject to the terms and conditions hereof, and upon your timely receipt of written or telecopy instructions specifying the information required by Section 4(b) hereof transmitted to you by means of the electronic time-sharing facility known as U.S. Bank Trust National Association New York CP System (the "CP System") or in such other manner as you then employ as your normal business practice, not later than 1:00 p.m. (New York City time) on a Business Day, from a Representative or a Dealer Representative, on the date of issuance of any Commercial Paper Notes (in the case of instructions from a Representative, a copy of such instructions shall be sent by said Representative to the Dealer through which such Commercial Paper Notes are being sold), you shall cause the issuance of such Commercial Paper Notes in accordance with the instructions so received and in the manner set forth in, and take such other actions as are required by, the Letter of Representations and the Certificate Agreement against payment of the net sales price set forth in the issuance instructions as provided in Section 5 hereof. Instructions given via the CP System shall be entered as prescribed in the user documentation provided by you and all instructions, whether via the CP System, by telephone or in writing, must be entered into the CP System or received by you as the case may be, not later than 12:30 p.m. (New York City time) for, same-day delivery.

                  (b) Issuance instructions with respect to any Commercial Paper Note transmitted to you by a Representative or a Dealer Representative must specify:

                           (i) the date of issuance thereof (which shall be a
                  Business Day);

                           (ii) the maturity date thereof; provided that the
                  Issuer will cause the Representative or Dealer Representative transmitting such instructions to ensure, and you will ensure, that such date is a Business Day which shall not be later than the earlier to occur of (A) the 360th day next succeeding the date of issuance thereof and (B) the Stated Termination Date;

                           (iii) the Face Amount thereof; provided that the
                  Issuer will cause the Representative or Dealer Representative to ensure, and you will ensure, that such Face Amount is U.S.$100,000 or an integral multiple of U.S.$1,000 in excess thereof;

                           (iv) the net sales price thereof; and

                           (v) a delivery order to debit the relevant Dealer's
                  account with DTC for such net sales price against credit of such amount to your account with DTC in trust for the benefit of the beneficiaries of the Commercial Paper Account.

                  (c) You shall send a report (by facsimile or other means permitted hereunder) to the Issuer, the Issuing Bank and the Administrative Agent on a monthly basis of your issuance of Commercial Paper Notes under this Section 4, including the series, maturity date and Face Amount of each Commercial Paper Note issued.

                  (d) The Issuer shall not permit any Representative or Dealer Representative to request you to (and you will not) issue or deliver any Commercial Paper Note for the account of the Issuer if the Face Amount of such Commercial Paper Note, when added to the aggregate Face Amount of all other Commercial Paper Notes then Outstanding having the same stated maturity date, would exceed the product of (i) 50% and
         (ii) the Stated Amount (the "Settlement Limits"). Notwithstanding the foregoing settlement limits, in connection with an extension of the Stated Termination Date or a renewal of the Letter of Credit Facility, the aggregate Face Amount of all Commercial Paper Notes then Outstanding may mature on one Business Day that is on or prior to the Stated Termination Date. These Settlement Limits are for the benefit of the Issuing Bank, which may in its sole discretion waive these requirements in writing without the prior consent of any party to any Transaction Document. All Commercial Paper Notes will be issued on a discount basis.

                  (e) The Issuing Bank shall deliver to you on the date hereof, a notice substantially in the form of Annex F (an "Issuance Limit Notice") setting forth the Issuance Limit (as such term is defined below) and you shall permit (until such notice is amended or terminated by the Issuing Bank), the issuance and delivery of any Commercial Paper Note if the Face Amount of such Commercial Paper Note, when added to the aggregate Face Amount of all other Commercial Paper Notes then Outstanding, would not exceed the Issuance Limit (the "Issuance Limit," being (i) initially, the amount that is the difference between the Stated Amount and the Standby L/C Sublimit as notified to you in the Issuance Limit Notice, or (ii) any such other amount as you may be notified of pursuant to a Revised Issuance Limit Notice (as such term is defined herein) in accordance with the terms of this Section 4(e)). During the term, the Issuer may request that the Issuing Bank provide you with notice that the Issuance Limit has been increased, provided, however, that after such increase, the Aggregate Outstandings may not exceed the aggregate amount of Commitments then in effect. Upon such request, the Issuing Bank shall send you a notice, substantially in the form of Annex G (a "Revised Issuance Limit Notice"), increasing the Issuance Limit, and upon receipt thereof, you shall permit the issuance and delivery of any Commercial Paper Note if the Face Amount of such Commercial Paper Note, when added to the aggregate Face Amount of all other Commercial Paper Notes then Outstanding would not exceed the then-applicable Issuance Limit. A Revised Issuance Limit Notice shall be transmitted to you not later than 1:00 p.m. (New York City time) on a Business Day and shall be effective upon receipt. You will be liable to the Issuing Bank for any action taken or omitted to be taken or any cost, expense, loss or injury resulting from your actions or your performance or lack of performance of your duties under or in connection with this Section 4(e) or any Issuance Limit Notice that is due to negligence or willful misconduct.

                  (f) You shall be entitled conclusively to assume that the Stated Termination Date is as set forth in the Letter of Credit.

                  (g) You shall be entitled to rely and shall be fully and completely protected in relying on instructions given to you by any Representative or Dealer Representative unless, as herein provided, you receive timely contrary instructions from the Issuing Bank or the Administrative Agent. Each delivery of Commercial Paper Notes shall be subject to the rules of the New York Clearing House in effect at the time of delivery.

                  (h) No Commercial Paper Note shall be issued or delivered by you unless you shall have received complete instructions from a Representative or a Dealer Representative as to the matters specified in paragraph (b) above. Any instructions given to you by a Representative or a Dealer Representative to issue and deliver any Commercial Paper Note hereunder shall constitute a representation and warranty on the part of the Issuer that the issuance of such Commercial Paper Note will not in any material respect violate or contravene any Requirement of Law or Contractual Obligation binding upon the Issuer (including any securities law or any order of any court or other Governmental Authority) and will be in conformity with the terms of the Reimbursement Agreement and this Depositary Agreement. The Issuer acknowledges that the Issuing Bank is relying on the representations and warranties on the part of the Issuer contained in the preceding sentence.

                  (i) Notwithstanding any instructions received by you from a Representative or a Dealer Representative, if you shall receive a Notice of Termination or a Notice of Default from the Issuing Bank or a Notice of Acceleration from the Administrative Agent, or instructions from the Issuer, the Issuing Bank or the Administrative Agent in accordance with Section 2.07 or Section 12.02(e) of the Reimbursement Agreement not to issue or deliver any additional Commercial Paper Notes, unless such notice or instructions are revoked in writing or superseded by further instructions from the party who sent such notice or instructions in accordance with the Reimbursement Agreement, you shall not issue or deliver any additional Commercial Paper Notes.

                  (j) Upon receipt from the Issuing Bank of a Notice of Default, you shall promptly deliver to the Issuing Bank a Notice of Default Reduction in the form of Annex E-2 to the Letter of Credit (A) specifying the aggregate Face Amount of Commercial Paper Notes then Outstanding (B) acknowledging the amount by which the Stated Amount shall be reduced, (C) specifying the date which is the latest maturity date of any Commercial Paper Note then Outstanding, (D) confirming the latest expiration date of any outstanding Standby L/C and (E) acknowledging the date on which the Letter of Credit shall terminate. If you receive a Notice of Termination from the Issuing Bank and there are Commercial Paper Notes then Outstanding, you will immediately advise the Issuing Bank thereof as specified in the Notice of Termination.

                  (k) Notwithstanding any instructions received by you from a Representative or a Dealer Representative, you shall not issue or deliver any Commercial Paper Note for the account of the Issuer on any date unless:

                           (i) you have received from the Issuer the Issuer
                  Deposit Amount to be deposited for such date with the Depositary;

                           (ii) immediately after giving effect to such
                  issuance, the Aggregate Outstandings, shall not be greater than the Stated Amount (as defined in and determined in accordance with the Letter of Credit);

                           (iii) immediately after giving effect to such
                  issuance, the Total Outstandings of each Lender shall not be greater than the Commitment of such Lender;

                           (iv) the Administrative Agent, the Issuing Bank or
                  the Issuer shall not have given a notice to you pursuant to paragraph (i) of this Section 4 which has not been revoked in writing or superseded by further written instructions from the Administrative Agent, the Issuing Bank or the Issuer, as the case may be; and

                           (v) the Commercial Paper Notes shall at the time of
                  issuance thereof be rated at least P-2 or its then equivalent by Moody's and at least A-2 or its then equivalent by S&P;

provided, however, that you shall not be required to make a determination with respect to clauses (ii) and (iii) above unless the Administrative Agent has provided you with the information described below in sufficient time to allow you to analyze the information and issue such Commercial Paper Notes and, provided, further, that you shall be entitled to assume that there has been no change in the rating of the Commercial Paper Notes unless so advised by the Administrative Agent. The Issuing Bank shall (A) promptly advise you in writing of the issuance of any Standby L/Cs, (B) advise you in writing from time to time upon your request in writing of the amount of Aggregate Outstandings and
(C) advise you from time to time upon your request in writing of the amount of and of each change in the Commitments of the Lenders, the current outstanding principal amount of each Lender's Loans, its Participation Percentage of the aggregate outstanding Letter of Credit Exposure and its Participation Percentage of the aggregate Standby L/C Exposure, which notice shall be in substantially the form of Annex D to this Depositary Agreement. For purposes of the foregoing calculations, you may rely upon the written notices given or delivered to you by the Administrative Agent pursuant to the preceding sentence, and you shall have no obligation to make any other or further investigation. You shall be entitled to assume that the amounts specified in any notice given to you pursuant to the second preceding sentence shall continue unchanged until you have received subsequent notice.

         SECTION 5.   Delivery And Payment Of Commercial Paper Notes.

                  (a) No Commercial Paper Note shall be issued or delivered by you except against payment therefor in accordance with current industry practice. A Commercial Paper Note shall be deemed issued and delivered against payment for purposes of this Section 5 if, at the time you deliver such Commercial Paper Note to a Dealer (or its designated consignee), you receive its receipt for the delivery in current industry practice form, or if the net sales price of such Commercial Paper Note is received by you in immediately available collected funds in consideration of your delivery of such Commercial Paper Note to such Dealer (or to its designated consignee). The Issuer acknowledges that although you have been instructed to deliver Commercial Paper Notes against payment, delivery of Commercial Paper Notes will, in accordance with market practice prevailing in the commercial paper market, be made before receipt of payment in immediately available funds. Therefore, once you have delivered a Commercial Paper Note or Commercial Paper Notes to a Dealer (or its consignee) as provided herein, the Issuer shall bear the risk if such Dealer (or its consignee) fails to remit payment for the Commercial Paper Note or Commercial Paper Notes to you. You shall have no responsibility or liability for credit risks involved in or arising from your issuance of Commercial Paper Notes in accordance with the provisions of this Depositary Agreement, for delay by or the failure of any Dealer to effectuate payment therefor in whole or in part, for delay by or the failure of any DTC participant purchasing a Commercial Paper Note in settling its balance with DTC or for failure by DTC to perform in any respect as herein contemplated. Nothing in this Depositary Agreement shall require you to purchase any Commercial Paper Note or expend your own funds for the purchase price of a Commercial Paper Note or Commercial Paper Notes.

                  (b) It is understood that you are not under any obligation to assess or review the financial condition or creditworthiness of any Person to or for whose account you deliver a Commercial Paper Note pursuant to instructions from a Representative or Dealer Representative or to advise the Issuer, the Issuing Bank or the Administrative Agent as to the results of any such appraisal or investigation you may have conducted on your own or of any adverse information concerning any such Person that may in any way have come to your attention.

                  (c) Each Commercial Paper Note presented to you for payment at, on or prior to 3:00 p.m. (New York City time) on any Business Day at or after the maturity date of such Commercial Paper Note shall be paid by you on the date of such presentation; provided, however, that you shall not be required to make such payment prior to 1:00 p.m. (or if presented after 3:00 p.m. (New York City time) on any such Business Day, then on the next succeeding Business Day) in immediately available funds from funds on deposit in the Letter of Credit Account by your debiting the Letter of Credit Account in the amount of such payment. After payment of any matured Commercial Paper Note, you shall annotate your records to reflect the Face Amount of Commercial Paper Notes Outstanding in accordance with the DTC Documents.

                  (d) At the close of business in New York on any Business Day, the Issuing Bank may determine the aggregate Face Amount of Commercial Paper Notes issued, including the maturity date and Face Amount of each Commercial Paper Note, by requesting such information or by accessing such information through its computer link with you, upon which information the Issuing Bank shall be entitled to rely absent manifest error in determining the Face Amount of Commercial Paper Notes Outstanding.

                  (e) Except as otherwise provided in Section 5.05 of the Reimbursement Agreement, a copy of which has been acknowledged and received by the Depositary, all payments in respect of the Commercial Paper Notes shall be made without set-off, counterclaim, fees, liabilities or other similar deductions, and free and clear of, and without deduction for or on account of, any present or future income, stamp, sales or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed, levied, collected, withheld or assessed by any Governmental Authority of Mexico or any other jurisdiction from which payment is made or is deemed to be made, other than with respect to Excluded Taxes, if any, with respect to the holders of the Commercial Paper Notes (such taxes other than Excluded Taxes, the "Taxes"). If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer shall pay such additional amounts as shall be necessary in order that the net amounts received by the holder of the Commercial Paper Notes after such deduction or withholding shall equal the amount which would have been receivable in the absence of any such deduction or withholding. As used in this paragraph (e), "Excluded Taxes" shall mean (i) such taxes (including income taxes or franchise taxes) as are (A) imposed on or measured by the net income of a holder of Commercial Paper Notes by the jurisdiction (or any political subdivision thereof) of its principal office or residence or under the laws of which such holder of Commercial Paper Notes is organized or in which such holder of Commercial Paper Notes maintains the office through which the loans evidenced by such Commercial Paper Notes are made or maintained or (B) imposed on a holder of Commercial Paper Notes as a result of a present or former connection between such holder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such holder having received a payment under, or enforced, the Commercial Paper Notes), (ii) any taxes, levies, imposts, deductions, charges or withholdings imposed by the failure of any such holder of Commercial Paper Notes to (x) register as a Foreign Financial Institution with the Ministry of Finance and (y) be a resident (or have a principal office which is a resident, if such holder of Commercial Paper Notes lends through a branch or agency) for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation (but only in respect of those taxes payable in excess of taxes that would have been payable had such holder of Commercial Paper Notes complied with those conditions) and (iii) United States backup withholding taxes imposed because of payee underreporting.

                  (f) The Issuer agrees to furnish you with a certified copy by a Responsible Officer of the Issuer of a stamped filed receipt showing payment thereof or other documentary evidence of payment of, all Taxes withheld by it in respect of any payment remitted to the holders of the Commercial Paper Notes. Such receipts shall be furnished to you within 45 days of the due date for remitting such Taxes to the appropriate Mexican tax authorities accompanied by a letter in the form of Annex E to this Depositary Agreement together with the accompanying Schedule thereto.

                  (g) You will furnish the stamped filed receipts or other documentary evidence delivered by the Issuer pursuant to clause (f) above, together with a copy of the letter sent to you pursuant to clause (f) above, in the name of and at the expense of the Issuer to any holder of Commercial Paper Notes requesting such receipts or other documentary evidence as evidence of the amount of Taxes paid in respect of all Commercial Paper Notes issued on the same date and maturing on the same date.

         SECTION 6.   Inspection Of Documents By Holders Of
                      Commercial Paper Notes.

                  You shall keep a fully executed or conformed copy of the Reimbursement Agreement and this Depositary Agreement (together with all amendments, modifications, supplements, waivers, and consents made or given with respect thereto and hereto) on file at your office specified in the Commercial Paper Notes issued by you pursuant hereto, and you shall permit, during normal business hours, reasonable inspection (and limited copying) to be made of such documents by the holder of any Commercial Paper Note or by any officer, employee or agent of such holder, provided the Person purporting to be such holder establishes to your satisfaction that he such Person is in fact such holder of such Commercial Paper Note and, in cases where inspection is sought to be made by a Person purporting to be an officer, employee or agent of such holder, that such Person submits evidence satisfactory to you of his such Person's authority to make an inspection on behalf of the holder of such Commercial Paper Note. The Issuer shall make payment to you of all of your expenses associated with any such inspection. The Administrative Agent shall promptly advise you of any amendment, modification, waiver or consent to the Reimbursement Agreement made after the effectiveness thereof and shall furnish you and each Dealer with a fully executed or conformed copy of such amendment, modification, waiver or consent; provided, however, that no such amendment, modification, waiver or consent which adversely affects your rights and obligations under this Depositary Agreement shall be effective against you without your written consent.

         SECTION 7.   Indemnity.

                  (a) The Issuer hereby agrees to indemnify and hold you, your employees and any of your directors, officers and agents harmless, from and against, and you shall not be liable for, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any nature (excluding income taxes, but including reasonable attorneys' fees and expenses, including the allocated cost of in-house legal services and including the costs and expenses of enforcing this right to indemnification) which may be imposed on, incurred by or asserted against you or them in connection with any investigative, administrative or judicial proceeding (whether or not you or they are designated as a party thereto) brought or threatened against you arising out of or resulting from the acceptance of your appointment, the exercise of your rights and/or the performance of your duties (or those of your agents and employees) hereunder; provided, however, that the Issuer shall not be liable to indemnify or pay you or any of them with respect to any loss, liability, action, suit, judgment, demand, damage, cost or expense that results from or is attributable to your negligence or willful misconduct or that of your directors, officers, agents or employees. The foregoing indemnity includes any action taken or omitted to be taken by you or them upon telephonic, facsimile, or other electronically transmitted instructions (authorized herein) received by you from, or believed by you in good faith to have been given by, the proper Person or Persons. The provisions of this Section 7 shall survive (i) your resignation or removal as Depositary hereunder and (ii) the termination of this Depositary Agreement.

                  (b) The duties and obligations of you, your directors, officers, employees and agents shall be determined by the express provisions of this Depositary Agreement and you and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Depositary Agreement against you or them.

                  (c) Except as provided herein, neither you nor your directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of Commercial Paper Notes (or any amendment or termination of this Depositary Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not you are also a party to such other agreement) other than the DTC Documents. You shall incur no liability to the Issuer in acting hereunder upon telephonic or other instructions contemplated hereby which the recipient thereof reasonably believed in good faith to have been given by a Representative, a Dealer Representative, an Issuing Bank Officer or an Agency Officer, as the case may be. All telephonic instructions may be recorded by you, and the Issuer, the Issuing Bank and the Administrative Agent hereby consent to such recording. In the event a discrepancy exists, the telephonic or other instructions as recorded and understood by you will be deemed the controlling and proper instructions.

                  (d) In no event shall you be liable to the Issuer for consequential, indirect or special damages, even if you have been advised of the possibility of such damages (except in the case of Section 4(e) hereof). You shall also not be liable to the Issuer for any action taken, or any failure to take any action in connection with this Depositary Agreement or the services provided hereunder or otherwise to fulfill your obligations in connection with this Depositary Agreement, in the event and to the extent that the taking of such action or such failure arises out of or is caused by mechanical breakdown, computer or system failure or other failure of equipment, failure or malfunctioning of any communications media for whatever reason, or any other cause outside of your control, provided you undertake to use reasonable efforts to cure and prevent any such failure or breakdown of your equipment.

         SECTION 8.   Representations, Warranties And Covenants Of
                      The Issuing Bank.

                  The Issuing Bank hereby represents and warrants to you as follows:

                  (a) The Issuing Bank's entry into this Depositary Agreement has been duly authorized by all necessary corporate action on the part of the Issuing Bank and will not violate, breach or contravene any Requirement of Law or Contractual Obligation binding upon the Issuing Bank and will not violate, breach or contravene the charter or by-laws of the Issuing Bank.

                  (b) The Letter of Credit is issued pursuant to the Reimbursement Agreement, and the Letter of Credit has been duly authorized, executed and delivered by the Issuing Bank, and is enforceable against the Issuing Bank in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         SECTION 9.        Representations And Warranties Of The Issuer.

                  The Issuer hereby warrants and represents to you, the Administrative Agent and the Issuing Bank, and, each request to issue Commercial Paper Notes shall constitute the Issuer's warranty and representation, as follows:

                  (a) This Depositary Agreement is, and all Commercial Paper Notes delivered to you as Depositary pursuant to this Depositary Agreement will be, duly authorized, executed and delivered by the Issuer.

                  (b) The issuance and delivery of the Commercial Paper Notes will not violate any United States state or Federal law or Mexican law, and the Commercial Paper Notes are exempt from registration under the United States Securities Act of 1933, as amended.

                  (c) This Depositary Agreement constitutes and the Commercial Paper Notes, when issued pursuant to the DTC Documents, will constitute, the Issuer's legal, valid and binding obligations enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by corporate debt restructuring (concurso mercantil) procedures, bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting the creditors' rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (d) The Issuer is a sociedad anonima de capital variable duly organized and validly existing under the laws of Mexico, and no liquidation, dissolution, corporate debt restructuring (concurso mercantil) procedures, bankruptcy, winding-up or similar proceedings have been instituted with respect to the Issuer.

                  (e) The Issuer has, and at all relevant times during the term of this Depositary Agreement will have, all necessary corporate power and authority (i) to execute, deliver and perform this Depositary Agreement, (ii) to issue the Commercial Paper Notes and (iii) to receive credit as contemplated in the Reimbursement Agreement.

                  (f) All action on the part of the Issuer which is required
         (i) for the authorization of the issuance of the Commercial Paper Notes, (ii) for the authorization, execution, delivery and performance of this Depositary Agreement and (iii) to receive credit as contemplated in the Reimbursement Agreement has been taken and such issuance, authorization, execution, delivery and performance do not require the approval or consent of any holder or trustee of any indebtedness or obligations of the Issuer.

                  (g) The execution, delivery and performance of the Reimbursement Agreement and the issuance of Commercial Paper Notes by the Issuer in accordance with the Reimbursement Agreement and this Depositary Agreement (i) do not and will not contravene any provision of any provision of the estatutos sociales (or any equivalent organizational documents) of the Issuer effective as of the date hereof or any Requirement of Law applicable to the Issuer and (ii) do not and will not conflict with, breach or contravene the provisions of any Contractual Obligation binding upon the Issuer.

         SECTION 10.  Termination.

                  (a) The term of this Depositary Agreement (except for the provisions of Sections 7, 15, 16, 17 and 21, which shall survive indefinitely) shall extend from the date hereof and shall end at 5:00 p.m. (New York City time) on the Stated Termination Date, as it may be extended pursuant to the terms of the Reimbursement Agreement.

                  (b) You may resign or terminate this Depositary Agreement upon 60 days' prior notice to the Issuer, the Administrative Agent and the Issuing Bank, and the Issuer may remove the Depositary at any time upon 60 days' prior notice to the Depositary, the Issuing Bank and the Administrative Agent; provided, however, that no such resignation, termination or removal shall be effective until the appointment of a successor Depositary satisfactory to, and the execution of a successor Depositary Agreement with the successor Depositary by, the Issuer, the Issuing Bank and the Administrative Agent. Except as provided in Sections 7 and 21 hereof, upon the termination of this Depositary Agreement (or your resignation or removal), the respective rights and duties of the Issuer, the Issuing Bank, the Administrative Agent and you shall cease; provided, however, that any Commercial Paper Notes issued and sold in accordance with the terms of this Depositary Agreement and Outstanding on the date of termination of this Depositary Agreement shall nevertheless remain valid obligations of the Issuer, and each of such Commercial Paper Notes and you shall be entitled to the benefits of the Letter of Credit to the extent provided therein and the benefits of the arrangements provided for in this Depositary Agreement and the provisions of this Depositary Agreement shall continue to be applicable with respect to such Commercial Paper Notes and any funds then held in the Letter of Credit Account to the same extent as if this Depositary Agreement had not terminated. In the event this Depositary Agreement is terminated pursuant to this Section 10, all fees paid but not accrued pursuant to
         Section 21 of this Depositary Agreement, after deduction of the expenses associated with the termination of the obligations of the resigning Depositary, shall be transferred to such successor Depositary.

                  (c) On the Business Day following the later of (i) the date of termination of this Depositary Agreement or (ii) the date no Commercial Paper Notes are Outstanding, you shall return the Master Note to the Issuer and deliver the Letter of Credit (and any amendments thereto) then held by you hereunder for safekeeping to the Issuing Bank and shall transfer to the Issuing Bank for subsequent transfer to the Issuer, to the extent it is entitled thereto, all funds, if any, then on deposit in the Commercial Paper Account. You shall promptly notify the Issuer, the Issuing Bank and the Administrative Agent of the destruction of the Master Note.

                  (d) If the Depositary shall resign or be removed, or a vacancy in the office of Depositary shall occur for any cause, the Issuer, the Administrative Agent and the Issuing Bank shall promptly agree upon and jointly appoint a successor Depositary; provided, however, that the provisions contained in the proviso to paragraph (b) of this Section 10 shall apply to any Commercial Paper Notes issued and Outstanding prior to the date of resignation or removal of the Depositary. Each successor Depositary appointed hereunder shall be a banking corporation organized under the laws of the United States, any State thereof or the District of Columbia authorized under such laws to accept deposits, shall be a member bank of the Federal Reserve System, shall have its principal office in the Borough of Manhattan, City and State of New York, and shall have a combined capital and surplus, as shown by its most recent Report of Condition published pursuant to the requirement of the Board of Governors of the Federal Reserve System, of at least U.S.$400,000,000.

                  (e) It is understood that if a successor Depositary is not appointed, or has not accepted such appointment, by the date indicated in the notice given by the Depositary referred to in Section 10(b) hereof, then the resigning Depositary may petition a court of competent jurisdiction for the appointment of a successor Depositary, and such court may thereupon appoint a successor Depositary.

         SECTION 11.  Amendments And Modifications.

                  (a) No amendment, modification or waiver of any provision of this Depositary Agreement, nor any consent to any departure by any party from any provision hereof binding upon such party, other than the delivery of a Revised Issuance Limit Notice pursuant to Section 4(e), shall be effective unless the same shall be in writing and signed by all the parties hereto, including by the Administrative Agent acting at the direction of, or the consent of, the Required Lenders. No such amendment, modification, waiver or consent shall adversely affect the rights of the holder of any Commercial Paper Note issued in accordance with the terms of the Reimbursement Agreement and this Depositary Agreement and Outstanding at the time of such amendment, modification, waiver or consent.

                  (b) In addition, no amendment, waiver or consent to or under this Depositary Agreement which could reasonably be expected to affect adversely the rights of the holders of Commercial Paper Notes will become effective unless Moody's and S&P have confirmed in writing that such amendment, waiver or consent will not cause their rating of the Commercial Paper Notes to be lowered or withdrawn. In no event shall the Depositary agree to any replacement of the Letter of Credit with a new letter of credit having an issuing bank other than the Issuing Bank at a time when any Commercial Paper Notes issued in reliance on the Letter of Credit are Outstanding.

         SECTION 12.  Notices, Etc.

                  (a) Except when telephone communications are expressly authorized in this Depositary Agreement, all notices, requests, demands or other communications pursuant to this Depositary Agreement shall be in English and in writing (including facsimile transmission or other electronic communication transmitted directly to the relevant computers) and shall be sent by overnight courier service or by facsimile or other electronic communication (and, if in the form of facsimile or other electronic communication, other than Commercial Paper Note issuance instructions given by a Representative or Dealer Representative, shall be confirmed by return facsimile) or delivered to:

                  If to the Depositary:

                                    U.S. Bank Trust National Association, as
                                    Depositary 100 Wall Street, Suite 1600 New
                                    York, NY 10005 Attention: Ignazio
                                    Tamburello Telephone: (212) 361-2535
                                    Facsimile: (212) 509-3384

                  If to the Issuer:

                                    CEMEX, S.A. de C.V.
                                    Ave. Constitucion 444 Pte
                                    Monterey, N.L.
                                    Mexico  64000
                                    Attention:     Hector Vela
                                    Telephone:     (528) 328-3000
                                    Facsimile:     (528) 328-3886

                  If to the Administrative Agent:

                                    Barclay Bank PLC, New York Branch
                                    as Administrative Agent
                                    222 Broadway, 11th Floor
                                    New York, New York 10038
                                    Attention: Client Services Unit
                                    Telephone (212) 412-3708
                                    Facsimile: (212) 412-5306/5307

                  If to the Issuing Bank:

                                    Barclays Bank PLC, New York Branch
                                    200 Park Avenue
                                    New York , New York 10166
                                    Attention:     Thomas Janson
                                    Telephone:     (212) 412-6888
                                    Facsimile:     (212) 412-1615

or to such other address as the party to which the communication is addressed shall have previously communicated to the other parties hereto. Communications shall be given on behalf of (i) the Issuer by a Representative, (ii) the Depositary by a Designated Officer, (iii) a Dealer by a Dealer Representative,
(iv) the Issuing Bank by an Issuing Bank Officer or (v) the Administrative Agent by an Agency Officer. Communications shall be effective when received at the proper address.

                  (b) In any case where it is provided in this Depositary Agreement that a copy of any instruction, demand or other notice is to be delivered to a Dealer, such copy shall be delivered to such Dealer at the address set forth below by the same means as the original thereof shall have been delivered, provided that the failure of such copy to be given to such Dealer shall not invalidate or adversely affect the original thereof:

                  If to Barclays Capital Inc.:

                                    Barclays Capital Inc.
                                    200 Park Avenue
                                    New York, NY  10066
                                    Attention:     Commercial Paper Trading
                                    Telephone:     (212) 412-2112
                                    Facsimile:     (212) 412-1615

                  If to Banc of America Securities LLC:

                                    Banc of America Securities LLC
                                    CA5-701-13-03
                                    1455 Market Street, 13th Floor
                                    San Francisco, CA  94103
                                    Attention:     Money Market Finance
                                    Telephone:     (415) 953-1433
                                    Facsimile:     (415) 622-6332

                  If to Banc One Capital Markets, Inc.:

                                    Banc One Capital Markets, Inc.
                                    1 Bank One Plaza, Mail Code IL1-0595
                                    Chicago, IL 60670
                                    Attention: IGS Execution & Structuring
                                    Telephone:     (312) 732-1690
                                    Facsimile:     (312) 732-4773

         SECTION 13.  Binding Effect; Assignment.

                  This Depositary Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, including successors by merger, and assigns and the holders of Commercial Paper Notes issued hereunder; provided, however, that no party hereto may assign any of its rights or obligations hereunder except with the prior written consent of all the other parties hereto.

         SECTION 14.  GOVERNING LAW.

                  THIS DEPOSITARY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 15.  Submission To Jurisdiction.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of the New York Supreme Court, New York County, and of any New York State court located in the Borough of Manhattan in New York City, and, with respect to the Issuer, to the jurisdiction of any competent court in the place of its corporate domicile, and any appellate court of any thereof for purposes of any legal suit, action or proceeding arising out of or relating to this Depositary Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such courts.

                  (b) Each of the parties hereto irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over it.

                  (c) The Issuer and each of the other parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court described in paragraph (a) above and the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding.

                  (d) The Issuer and each of the other parties hereto agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) above brought in any such court shall be conclusive and binding upon such party and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.

                  (e) EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS DEPOSITARY AGREEMENT.

         SECTION 16.  Appointment Of Agent For Service Of Process.

                  (a) The Issuer hereby irrevocably designates, appoints and empowers CT Corporation System with offices currently located at 111 Eighth Avenue, New York, New York 10011 (the "Process Agent"), as its agent to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought any New York State or federal court sitting in New York County. Such service may be made by mailing or delivering a copy of such process to the Issuer in care of the Process Agent at its address specified above, and the Issuer hereby authorizes and directs the Process Agent to accept such service on its behalf. The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent. The Issuer further agrees to promptly appoint a successor Process Agent in New York City (which shall accept such appointment in form and substance satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial Process Agent.

                  (b) Nothing in Section 15 hereof or in this Section 16 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         SECTION 17.  Waiver Of Sovereign Immunity.

                  To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property or assets, the Issuer hereby irrevocably waives such immunity in respect of its obligations hereunder to the fullest extent permitted by applicable law and without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 17 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

         SECTION 18.  Judgment Currency.

                  All payments made under this Depositary Agreement shall be made in Dollars. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Issuer in Dollars into another currency, the parties hereto agree to the fullest extent that they may legally and effectively do so that the rate of exchange used shall be that at which in accordance with normal banking procedures (based on quotations from four major dealers in the relevant market) the Administrative Agent could purchase Dollars with such currency at or about 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given. The obligations in respect of any sum due hereunder shall, to the extent permitted by applicable law, notwithstanding any judgment expressed in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in such other currency the Administrative Agent may in accordance with normal banking procedures purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Depositary against such resulting loss.

         SECTION 19.  Execution In Counterparts.

                  This Depositary Agreement may be executed in any number of counterparts; each counterpart, when so executed and delivered, shall be deemed to be an original; and all of which such counterparts, taken together, shall constitute one and the same agreement.

         SECTION 20.  Headings.

                  Section headings used in this Depositary Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Depositary Agreement.

         SECTION 21.  Compensation And Expenses.

                  The Issuer shall pay you promptly from time to time following the execution of this Depositary Agreement reasonable fees, compensation for all services rendered by you hereunder as agreed between you and the Issuer. The Issuer shall reimburse you upon your request for all reasonable expenses, disbursements and advances incurred or made to you in accordance with any provision of this Depositary Agreement (including the reasonable compensation and the expenses and disbursements of your agents and counsel and the allocated cost of in-house counsel) and all fees and charges assessed by DTC against the Depositary except any expense or disbursement attributable to your gross negligence or willful misconduct. The provisions of this Section 21 shall survive (a) your resignation or removal as Depositary hereunder and (b) the termination of this Depositary Agreement.

         SECTION 22.  Miscellaneous.

                  (a) No provision of this Depositary Agreement shall require you to risk or expend your own funds or otherwise incur any financial liability in the performance of any of your duties hereunder or in the exercise of any of your rights and powers hereunder.

                  (b) You may consult with counsel of your selection (which may be counsel to the Issuer), and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you, in the absence of bad faith, gross negligence or willful misconduct on your part, in reliance on such advice or opinion.

                  (c) Except as set forth in paragraph (e) below, you make no representation as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Depositary Agreement or any documents or instruments referred to in this Depositary Agreement or as to or for the validity or collectibility of any obligation contemplated by this Depositary Agreement.

                  (d) You may rely and shall be protected in acting upon any document or writing presented to you hereunder and reasonably believed by you to be genuine and to have been signed and presented by an authorized Person or Persons.

                  (e) You undertake to perform such duties and only such duties as are specifically set forth in this Depositary Agreement and no implied covenants or obligations shall be read into this Depositary Agreement against you except that you represent and warrant to the other parties hereto that this Depositary Agreement constitutes your legal, valid and binding agreement and that the execution, performance and delivery of this Depositary Agreement by you do not violate, breach or contravene any law, rule, regulation, order, contract or agreement binding upon you.

                  (f) Except as otherwise provided herein, you may execute any of the powers hereunder or perform any duties hereunder either directly or by or through your affiliates, agents, attorneys and independent contractors, provided that you shall not be responsible for the actions of such affiliates, agents, attorneys and independent contractors selected by you with due care and with the prior approval of the Issuer, which approval shall not be unreasonably withheld.

                  (g) Any bank association or banking corporation into which you may be merged, converted or with which you may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which you shall be a party, shall succeed to all your rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  (h) Your countersignature of the Master Note shall be for authentication purposes only. You shall have no liability on any Commercial Paper Note. You shall not be liable for the authorization, validity or legality of any Commercial Paper Notes issued by you in accordance with such issuance instructions.

                  (i) In no event shall you be liable for any action taken or omitted to be taken or any loss or injury resulting from your actions or your performance or lack of performance of your duties hereunder in the absence of negligence or willful misconduct on your part.

                  (j) This Depositary Agreement shall become effective on the Effective Date as providers in Section 5.01 of the Reimbursement Agreement.

                  If the foregoing is acceptable to you, please indicate your agreement therewith by signing one or more counterparts of this Depositary Agreement in the space provided below, and returning such signed counterpart(s) to each of the other parties hereto, whereupon this letter will become a binding agreement among us.



                                          Very truly yours,

                                          CEMEX, S.A. de C.V.,
                                            as Issuer



                                          By:_______________________
                                          Title:____________________



                                          BARCLAYS BANK PLC, NEW YORK BRANCH,
                                            as Issuing Bank



                                          By:_______________________
                                          Title:____________________


                                          By:_______________________
                                          Title:____________________



                                          BARCLAYS BANK PLC, NEW YORK BRANCH,
                                            as Administrative Agent



                                          By:_______________________
                                          Title:____________________


Agreed:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Depositary, Issuing Agent and Paying Agent

By:_______________________
Title:____________________

                                                                      Annex A


                                 [Master Note]

                                                                      Annex B


                          [Letter of Representations]

                                                                      Annex C



                               [Letter of Credit]

                                                                      Annex D



                       FORM OF ADMINISTRATIVE INFORMATION

                  Pursuant to Section 4 of the Depositary Agreement dated as of _________, 2003 among U.S. Bank, as Depositary, CEMEX, S.A. de C.V., as Issuer, Barclays Bank PLC, New York Branch, as Issuing Bank and Administrative Agent (the "Administrative Agent"), the Administrative Agent hereby advises you that the information provided in the following table is true as of the date hereof until you shall have received a subsequent notice from the Administrative Agent of any changes therein.

                                                           Amount of Share of          Amount of             Amount of undivided
                                     Participation         Letter of Credit            Loans                 interest in Standby
Lender           Commitment          Percentage            Exposure                    Outstanding           L/Cs Outstanding

                        (List Lenders and provide information for each Lender in columns to the right of Lender name)


















---------------- ------------------- --------------------- --------------------------- --------------------- --------------------
Total

Dated:                                                  BARCLAYS BANK PLC, NEW YORK BRANCH,
                                                          as Administrative Agent

                                      By:__________________________________________
                                     Title:________________________________________

                                                                   Annex E



                                    FORM OF
                            TAX PAYMENT CERTIFICATE


                      [Letterhead of CEMEX, S.A. de C.V.]

                                                                   [Date]



U.S. Bank Trust National Association, as Depositary
100 Wall Street, Suite 1600
New York, N.Y. 10005
Attention:


         Re:      First Amended and Restated Irrevocable
                  Letter of Credit No. SB00197

Ladies and Gentlemen:

                  We refer to Section 5(f) of the Depositary Agreement dated as of ___________, 2003 among you as Depositary, Barclays Bank, PLC, New York Branch as Issuing Bank, and us, as Issuer (the "Depositary Agreement"). Capitalized terms used herein not defined herein shall have the meanings assigned to such terms in the Depositary Agreement.

                  We enclose herewith (stamped filed receipts certified as true and correct by our chief financial officer] [documentary evidence] with respect to our payment of Taxes in respect of discount paid with respect to Commercial Paper Notes issued by us, accompanied by a Schedule setting forth the amount of Taxes allocable to Commercial Paper Notes issued on the same date and maturing on the same date.


                                                     Very truly yours,

                                                     Cemex, S.A. de C.V.


                                                     By:_______________________
                                                     Title:____________________


                                                     By:_______________________
                                                     Title:____________________

                                                                       Annex F

                [Barclays Bank PLC, New York Branch letterhead]


                                                           August ___, 2003

U.S. Bank Trust National Association,
         As Depositary
100 Wall Street, Suite 1600
New York, N.Y. 10005
Attention:

                  Re: ISSUANCE LIMIT NOTICE regarding issuance of commercial paper by CEMEX, S.A. de C.V.
                       ------------------------------------------------------

Ladies and Gentlemen:

         We refer to Section 4(e) of the Depositary Agreement dated as of the date hereof among you as Depositary, Barclays Bank PLC, New York Branch as Issuing Bank and CEMEX, S.A. de C.V. as Issuer (the "Depositary Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Depositary Agreement.

         By this notice (this "Issuance Limit Notice") we instruct you to permit (and you shall permit until this notice is amended or terminated in accordance with the terms of the Depositary Agreement), the issuance and delivery of any Commercial Paper Note if the Face Amount of such Commercial Paper Note, when added to the aggregate Face Amount of all other Commercial Paper Notes outstanding, would not exceed US$______(1). As set forth in the Depositary Agreement, the "Issuance Limit" shall initially be equal to the amount that is the difference between the Stated Amount and the Standby L/C Sublimit.

                                           Very truly yours,


                                           Barclays Bank PLC, New York Branch,
                                           as Issuing Bank


                                           By:_____________________
                                           Title:__________________


cc:  CEMEX, S.A. de C.V.

-------------

(1) Insert amount equal to the difference between the Stated Amount minus the Standby L/C Sublimit of $150,000,000.

                                                                Annex G

                [Barclays Bank PLC, New York Branch letterhead]


                                                            August ___, 2003

U.S. Bank Trust National Association,
        As Depositary
100 Wall Street, Suite 1600
New York, N.Y. 10005
Attention:

                  Re: REVISED ISSUANCE LIMIT NOTICE regarding issuance of commercial paper by CEMEX, S.A. de C.V.
                       ------------------------------------------------

Ladies and Gentlemen:

         We refer to Section 4(e) of the Depositary Agreement dated as of the date hereof among you as Depositary, Barclays Bank PLC, New York Branch as Issuing Bank and CEMEX, S.A. de C.V. as Issuer (the "Depositary Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Depositary Agreement.

         By this notice (this "Revised Issuance Limit Notice") we instruct you to permit (and you shall permit until this notice is amended or terminated in accordance with the terms of the Depositary Agreement), the issuance and delivery of any Commercial Paper Note if the Face Amount of such Commercial Paper Note, when added to the aggregate Face Amount of all other Commercial Paper Notes outstanding, would not exceed [US$______2/the Stated Amount.] As set forth in the Depositary Agreement, the "Issuance Limit Amount" [shall be equal to ___________].

                                           Very truly yours,


                                           Barclays Bank PLC, New York Branch,
                                           as Issuing Bank


                                           By:_____________________
                                           Title:__________________

cc:  CEMEX, S.A. de C.V.

-----------

(2)   Insert the amount from the preceding sentence.

                                                                     EXHIBIT D



                          FORM OF NOTICE OF BORROWING


                                                     Date:____________________



To: Barclays Bank PLC, New York Branch, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), and as Issuing Bank (in such capacity, the "Issuing Bank") party to the First Amended and Restated Reimbursement and Credit Agreement, dated as of August 8, 2003 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among CEMEX, S.A. de C.V., as Issuer, CEMEX Mexico, S.A. de C.V., as a Guarantor, Empresas Tolteca de Mexico, S.A. de C.V., as a Guarantor, the Issuing Bank, the Lenders party thereto, the Administrative Agent, and Barclays Bank PLC, New York Branch and Chase Securities Inc., as Joint Arrangers and Bank of America Securities LLC, as Joint Arranger and Syndication Agent.


Ladies and Gentlemen:

         The undersigned, CEMEX, S.A. de C.V. (the "Issuer"), refers to the Reimbursement Agreement, the terms defined therein being used in this Notice of Borrowing as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.02 of the Reimbursement Agreement, of the Borrowing specified herein:

         1. The amount of the Borrowing is U.S.$__________. The undersigned certifies that such amount does not exceed the amount of the Drawing honored by the Issuing Bank on __________ and that the purpose of the Borrowing requested hereunder is to reimburse the amount of such Drawing.

         [2. The Loans included in the Borrowing requested hereunder shall initially be Base Rate Loans]

         [2. The Loans included in the Borrowing requested hereunder shall initially be Base Rate Loans and shall be converted to Eurodollar Loans on __________ [specify date no sooner than [three]* [four]** Business Days after date of this Notice of Borrowing]. The duration of the Interest Period applicable to such Loans upon such conversion shall be month[s]. The last day of such Interest Period is not later than the last day of the Loan Period
which commenced on            ].


-------------

* if notice is given to the Administrative Agent prior to 11:00 a.m. (New York City time) on a Business Day.

** if notice is given to the Administrative Agent after 11:00 a.m. (New York City time) on a Business Day.



         3. The undersigned certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing requested hereunder, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) no Default or Event of Default has occurred and is continuing or will result from the Borrowing requested hereunder;

         (b) the representations and warranties contained in the Reimbursement Agreement are true in all material respects on and as of the date hereof; and

         (c) a Non-Default Disruption Event has occurred and is continuing.


                                        CEMEX, S.A. de C.V.


                                        By:_______________________________
                                        Title:_____________________________

                                                                     EXHIBIT E


                   FORM OF NOTICE OF CONTINUATION/CONVERSION




                                                                      Date:



To: Barclays Bank PLC, New York Branch, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and as Issuing Bank (in such capacity, the "Issuing Bank") party to the First Amended and Restated Reimbursement and Credit Agreement, dated as of August 8, 2003 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among CEMEX, S.A. de C.V., as Issuer, CEMEX Mexico, S.A. de C.V., as a Guarantor, Empresas Tolteca de Mexico, S.A. de C.V., as a Guarantor, the Issuing Bank, the Lenders party thereto, the Administrative Agent, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as a Joint Arranger and Banc of America Securities LLC, as a Joint Arranger and Syndication Agent.


Ladies and Gentlemen:

         The undersigned, CEMEX, S.A. de C.V. (the "Issuer"), refers to the Reimbursement Agreement, the terms defined therein being used in this Notice of Continuation/Conversion as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.05(b) of the Reimbursement Agreement, of the [continuation] [conversion] of the Loans specified herein:

         1. The aggregate amount of the Loans to be [continued] [converted] pursuant to this Notice of Continuation/Conversion is U.S.$____________.

         [2. The Eurodollar Loans referred to in this Notice of Continuation/Conversion are to be continued as Eurodollar Loans for an Interest Period of _____________ month[s]. The last day of such Interest Period is not later than the last day of the Loan Period which commenced on ___________.]

         [2. The Eurodollar Loans referred to in this Notice of Continuation/Conversion are to be converted to Base Rate Loans.]

         [2. The Base Rate Loans referred to in this Notice of
Continuation/Conversion are to be converted to Eurodollar Loans. The duration of the Interest Period applicable to such Loans upon such conversion shall be _____ month[s]. The last day of such Interest Period is not later than the last day of the Loan Period which commenced on ____________.]

         3. The undersigned certifies that the following statements are true on the date hereof:

         (a) no Default or Event of Default has occurred and is continuing or will result from the [continuation] [conversion] of the Loans requested hereunder;

         (b) the representation and warranties contained in the Reimbursement Agreement are true in all material respects on and as of the date hereof; and

         (c) the Non-Default Disruption Event existing on the Non-Default Disruption Date is continuing.


                                                  CEMEX, S.A. de C.V.,
                                                  as Issuer


                                                  By:
                                                     ----------------------
                                                  Title:
                                                        -------------------

                                                                     EXHIBIT F


                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT




         ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of ___________, ____ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), CEMEX, S.A. de C.V. (the "Issuer"), CEMEX MEXICO, S.A. de C.V. (a "Guarantor"), EMPRESAS TOLTECA DE MEXICO, S.A. de C.V. (a "Guarantor"), BARCLAYS BANK PLC, NEW YORK BRANCH, as Issuing Bank (in such capacity, the "Issuing Bank") and as Administrative Agent (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H:

         WHEREAS, this Assignment and Assumption Agreement (this "Agreement") relates to the First Amended and Restated Reimbursement and Credit Agreement dated as of August 8, 2003 among the Issuer, the Guarantors, the Assignor and the other Lenders party thereto, the Issuing Bank, the Administrative Agent, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as a Joint Arranger and Banc of America Securities LLC, as a Joint Arranger and Syndication Agent (as from time to time further amended, supplemented or otherwise modified, the "Reimbursement Agreement");

         WHEREAS, as provided in the Reimbursement Agreement, the Assignor has purchased a participation in the Letter of Credit has purchased and/or agreed to purchase a participation in Standby L/Cs and has a Commitment to make Loans to the Issuer in an aggregate principal amount at any time outstanding not to exceed U.S.$_______________ (the "Assignor's Commitment");

         [WHEREAS, [the Assignor has purchased participations in unreimbursed Drawings and/or Standby L/C Drawings in an aggregate principal amount of U.S.$_______________ outstanding on the date hereof] [Loans made to the Issuer by the Assignor under the Reimbursement Agreement in the aggregate principal amount of U.S.$_______________ are outstanding on the date hereof];

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Reimbursement Agreement in respect of [a portion of] its Commitment thereunder in an amount equal to U.S.$_______________ (the "Assigned Amount"), together with a corresponding portion of its participation in the Letter of Credit [and] [of its participations in unreimbursed Drawings], [of its participation in the Standby L/Cs [and] [of its participations in unreimbursed Standby L/C Drawings] [and] [of its outstanding Loans] and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on the terms set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Reimbursement Agreement.

         SECTION 2. Assignment. The Assignor hereby irrevocably assigns and sells to the Assignee all of the rights of the Assignor under the Reimbursement Agreement [to the extent of the Assigned Amount], and the Assignee hereby irrevocably accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Reimbursement Agreement [to the extent of the Assigned Amount][, including the purchase from the Assignor of the corresponding portion of the principal amount of the [participations by the Assignor in unreimbursed Drawings outstanding on the date hereof] [participations by the Assignor in unreimbursed Standby L/C Drawings outstanding on the date hereof [and] [principal amount of the Loans made by the Assignor]. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Issuer,] the Issuing Bank [and the Administrative Agent] and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (a) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Reimbursement Agreement with a Commitment in an amount equal to the Assigned Amount [in addition to its existing Commitment], and (b) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Reimbursement Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that any Participation Fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if either party receives any amount under the Reimbursement Agreement which is for the account of the other party, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.


---------------
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.



         SECTION 4. Consent Of [The Issuer,] The Issuing Bank [And The Administrative Agent]. This Agreement is conditioned upon the consent of [the Issuer,] the Issuing Bank [and the Administrative Agent] pursuant to Section 16.06(b) of the Reimbursement Agreement and the payment of a processing fee of U.S.$3,500 to the Administrative Agent and a fee of U.S.$1,500 to the Issuing Bank. The execution of this Agreement by [the Issuer,] the Issuing Bank [and the Administrative Agent] is evidence of this consent. Pursuant to Section 16.06(b) of the Reimbursement Agreement, the Issuer agrees to execute and deliver a new Note to the Assignee.

         SECTION 5. REPRESENTATIONS AND WARRANTIES.

         (a) The Assignor (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Reimbursement Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Reimbursement Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, the Guarantors, any of their Affiliates or any other obligor or the performance or observance by the Issuer, the Guarantors, any of their Affiliates or any other obligor of any of their respective obligations under the Reimbursement Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto.

         (b) The Assignee (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) confirms that it has received a copy of the Reimbursement Agreement, together with copies of the financial statements delivered pursuant to Section 9.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Issuing Bank or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reimbursement Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Reimbursement Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Reimbursement Agreement and will perform in accordance with its terms all the obligations which by the terms of the Reimbursement Agreement are required to be performed by it as a Lender.

         SECTION 6. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Issuer and the Guarantors, or the validity and enforceability of the obligations of the Issuer in respect of the Reimbursement Agreement, the Letter of Credit, the Standby L/Cs or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Issuer.

         SECTION 7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successor and assigns.

         SECTION 8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         SECTION 9. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                               [ASSIGNOR]


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------


                                               [ASSIGNEE]


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------


                                               CEMEX, S.A. de C.V.,
                                               as Issuer


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------


                                               CEMEX MEXICO, S.A. de C.V.,
                                                as Guarantor


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------


                                               EMPRESAS TOLTECA DE MEXICO, S.A.
                                               de C.V.,
                                               as Guarantor


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------


                                               BARCLAYS BANK PLC, NEW YORK
                                               BRANCH,
                                               as Issuing Bank


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------


                                               BARCLAYS BANK PLC, NEW YORK
                                               BRANCH,
                                               as Administrative Agent


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------

                                                                     EXHIBIT G


                      FORM OF OPINION OF SPECIAL NEW YORK
                     COUNSEL TO THE ISSUER AND GUARANTORS




                                                                August 8, 2003



To the Administrative Agent, the
  Issuing Bank and the persons listed on Schedule I hereto


                  Re: CEMEX, S.A. de C.V. U.S. $400,000,000 Commercial Paper Program


Ladies and Gentlemen:

         We have acted as special New York counsel to CEMEX, S.A. de C.V. ("CEMEX" or the "Company"), a corporation organized under the laws of the United Mexican States ("Mexico"), CEMEX Mexico, S.A. de C.V. ("CEMEX Mexico"), a corporation organized under the laws of Mexico and a subsidiary of CEMEX, and Empresas Tolteca de Mexico, S.A. de C.V. ("Empresas Tolteca"), a corporation organized under the laws of Mexico and a subsidiary of CEMEX, in connection with the preparation, execution and delivery of the First Amended and Restated Reimbursement and Credit Agreement, dated as of the date hereof (the "Reimbursement Agreement"), among CEMEX, as Issuer, CEMEX Mexico, as Guarantor, Empresas Tolteca, as Guarantor, Barclays Bank PLC, New York Branch (the "Issuing Bank"), as Issuing Bank, Documentation Agent and Administrative Agent and the several lenders party thereto, and Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Arranger and Banc of America Securities LLC, as Joint Arranger and Syndication Agent, and the Depositary Agreement, dated as of the date hereof (the "Depositary Agreement"), among CEMEX, the Issuing Bank and U.S. Bank Trust National Association, as Depositary, Issuing Agent and Paying Agent, and certain other agreements, instruments and documents related to the Reimbursement Agreement. This opinion is furnished to you pursuant to Section 6.01(d) of the Reimbursement Agreement. For purposes of this opinion, (i) CEMEX Mexico and Empresas Tolteca are collectively referred to as the "Guarantors" and (ii) CEMEX, CEMEX Mexico and Empresas Tolteca are collectively referred to herein as the "Obligors."

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of CEMEX, the Guarantors and their officers and other representatives and of public officials, including the facts and conclusions set forth therein.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Reimbursement Agreement;

         (b) the Dealer Agreements;

         (c) the Depositary Agreement;

         (d) the forms of the Notes attached as Exhibit B to the Reimbursement Agreement;

         (e) the Commercial Paper Notes;

         (f) the certificates of Rodrigo Trevino, Chief Financial Officer of the Company and principal financial officer of each of the Guarantors, attached as Annex C hereto and Lic. Ramiro Villarreal, General Counsel of each of the Obligors, attached as Annex D hereto; and

         (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We do not express any opinion as to the laws of any jurisdiction other than the Applicable Laws of the State of New York and the Applicable Laws of the United States of America. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we do not express any opinion as to the effect of such laws or as to the effect thereof on the opinions herein stated. Capitalized terms used and not otherwise defined herein shall have the same meanings herein ascribed thereto in the Reimbursement Agreement. "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York. "Applicable Orders" means those orders or decrees of governmental authorities identified on Annex A hereto. "Applicable Contracts" mean the agreements or instruments listed on Annex B hereto.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The execution and delivery by each Obligor of the Transaction Documents to which it is a party and the performance by the Obligors of their respective obligations thereunder, each in accordance with the terms thereof, do not (i) constitute a violation of, or a default under, any Applicable Contracts or (ii) cause the creation of any security interest upon any of the property of the Obligors pursuant to the Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by the Obligors of the Transaction Documents will constitute a violation of or a default under any covenants, restrictions or provisions with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the respective Obligors. We call to your attention that certain of the Applicable Contracts are governed by laws other than those as to which we express our opinion. We do not express any opinion as to the effect of such other laws on the opinions stated herein.

         2. Neither the execution, delivery or performance by each Obligor of the Transaction Documents to which it is a party nor the compliance by the Obligors with the terms and provisions thereof will contravene any provision of Applicable Law of the State of New York or any Applicable Law of the United States of America.

         3. Neither the execution, delivery or performance by each Obligor of its respective obligations under the Transaction Documents to which it is a party nor compliance by such Obligor with the terms thereof will contravene any Applicable Order against the Obligors.

         4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Documents to which each Obligor is a party by such Obligor or the enforceability of any Transaction Document to which each Obligor is a party against such Obligor.

         5. Each of the Reimbursement Agreement, the Depositary Agreement and the Dealer Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

         6. The Reimbursement Agreement constitutes the valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms under the laws of the State of New York.

         7. The Notes, when duly executed, issued and delivered pursuant to the terms of the Reimbursement Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms under the laws of the State of New York.

         8. The Commercial Paper Notes, assuming the due authentication thereof by the Depositary, when duly executed, issued and delivered pursuant to the terms of the Reimbursement Agreement and the Depositary Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms under the laws of the State of New York.

         Our opinions are subject to the following assumptions and qualifications:

               (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (ii) we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document (other than the Obligors) enforceable against such other party in accordance with its terms;

               (iii) we do not express any opinion as to the effect on the opinions expressed herein of (x) the compliance or non-compliance of any party (other than the Obligors) to the Transaction Documents with any state, federal or other laws or regulations applicable to it or (y) the legal or regulatory status or the nature of the business of any party (other than the Obligors);

               (iv) our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights;

               (v) we do not express any opinion as to the enforceability of any rights to indemnification or contribution under each of the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

               (vi) we do not express any opinion with respect to any provision of the Reimbursement Agreement to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest;

               (vii) we do not express any opinion on the enforceability of any provision in a Transaction Document purporting to prohibit, restrict or condition the assignment of rights under such Transaction Document to the extent such restriction on assignability is governed by the Uniform Commercial Code;

               (viii) in the case of the guarantee contained in Article XI of the Reimbursement Agreement (the "Guarantee"), certain of the remedial provisions, including waivers, with respect to the Guarantee are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guarantee, taken as a whole;

               (ix) we do not express any opinion with respect to any provision of the Reimbursement Agreement to the extent it excuses the issuer of a letter of credit from liability to the extent such provision is unenforceable pursuant to Section 5-103 of the Uniform Commercial Code;

               (x) we do not express any opinion as to the applicability or effect of any fraudulent transfer or similar law on any of the Transaction Documents or any transactions contemplated thereby;

               (xi) we do not express any opinion as to the enforceability of the provisions of each of the Transaction Documents providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under each of the Transaction Documents from a court judgment in another currency; and

               (xii) our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law ss.ss. 5-1401, 5-1402 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney
2001)) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

         In rendering the foregoing opinions, we have assumed, with your consent, that:

               (i) each Obligor is validly existing and in good standing under the laws of Mexico;

               (ii) each Obligor has the power and authority to execute, deliver and perform all of its obligations under Transaction Documents to which it is a party; that execution and delivery of such Transaction Documents and the consummation by each Obligor of the transactions contemplated thereby have been duly authorized by all requisite action on the part of such Obligor; each of the Transaction Documents to which an Obligor is a party has been duly authorized, executed and delivered by such Obligor;

               (iii) the execution, delivery and performance by each Obligor of any of its obligations under the Transaction Documents to which it is a party does not and will not conflict with, contravene, violate or constitute a default under (a) the organizational documents of such Obligor, (b) any lease, indenture, instrument or other agreement to which such Obligor or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 1 herein), (c) any rule, law or regulation to which such Obligor is subject (other than Applicable Laws of the State of New York as to which we express our opinion in paragraph 2 herein) or (d) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 3 herein); and

               (iv) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 4 herein) is required to authorize or is required in connection with the execution, delivery or performance by each Obligor of any Transaction Document to which it is a party or the transactions contemplated thereby.

         We understand that you are separately receiving an opinion with respect to the foregoing assumptions from Lic. Ramiro G. Villarreal and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions specified above and we do not express any opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinion.

         This letter is furnished only to you in connection with the closing under the Reimbursement Agreement and is solely for your benefit. Without our prior written consent, this letter may not be used or relied upon by any other person for any purpose (including any other person that seeks to assert your rights in respect of this letter), except that Lic. Ramiro G. Villarreal may rely upon this opinion as to matters of the laws of the United States of America and the State of New York in rendering his opinion in connection with the Reimbursement Agreement. This letter is not to be circulated, quoted or otherwise referred to for any other purpose without our prior written consent, except to the extent that the ability to circulate, quote or refer to this letter is necessary so that the transactions contemplated by the Transaction Documents are not treated as a "confidential transaction" within the meaning of Treasury Regulations section 1.6011-4(b)(3).

                                                  Very truly yours,

                                  Schedule I


Cemex, S.A. de C.V., as Issuer

Cemex Mexico, S.A. de C.V., as a Guarantor
Empresas Tolteca de Mexico, S.A. de C.V., as a Guarantor

Barclays Bank PLC, New York Branch, as Issuing Bank,
Administrative Agent and Documentation Agent

Barclays Capital, the Investment Banking Division of
Barclays Bank PLC, as a Joint Arranger
Banc of America Securities LLC, as a Joint Arranger and Syndication Agent

The following Banks:


ABN Amro Bank, N.V., as a Bank
Banco Bilbao Vizcaya Argentaria S.A., as a Bank
Banco Santander Central, S.A., New York Branch, as a Bank
Bank Boston, N.A., as a Bank
Bank of America, NA, as a Bank
Bank of Novia Scotia, as a Bank
Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as a Bank
Bank One National Association, as a Bank
Barclays Bank PLC, New York Branch, as a Bank
Bayerische Hypo- und Vereinsbank AG, New York Branch, as a Bank Credit Lyonnais New York Branch, as a Bank
Dresdner Bank AG, New York and Grand Cayman Branches, as a Bank Landesbank Rheinland-Pfalz - Girozentrale, as a Bank
Mizuho Corporate Bank, Ltd., as a Bank
SANPAOLO IMI S.p.A., as a Bank
Wachovia Bank, National Association, as a Bank


U.S. Bank Trust National Association, as Depositary

Barclays Capital Inc., as a Dealer
Banc of America Securities LLC, as a Dealer
Banc One Capital Markets, Inc., as a Dealer

Moody's Investors Service, Inc., as Rating Agency
Standard & Poor's Ratings Services, a Division of
The McGraw-Hill Companies, Inc., as Rating Agency

                                    Annex A

The anti-dumping order imposed by the United States Department of Commerce on August 30, 1990, pursuant to which subsidiaries of CEMEX that import cement from the United Mexican States must make cash deposits with the United States Customs Service to guarantee the eventual payment of anti-dumping duties, and the related reviews.

                                                                       Annex B


                             Applicable Contracts

1. Indenture, dated as of July 22, 1996, among CEMEX, as issuer, TOLMEX, S.A. de C.V. ("TOLMEX"), Empresas Tolteca de Mexico, S.A. de C.V. ("Empresas Tolteca de Mexico"), Cemento Portland Nacional, S.A. de C.V. ("CPN"), Cementos Monterrey, S.A. de C.V. ("Monterrey"), Cementos Mexicanos, S.A. de C.V. ("Mexicanos"), Grupo Empresarial Maya, S.A. de C.V. ("GEMSA") and Cementos Maya, S.A. ("Maya"), as guarantors, and First Trust of New York, National Association, as trustee, relating to the issuance of U.S. $300 million aggregate principal amount of 123/4% Notes due July 15, 2006 of CEMEX (the "123/4 % Notes"), as supplemented by the First Supplemental Indenture to such Indenture, dated as of December 31, 1998 among CEMEX, as issuer, TOLMEX and Mexicanos, as continuing guarantors, CPN (as continuing guarantor and successor to Maya), CEMEX Control, S.A. de C.V. ("CEMEX Control") (as successor guarantor to GEMSA and Monterrey), Serto Construcciones, S.A. de C.V. ("Serto") (as successor guarantor to Empresas Tolteca de Mexico), and U.S. Bank Trust National Association ("U.S. Bank") (formerly First Trust of New York, National Association), as trustee (the "123/4% Notes Trustee"), and as supplemented by the Second Supplemental Indenture to such Indenture, dated as of April 3, 2002, among CEMEX, as issuer, CEMEX Mexico, S.A. de C.V. ("CEMEX Mexico") (formerly, Serto and successor by merger to TOLMEX, Empresas Tolteca de Mexico, CPN, Cementos Mexicanos and Maya) and Empresas Tolteca de Mexico S.A. de C.V. ("Empresas Tolteca") (formerly CEMEX Control and successor by merger to Monterrey and GEMSA), as guarantors, and the 123/4% Notes Trustee.

2. Purchase and Guarantee Indenture, dated as of May 14, 1998, among CEMEX International Capital LLC ("LLC"), as capital securities issuer, CEMEX, as capital securities purchaser, Compania Valenciana de Cementos Portland, S.A. ("Valenciana"), as capital securities guarantor and TOLMEX, Empresas Tolteca de Mexico, CPN, Monterrey, Mexicanos, GEMSA and Maya, as purchase guarantors, to The Bank of New York, as capital trustee (the "Capital Trustee"), relating to U.S. $250 million principal amount of LLC's 9.66% Putable Capital Securities (the "9.66% Putable Capital Securities") issued by LLC, as supplemented by the First Supplemental Indenture to such Indenture, dated as of April 3, 2002, among LLC, as capital securities issuer, CEMEX, as capital securities purchaser, Valenciana, as capital securities guarantor and CEMEX Mexico (formerly Serto and successor by merger to TOLMEX, Empresas Tolteca de Mexico, CPN, Mexicanos and
         Maya) and Empresas Tolteca (formerly CEMEX Control and successor by merger to Monterrey and GEMSA), as purchase guarantors, and the Capital Trustee.

3. Indenture, dated as of October 1, 1999, among CEMEX, as issuer, TOLMEX, Serto, CPN, Cemex Control and Mexicanos, as guarantors, and U.S. Bank Trust National Association, as trustee (the "9.625% Notes Trustee"), relating to the issuance of U.S. $200 million aggregate principal amount of 9.625% Notes due October 1, 2009 of CEMEX (the "9.625% Notes"), as supplemented by the First Supplemental Indenture to such Indenture, dated April 17, 2002, among CEMEX, as issuer, CEMEX Mexico (formerly Serto, and successor by merger to TOLMEX, CPN and Mexicanos) and Empresas Tolteca (formerly CEMEX Control), as guarantors, and the 9.625% Notes Trustee.

4. Credit Agreement, dated as of June 11, 2001, by and among, CEMEX, as borrower, Bank of America, N.A., as administrative agent, J.P. Morgan Securities Inc., as documentation agent, Bank of America Securities LLC and J.P. Morgan Securities Inc., as co-syndication agents, joint lead arrangers and joint bookrunners, and the several banks and other financial institutions named therein, as lenders, for an aggregate principal amount of U.S.$600,000,000.

The guarantee referred to in Item 1 is governed by Mexican law and the purchase guarantee referred to in Item 2 is governed by Mexican law.

                                                                       Annex C


                              CEMEX, S.A. DE C.V.
                             Officer's Certificate
                                August 8, 2003

         I, Rodrigo Trevino, am the duly elected, qualified and acting Chief Financial Officer of CEMEX, S.A. de C.V. ("CEMEX"), a corporation organized under the laws of the United Mexican States ("Mexico"), and the principal financial officer (referred to herein as the "Chief Financial Officer") of its subsidiaries CEMEX Mexico, S.A. de C.V. ("CEMEX Mexico"), a corporation organized under the laws of Mexico, and Empresas Tolteca de Mexico, S.A. de C.V. ("Empresas Tolteca"), a corporation organized under the laws of Mexico. I understand that pursuant to Section 6.01(d) of the First Amended and Restated Reimbursement and Credit Agreement (the "Reimbursement Agreement"), dated as of the date hereof, among CEMEX, as Issuer, CEMEX Mexico, as Guarantor, Empresas Tolteca, as Guarantor, Barclays Bank PLC, New York Branch, as Issuing Bank, Documentation Agent and Administrative Agent and the several lenders party thereto, and Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Arranger and Banc of America Securities LLC as Joint Arranger and Syndication Agent, Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") is rendering an opinion (the "Opinion") to the Administrative Agent, the Issuing Bank and the persons listed on Schedule I to the Opinion. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to those terms in the Opinion. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

         With regard to the foregoing, on behalf of the Obligors, I hereby certify that:

         1. I am familiar with the business of the Obligors and their subsidiaries and due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

         2. SASM&F may rely on the respective representations and warranties that the Obligors have made in the Reimbursement Agreement, each of the other Transaction Documents and each of the certificates delivered pursuant thereto. I have made a careful review of each of such representations and warranties and hereby confirm, to the best of my knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

         3. The execution and delivery by each Obligor of the Transaction Documents to which it is a party and the performance by the Obligors of their respective obligations thereunder, each in accordance with its terms, do not
(i) constitute a violation of, or a default under, any agreement or instrument to which any of the Obligors is a party or by which any of the Obligors is bound or (ii) cause the creation of any security interest upon any of the property of the Obligors pursuant to any agreement or instrument to which any of the Obligors is a party or by which any of the Obligors is bound.

         4. Less than twenty-five percent (25%) of the assets of each Obligor and its subsidiaries on a consolidated basis and on an unconsolidated basis consist of Margin Stock.

         5. Each Obligor is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, in the business of producing, distributing, marketing and selling cement, ready-mix concrete and clinker; and each Obligor
(i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities, (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding and (iii) does not own or propose to acquire Investment Securities having a Value exceeding forty percent (40%) of the Value of the total assets of each Obligor (exclusive of Government Securities and cash items) on an unconsolidated basis.

         6. Each Obligor does not own or operate facilities used for the generation, transmission, or distribution of electric energy for sale ("Electric Utility Facilities").

         7. Each Obligor does not own or operate facilities used for the distribution of natural or manufactured gas for heat, light, or power ("Gas Utility Facilities").

         8. None of the Obligors or any of their subsidiaries, directly or indirectly, or through one or more intermediary Companies, owns, controls, or holds with power to vote (a) ten percent (10%) or more of the outstanding Voting Securities of any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (ii) any of the foregoing types of entities that have received notice of the sort described in paragraph 9 below.

         9. None of the Obligors or any of their subsidiaries has received notice that the Securities and Exchange Commission has determined, or may determine, that any Obligor or any of its subsidiaries exercises a controlling influence over the management or direction of the policies of a gas utility company or an electric utility company as to make it subject to the obligations, duties and liabilities imposed on holding companies by the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

         10. To the best of my knowledge, no Company that has registered with the Securities and Exchange Commission as a public utility holding company under PUHCA owns, directly or indirectly, through one or more intermediary entities, ten percent (10%) or more of the outstanding Voting Securities (as defined below) of any Obligor.

         11. As used in paragraph 4 of this certificate, the following term shall have the following meaning:

         "Margin Stock" means: (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission;
(iii) any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock; (iv) any warrant or right to subscribe to or purchase a margin stock; or (v) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940.

         12. As used in paragraphs 5 and 12 of this certificate, the following terms shall have the following meanings:

         "Exempt Fund" means a company that is excluded from treatment as an investment company solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds).

         "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

         "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

         "Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and (C) Securities issued by Majority-Owned Subsidiaries of the Borrower which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 6 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than Exempt Funds).

         "Majority-Owned Subsidiary" of a person means a company fifty percent (50%) or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

         "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

         "Voting Security" means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner or manager of a limited liability company).

         13. As used in paragraphs 8, 10 and 13 of this certificate, the following terms shall have the following meanings:

         "Company" means a corporation, limited liability company, partnership, association, joint-stock company, joint venture, trust, or any receiver, trustee, or other liquidating agent of any of the foregoing in its capacity as such.

         "Security" or "Securities" means any note, draft, stock, treasury stock, bond, debenture, limited liability company interest, certificate of interest or participation in any profit-sharing agreement or in any oil, gas, other mineral royalty or lease, any collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, receiver's or trustee's certificate, or, in general, any instrument commonly known as a "security"; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, assumption of liability on, or warrant or right to subscribe to or purchase, any of the foregoing.

         "Voting Security" or "Voting Securities" means any Security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a Company, or any Security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such Security are presently entitled to vote in the direction or management of the affairs of a Company; and a specified per centum of the outstanding Voting Securities of a Company means such amount of the outstanding Voting Securities of such Company as entitles the holder or holders thereof to cast said specified per centum of the aggregate votes which the holders of all the outstanding Voting Securities of such Company are entitled to cast in the direction or management of the affairs of such Company.

         14. No Obligor is organized and existing under the laws of the United States of America.

         IN WITNESS THEREOF, I have executed this certificate on the date first mentioned above.



                                        ----------------------------
                                        Name:   Rodrigo Trevino
                                        Title:  Chief Financial Officer

                                                                       Annex D


                              CEMEX, S.A. DE C.V.
                             Officer's Certificate
                                August 8, 2003

         I, Ramiro Villarreal, am the duly elected, qualified and acting General Counsel of CEMEX, S.A. de C.V. ("CEMEX" or the "Company"), a corporation organized under the laws of the United Mexican States a corporation organized under the laws of the United Mexican States ("Mexico"), and its subsidiaries CEMEX Mexico, S.A. de C.V. ("CEMEX Mexico"), a corporation organized under the laws of Mexico, and Empresas Tolteca de Mexico, S.A. de C.V. ("Empresas Tolteca"), a corporation organized under the laws of Mexico. I understand that pursuant to Section 6.01(d) of the First Amended and Restated Reimbursement and Credit Agreement (the "Reimbursement Agreement"), dated as of the date hereof, among CEMEX, as Issuer, CEMEX Mexico, as Guarantor, Empresas Tolteca, as Guarantor, Barclays Bank PLC, New York Branch, as Issuing Bank, Documentation Agent and Administrative Agent and the several lenders party thereto, and Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Arranger and Banc of America Securities LLC as Joint Arranger and Syndication Agent, Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") is rendering an opinion (the "Opinion") to the Administrative Agent, the Issuing Bank and the persons listed on Schedule I to the Opinion. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to those terms in the Opinion. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

         With regard to the foregoing, on behalf of the Obligors, I hereby certify that the following is a complete and accurate list of those orders and decrees of any governmental authority of the State of New York and the United States of America by which the Obligors are bound that are material to the business or financial condition of the Obligors, taken as a whole:

               The anti-dumping order imposed by the United States Department of Commerce on August 30, 1990, pursuant to which subsidiaries of CEMEX that import cement from the United Mexican States must make cash deposits with the United States Customs Service to guarantee the eventual payment of anti-dumping duties, and the related reviews.


         IN WITNESS THEREOF, I have executed this certificate on the date first mentioned above.


                                    ----------------------------
                                    Name:  Ramiro Villarreal
                                    Title: General Counsel

                                                                     EXHIBIT H



                      FORM OF OPINION OF MEXICAN COUNSEL
                       TO THE ISSUER AND THE GUARANTORS



                                                                August 8, 2003



To the persons listed to Schedule I hereto


Re:   CEMEX, S.A. de C.V. - US$400,000,000
      Commercial Paper Program


Ladies and Gentlemen:

         I am general counsel for CEMEX, S.A. de C.V. (the "Issuer") and have responsibility for the legal affairs of the Issuer in connection with the First Amended and Restated Reimbursement and Credit Agreement (the "Reimbursement Agreement") dated as of the date hereof among the Issuer, Barclays Bank PLC, New York Branch, as Issuing Bank, Documentation Agent and Administrative Agent, the Lenders listed on the signature pages thereof, Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Arranger, Banc of America Securities LLC, as Joint Arranger and Syndication Agent, and CEMEX Mexico, S.A. de C.V. ("CEMEX Mexico") and Empresas Tolteca de Mexico, S.A. de C.V. ("Empresas Tolteca") as Guarantors, and the Depositary Agreement dated as of the date hereof among the Issuer, the Issuing Bank, U.S. Bank Trust National Association, as Depositary, and the Administrative Agent (the "Depositary Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Reimbursement Agreement. This opinion is being rendered to you pursuant to Section 6.01(d) of the Reimbursement Agreement. For purposes of this opinion, CEMEX Mexico and Empresas Tolteca are collectively referred to as the "Guarantors."

         In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

         (a)  the Reimbursement Agreement;
         (b)  the Dealer Agreements;
         (c)  the Depositary Agreement;
         (d) the forms of the Notes attached as Exhibit B to the Reimbursement Agreement; and
         (e)  the Commercial Paper Notes.


         In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         The opinions set forth below relate only to the laws of the United Mexican States ("Mexico") as in force as of the date hereof. Insofar as the opinions expressed below relate to matters that are governed by laws other than the laws of Mexico, I have assumed the correctness of, and have not made independent examination of matters covered by, and my opinion is in all respect subject to, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel to the Issuer and the Guarantors, and my opinions are subject to the assumptions, qualifications and limitations set forth therein.

         Upon the basis of, and subject to, the foregoing qualifications and the limitations set forth herein, I am of the opinion that:

                  1. The Issuer and the Guarantors are corporations, sociedades anonimas de capital variable, duly organized and validly existing under the laws of Mexico; the Issuer and the Guarantors have all powers and all material governmental licenses, authorizations, consents and approvals required to conduct their respective business as now conducted; the Issuer and the Guarantors have full power, authority and legal right to execute and deliver the Transaction Documents to which each of them is a party, and to perform and observe the terms and provisions thereof; and the Reimbursement Agreement, the Depositary Agreement and the Dealer Agreements have been duly executed and delivered by the Issuer and the Guarantors, as applicable, and constitute, and the Notes, when completed, executed and delivered pursuant to the Reimbursement Agreement, and the Commercial Paper Notes, when completed, executed and delivered pursuant to the Reimbursement Agreement and each Dealer Agreement, will constitute, valid and binding obligations of the Issuer and of the Guarantors, as applicable, enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by (i) concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  2. The execution, delivery and performance by the Issuer and the Guarantors of the Transaction Documents to which each of them is a party have been duly authorized by all necessary action for the Issuer and for the Guarantors, as applicable, and do not and will not violate the provisions of any applicable law, decree or regulation of Mexico (or of any political subdivision thereof) or any order of any court, regulatory body or arbitral tribunal or of their respective estatutos sociales or other governing documents of the Issuer and of the Guarantors and do not and will not result in the breach of, or constitute a default under, or require any consent under, or result in or require the imposition of any Lien on any of their respective present or future revenues or properties under, any agreement, instrument or other document to which the Issuer and each Guarantor is a party or by which the Issuer and the Guarantors or any of their respective assets may be bound or affected, except for any breach or default the occurrence of which, or any consent the failure of which to be obtained, or any Lien the imposition of which, would not have a Material Adverse Effect.

                  3. Except for the authorization for the registration of the Commercial Paper Notes with the Special Section of the Registro Nacional de Valores of the Comision Nacional Bancaria y de Valores which has been obtained, no consents, approvals, licenses or authorizations of, or filings or registrations with, any governmental body or regulatory or supervisory authority or agency (including without limitation any foreign exchange approvals or licenses relating to the repayment, purchase, sales or transfer out of Mexico of United States dollars immediately available at the place of payment) are required under applicable law, decree or regulations for the execution, delivery or performance by the Issuer and the Guarantors of the Transaction Documents to which the Issuer and each Guarantor is a party (including without limitation payment of the Notes upon acceleration of the due date thereof).

                  4. The Transaction Documents to which the Issuer and each Guarantor is a party are in proper legal form under the laws of Mexico for the enforcement thereof against the Issuer and each Guarantor, as applicable, in Mexico, and there are no fees that should be paid, and no registration, notarization or other formalities required to be accomplished, for the validity and enforceability of such Transaction Documents, provided that, in the event any legal proceedings are brought in any court of Mexico, a Spanish translation of any of such Transaction Documents prepared by a court-approved translator would have to be approved by such court after the defendant has been given an opportunity for a hearing as to the accuracy of the translation, and proceedings thereafter would be based upon such translation. The Notes in the form provided for in the Reimbursement Agreement would be construed as a "credit instrument" in Mexico and executory action (summary proceedings) would be available for the enforcement thereof except to the extent that enforcement may be limited by (i) concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  5. Any suit, action or proceeding with respect to any of the Transaction Documents to which the Issuer and/or each Guarantor is a party may be brought against, the Issuer and/or each Guarantor, as applicable, in any court of Mexico specified in such documents.

                  6. The Issuer and each Guarantor is subject to commercial law with respect to their respective obligations under the Transaction Documents to which each of them is a party, and the execution, delivery and performance by the Issuer and the Guarantors of such Transaction Documents constitute private and commercial acts rather than public or governmental acts; and neither the Issuer nor the Guarantors nor any of their respective properties is entitled to any right of immunity from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution with respect to the Issuer's and the Guarantors' respective obligations under any of such Transaction Documents.

                  7. The Issuer's and the Guarantors' submission to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City (collectively, the "New York Courts") provided for in Section 16.11 of the Reimbursement Agreement is valid and enforceable under the laws of Mexico.

                  8. The appointment of the Process Agent as the Issuer's and the Guarantors' agent for service of process in New York has been duly authorized, executed and delivered, and acceptance by the Process Agent pursuant thereto would constitute personal service upon the Issuer and the Guarantors under Mexican law.

                  9. The Issuer is permitted to make all payments of principal, interest and fees under the Reimbursement Agreement and under the Notes free and clear of and without deduction or withholding for or on account of any taxes, except that under current Mexican laws and regulations, payments of interest and fees in respect of the Reimbursement Agreement and the Notes are subject to withholding of Mexican tax at a rate of 4.9%; the Reimbursement Agreement and the Notes are not subject to any stamp or documentary tax or other similar charge imposed by any governmental agency having jurisdiction over the Issuer, including but not limited to any registration or stamp tax of Mexico or any political subdivision or taxing authority thereof or therein, in connection with the execution issuance, delivery, performance, enforcement or introduction into evidence in a court of Mexico of the Transaction Documents.

                  10. The choice of New York law to govern the Transaction Documents (except in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in another jurisdiction) brought by any holder of a Note in the Courts in the Federal District of Mexico or Monterrey, Nuevo Leon, in which event the Notes would be governed by the laws of Mexico) is, under the laws of Mexico, a valid and effective choice of law. The Notes when executed and delivered pursuant to the Reimbursement Agreement, and the Commercial Paper Notes, when executed and delivered pursuant to the Reimbursement Agreement and each Dealer Agreement, will constitute valid and binding obligations of the Issuer, under Mexican law, and none of the terms thereof violates Mexican law or public policy or international treaties binding in Mexico.

                  11. To the best of my knowledge, except for those matters previously disclosed to you in the Material Litigation Schedule to the Reimbursement Agreement, there is no action, suit or proceeding at law, or in equity or by or before any court, governmental agency or authority or arbitral tribunal now pending or threatened against or affecting the Issuer or any assets of the Issuer, which, if adversely determined, would materially and adversely affect the business, consolidated results of operations or consolidated financial condition of the Issuer, or would impair its ability to perform, or affect the validity or enforceability of, its respective obligations under the Transaction Documents to which it is a party.

                  12. The Obligations of the Issuer and each Guarantor under the Transaction Documents to which each of them is a party do rank and, under current law, will rank at least pari passu in priority of payment and in all other respects with all other unsecured and unsubordinated Debt of the Issuer and of the Guarantors, respectively.

                  13. It is not necessary under the laws of Mexico: (i) to enable any of the Administrative Agent, the Depositary, the Joint Arrangers, the Joint Book-runners, the Issuing Bank or any Lender, or the Dealers to enforce its respective rights or (ii) by reason of their enforcement, that any of them should be licensed, qualified or entitled to carry on business in Mexico. None of the Administrative Agent, the Depositary, the Joint Arrangers, the Joint Book-runners, the Issuing Bank or any Lender or the Dealers will be deemed resident, domiciled, carrying on a business or subject to taxation in Mexico solely by reason of its respective enforcement of the Reimbursement Agreement or any other Transaction Document.

                  14. Each of the Issuer's corporate Subsidiaries is a corporation validly existing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  15. A final judgment obtained against the Issuer and/or each Guarantor, as applicable and their respective assets situated in Mexico in a New York Court would be recognized and enforced by the courts of Mexico, and execution against such assets to satisfy a judgment could be obtained in Mexico, without re-examination of the issues pursuant to Articles 569 and 571 of the Mexican Federal Code of Civil Procedure and Article 1347A of the Mexican Commerce Code, which provide, inter alia, that any judgment rendered outside of Mexico may be enforced by Mexican Courts, provided that:

              (i) such judgment is obtained in compliance with (a) all legal requirements of the jurisdiction of the court rendering such judgment, (b) all legal requirements of each of the Transaction Documents, as the case may be, and (c) formalities established pursuant to applicable international treaties;

              (ii) such judgment is final, non-appealable and authenticated by the appropriate governmental authorities, and is strictly for the payment of a certain sum of money, provided that, under Mexican Monetary Law, payments that should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican Court, may be discharged in Mexican currency at a rate of exchange for such currency prevailing at the time of payment;

              (iii) the court rendering such judgment is competent to render such judgment in accordance with applicable rules under international law, and such rules are compatible with the rules adopted under the Mexican Code of Commerce;

              (iv) service of process was made personally on the Issuer, or on each Guarantor, as applicable, or on an appropriate process agent of the Issuer or of the Guarantors, as applicable;

              (v) such judgment does not contravene Mexican public policy or laws;

              (vi) the applicable procedure under the laws of Mexico with respect to the enforcement for foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

              (vii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and

              (viii) the cause of action in connection with which such judgment is rendered is not the same cause of action that is pending before a Mexican court in a proceeding in which (a) process has been duly served in accordance with Mexican law or (b) a letter rogatory has been delivered to the competent authorities in accordance with Mexican law.

         I express no opinion in connection with Section 16.14 (Judgment Currency) of the Reimbursement Agreement. It should be noted that a judgment rendered by the courts of Mexico may be expressed and enforced in a foreign currency; however, payment obligations of the Issuer arising out of an action to enforce such a judgment may be discharged in Mexico in Mexican pesos at a rate of exchange in effect at the date and place where payment is made.

         The opinions set forth herein as regards the binding nature and enforceability of the obligations of the Issuer and of the Guarantors, as applicable, under the Transaction Documents are subject to all limitations arising from concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally. I express no opinion as to any provision in the Transaction Documents which would result in modifications that would aggravate the terms and conditions of the obligations of the Issuer and of the Guarantors in the event of the filing of a petition or suit for bankruptcy (concurso mercantil), or in the event of declaration thereof, as provided by article 87 of the Mexican bankruptcy law (Ley Federal De Concursos Mercantiles).

         This letter is furnished only to you in connection with the closing under the Reimbursement Agreement and is solely for your benefit. Without my prior written consent, this letter may not be used or relied upon by, or assigned to, any other person for any purpose, except that Skadden, Arps, Slate, Meagher & Flom LLP may rely upon this opinion as to matters of the laws of Mexico in rendering their opinion in connection with the Reimbursement Agreement. This letter is not to be circulated, quoted or otherwise referred to for any other purpose without my prior written consent, except to the extent that the ability to circulate, quote or refer to this letter is necessary so that the transactions contemplated by the Transaction Documents are not treated as a "confidential transaction" within the meaning of Treasury Regulations section 1.6011-4(b)(3)d.



         Very truly yours,



         Ramiro Villarreal

                                                                   EXHIBIT I-1


                       FORM OF STAND-BY LETTER OF CREDIT

[THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. _________ IS ONE OF THE STANDBY LETTERS OF CREDIT REFERRED TO IN THE TERMS OF THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED August 8, 2003 AMONG CEMEX, S.A. DE C.V., CEMEX MEXICO S.A. DE C.V., EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., BARCLAYS BANK PLC NEW YORK BRANCH, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, BANC OF AMERICA SECURITIES LLC, AND THE SEVERAL LENDERS PARTY THERETO.]*

Date:  [_______________]

To:
[name and address of Beneficiary] (the "Beneficiary")
Attn.________________
[Telex No./ Swift No./ Facsimile No.]

Ladies and Gentlemen:

         We hereby establish our irrevocable standby letter of credit No. _________ by order of our client CEMEX, S.A. de C.V. (the "Company") in your favor for an aggregate amount not in excess of U.S.$[________________]** (as reduced from time to time in accordance with the terms of this letter of credit, the "Stated Amount") expiring on [________________]***(the "Letter of Credit").

         Drawings under this Letter of Credit are unconditionally available to you against presentation of the certificate in the form attached hereto as Annex I (each, a "Drawing Certificate") appropriately completed and purportedly signed by you. Each Drawing Certificate presented hereunder shall be dated the date of presentation and may be presented to us either in writing delivered to us at [address (in New York)] or in writing transmitted to us by facsimile telecopy at [fax number (in New York)] accompanied by the Beneficiary's letter containing (i) instructions relative to the remitting of funds to their account, and a name and (ii) a phone number of a call back party, such party being someone other than the sender of such facsimile, for verification purposes only, and (iii) a statement that the original of such Drawing Certificate and the instructions referred in (i) above are to subsequently follow by overnight delivery service to us in the address indicated herein (the "Drawing Documents").


--------
*   Optional
**  must have a minimum stated amount equal to U.S.$3,000,000.
*** must expire on the earlier of 360 days after the date of issuance or [insert date that is five business days prior to stated termination date].


         We hereby agree with you that if any Drawing Documents are presented under this Letter of Credit at or prior to 11:00 am (New York time), on a business day, and provided that such documents presented conform with the terms and conditions of this Letter of Credit, payment shall be effected by us in immediately available funds by the close of business on such business day. If any Drawing Documents are presented under this Letter of Credit after 11:00 am (New York time), on a business day, and provided that such documents conform with the terms and conditions of this Letter of Credit, payment shall be effected by us in immediately available funds on the following business day. The Beneficiary must notify such presentation of documents to the Issuing Bank upon dispatch, by calling the telephone number [________] or [________]. As used in this Letter of Credit, "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

         Partial and multiple drawings are permitted, provided however that the Stated Amount available under this Letter of Credit shall be reduced immediately following our payment of any drawing hereunder in the amount equal to the amount to such drawing. No payment hereunder shall exceed the Stated Amount.

         Upon the payment to you or to your account of the amount in respect of a drawing hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such drawing to you or any other person. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded, and we shall not be liable to you or to any other person for or in respect of any amount so paid or disbursed for any reason whatsoever, including any non-application or misapplication by you of the proceeds of such payment or disbursement.

         This letter of credit may not be assigned, except that you may by written letter of assignment to us in the form of Annex II, assign all of your rights and obligations under this Letter of Credit to any assignee identified in such certification. [This letter of credit may be transferred.]/[This Letter of Credit may not be transferred]*

         All bank charges and commissions incurred by the issuer of this Letter of Credit in connection with the issuance or administration of this Letter of Credit (including any drawing hereunder) shall be for the account of the Company.

         All payments under this Letter of Credit shall be in United States dollars, regardless of the currency in which the obligations to the Beneficiary referred to in the Drawing Certificate are denominated, in the account indicated by the Beneficiary in the Drawing Documents.

         This Letter of Credit is subject to the international standby practice, International Chamber of Commerce (ICC) publication No. 590 ("ISP98") and as to matters not addressed by the ISP98 shall be governed by and construed in accordance with the laws of the state of New York (including without limitation, Article 5 of the Uniform Commercial Code of the State of New York).

         All communication regarding this Letter of Credit should be addressed to: [Issuing bank address], attention_________, department___________. The number and the date of this letter of credit and the name of our bank must be quoted in all communications.

                                                Very truly yours,

                                                [Full name of L/C Issuing Bank]

                                                By: [authorized signatory)
                                                Name:
                                                Title:
________________________________
* Insert Appropriate Language

                                    Annex I

                ATTACHMENT TO FORM OF STAND-BY LETTER OF CREDIT
                        ISSUED BY (NAME OF ISSUING BANK)

                          FORM OF DRAWING CERTIFICATE



Date:  _______________

Ref._________________

To:
[Name of L/C Issuing Bank]
[address]
Attn.________________
[Telex No./ Swift No./ Facsimile No.]

Ladies and Gentlemen:

Reference is made to irrevocable standby letter of credit No. _______________ dated _____________ (the "Letter of Credit") issued by order and for account of ________________ (the "Company")

The undersigned, a duly authorized representative of ________________ (the "Beneficiary"), hereby certifies that:

1.       The Beneficiary is the Beneficiary of the Letter of Credit.

2. We are hereby drawing in the amount of __________ because __________ has failed to fulfill its payment obligations to ____________ in accordance with the terms of the ______________agreement between ___________ and ____________ dated as of __________. The amount being drawn does not exceed that amount which the Beneficiary is entitled to draw under the Letter of Credit.

In witness whereof, the undersigned has executed this certificate on
_____________.

Very truly yours,

[Full name of the Beneficiary]

By: [authorized signatory)
Name:
Title:

                                    Annex II

                              LETTER OF ASSIGNMENT
Date:  _______________

Ref. [The Letter of Credit]

To:
[Name of L/C Issuing Bank]
[address]
Attn.________________
[Telex No./ Swift No./ Facsimile No.]

Letter of Credit No. _______________ (the "Letter of Credit")
Issued by:

With reference to the Letter of Credit which you have issued to us, "out of the proceeds due under the Letter of Credit (or from any payment of proceeds you at any time may make under or in relation to the Letter of Credit), we hereby irrevocably authorize and direct you to pay the sum of:

Words____________________________________________ Figures____________________

To:      Name:_______________________________________________________________

         Address:____________________________________________________________

pursuant to an assignment agreement which we have entered into with them.

In the event of part payments becoming due, please give effect to these instructions by paying the Assignees named above:

o The full amount of all drawings until the sum mentioned above has been fully discharged.

o Per cent of any drawing (but all payments when added together must not exceed the amount of this assignment).

     ** Please delete and initial the instruction which does not apply.

You are hereby authorized also to communicate such information to the Assignee relating to the Letter of Credit or our performance of the conditions thereof as you may in your absolute discretion determine.

Please send to the Assignee a copy of this Notice of Assignment which is given pursuant to International chamber of Commerce (ICC) Publication No. 590 ("ISP98"), to which the above Credit is subject.


For and on behalf of


------------------------
Authorized Signature


==============================================================================
To be completed by Beneficiary's bankers:

We hereby confirm the authenticity of who is/are authorized to commit the Company to this Assignment.


                                            (Bankers)

                                                                   EXHIBIT I-2


                       FORM OF STAND-BY LETTER OF CREDIT

[THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. _________ IS ONE OF THE STANDBY LETTERS OF CREDIT REFERRED TO IN THE FIRST AMENDED AND RESTATED REIMBURSEMENT AND CREDIT AGREEMENT, DATED AUGUST 8, 2003 AMONG CEMEX, S.A. DE C.V., CEMEX MEXICO S.A. DE C.V., EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., BARCLAYS BANK PLC NEW YORK BRANCH, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, BANC OF AMERICA SECURITIES LLC, AND THE SEVERAL LENDERS PARTY THERETO.]*

Date:  [_______________]

To:
[name and address of Beneficiary]
Attn.________________
[Telex No./ Swift No./ Facsimile No.]

Ladies and Gentlemen:

         We hereby establish our irrevocable standby letter of credit No. _________ [in support of obligations of ______________]** by order of our client CEMEX, S.A. de C.V. (the "Company") in favor of you, [name of beneficiary] (the "Beneficiary") for an aggregate amount not in excess of U.S.$[ ________________]*** (as reduced from time to time in accordance with the terms of this letter of credit, the "Stated Amount") expiring on [________________]**** (the "The Letter of Credit").

         Drawings under this Letter of Credit are unconditionally available to the Beneficiary against presentation of the certificate in the form attached hereto as Annex I (each, a "Drawing Certificate") appropriately completed and purportedly signed by the Beneficiary. Each Drawing Certificate presented hereunder shall be dated the date of presentation and may be presented to us either in writing delivered to us at [address (in New York)] or in writing transmitted to us by facsimile telecopy at [fax number (in New York)].

         We hereby agree with you that if any Drawing Certificate is presented under this Letter of Credit at or prior to 11:00 am (New York time), on a Business Day, and provided that such Drawing Certificate presented conforms with the terms and conditions of this Letter of Credit, payment shall be effected by us in same day funds by the close of business on such Business Day. If any Drawing Certificate is presented under this Letter of Credit after 11:00 am (New York time), on a Business Day, and provided that such documents conform with the terms and conditions of this Letter of Credit, payment shall be effected by us in immediately available funds on the following Business Day. The Beneficiary must notify the Issuing Bank of the presentation of the Drawing Certificate by calling the telephone number [________] or [________]. As used in this Letter of Credit, "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close.

------------
*     Optional.
**    Optional.
***   must have a minimum stated amount equal to U.S.$3,000,000.
**** must expire on the earlier of 360 days after the date of issuance or [insert date that is five business days prior to stated termination date].



         Partial and multiple drawings are permitted, provided however that the Stated Amount available under this Letter of Credit shall be reduced immediately following our payment of any drawing hereunder in the amount equal to the amount to such drawing. No payment hereunder shall exceed the Stated Amount.

         Upon the payment to you or to your account of the amount in respect of a drawing hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to the amount of such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such drawing to you or any other person. By paying to you the amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded, and we shall not be liable to you or to any other person for, or in respect of any amount so paid or disbursed for any reason whatsoever, including any non-application or misapplication by you of the proceeds of such payment or disbursement.

         This Letter of Credit may not be assigned, except that you may by written assignment of proceeds to us in the form of Annex II, assign your rights and obligations under this Letter of Credit to any assignee identified in such certification. [This Letter of Credit may be transferred]/ [This Letter of Credit may not be transferred]*

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any other document, instrument or agreement, except only the Drawing Certificate; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

         All bank charges and commissions incurred by the issuer of this Letter of Credit in connection with the issuance or administration of this Letter of Credit (including any drawing hereunder) shall be the responsibility of the Company.

         All payments under this Letter of Credit shall be in United States dollars, regardless of the currency in which the obligations to the Beneficiary referred to in the Drawing Certificate are denominated, in the account indicated by the Beneficiary in the Drawing Certificate.

         This Letter of Credit is subject to the international standby practice, International Chamber of Commerce (ICC) publication No. 590 ("ISP98") and as to matters not addressed by the ISP98 shall be governed by and construed in accordance with the laws of the state of New York (including without limitation, Article 5 of the Uniform Commercial Code of the State of New York).

         All communication regarding this Letter of Credit should be addressed to: [Issuing bank address], attention_________, department___________. The number and the date of this Letter of Credit and the name of our bank must be quoted in all communications.

Very truly yours,

[Full name of L/C Issuing Bank]

By: [authorized signatory]
Name:
Title:


-------------

*   Insert Appropriate Language

                                    Annex I

                ATTACHMENT TO FORM OF STAND-BY LETTER OF CREDIT
                       ISSUED BY (NAME OF ISSUING BANK)

                          FORM OF DRAWING CERTIFICATE



Date:  _______________

Ref.  ________________

To:
[Name of L/C Issuing Bank]
[address]
Attn.________________
[Swift No./ Facsimile No.]

Ladies and Gentlemen:

Reference is made to irrevocable standby letter of credit No. _______________ dated _____________ (the "Letter of Credit") issued by order and for account of ________________ (the "Company")

The undersigned, a duly authorized representative of ________________ (the "Beneficiary"), hereby certifies that:

     1.  The Beneficiary is the Beneficiary of the Letter of Credit.

     2. We are hereby drawing in the amount of _________ because __________has failed to fulfill its [payment obligations] / [obligations]* to _____________ in accordance with the terms of the ____________ agreement between _____________ and ____________ dated as of ____________. The amount being drawn does not exceed that amount which the Beneficiary is entitled to draw under the Letter of Credit.

     3. The amount noted in paragraph 2 above should be remitted to the following location in accordance with the Letter of Credit:

                 Name of Beneficiary: [____________]
                 Department: [_____________]
                 Address: [______________]
                 Attention:  [____________]
                 Telephone: [______________]
                 Facsimile:  [_____________]
                 Wiring Instructions: [____________]

----------------
* Insert Appropriate Language




     4. If this Drawing Certificate shall be sent by facsimile, the original copy of this Drawing Certificate shall be sent immediately to the Issuing Bank via overnight mail to the following address: [address in New York]

     5. For verification purposes, the Issuing Bank may contact: [contact person of Beneficiary, such person being someone other than the sender of this Drawing Certificate via facsimile or via overnight mail].


In witness whereof, the undersigned has executed this certificate on
_____________.


Very truly yours,

[Full name of the Beneficiary]

By: [authorized signatory]
Name:
Title:

                                   Annex II

                ATTACHMENT TO FORM OF STAND-BY LETTER OF CREDIT
                       ISSUED BY (NAME OF ISSUING BANK)


                        FORM OF ASSIGNMENT OF PROCEEDS


Date:  _______________

Ref.  _________________
To:
[Name of L/C Issuing Bank]
[address]
Attn.________________
[Telex No./ Swift No./ Facsimile No.]

Letter of Credit No.____________ (the "Letter of Credit")
Issued by:

With reference to the Letter of Credit which you have issued to us, out of the proceeds due under the Letter of Credit (or from any payment of proceeds you at any time may make under or in relation to the Letter of Credit), we hereby irrevocably authorize and direct you to pay the sum of:

Words___________________________________Figures________________________

To:      Name:__________________________________________________________

         Address:________________________________________________________

Pursuant to an assignment agreement which we have entered into with them.

In the event of part payments becoming due, please give effect to these instructions by paying the Assignees named above:

o The full amount of all drawings until the sum mentioned above has been fully discharged.

o Per cent of any drawing (but all payments when added together must not exceed the amount of this assignment).

     ** Please delete and initial the instruction which does not apply.

You are hereby authorized also to communicate such information to the Assignee relating to the Letter of Credit or our performance of the conditions thereof as you may in your absolute discretion determine.

Please send to the Assignee a copy of this Notice of Assignment which is give pursuant to International Chamber of Commerce (ICC) Publication No. 590 ("ISP98"), to which the above Letter of Credit is subject.


For and on behalf of


_______________________
Authorized Signature

-------------------------------------------------------------------------------
To be completed by Beneficiary's bankers:

We hereby confirm the authenticity of ______________________ who is/are authorized to commit the Company to this Assignment.


________________________ (Bankers)